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As filed with the Securities and Exchange Commission on May 30, 2006

Registration No. 333-
333-            -01
333-            -02
333-            -03
333-            -04
333-            -05
333-            -06

333-121067

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lehman Brothers Holdings Inc.	Delaware	13-3216325
Lehman Brothers Holdings Capital Trust VII	Delaware	20-6366362
Lehman Brothers Holdings Capital Trust VIII	Delaware	20-6367811
Lehman Brothers Holdings Capital Trust IX	Delaware	20-6367828
Lehman Brothers Holdings Capital Trust X	Delaware	20-6367855
Lehman Brothers Holdings Capital Trust XI	Delaware	20-6367875
Lehman Brothers Holdings Capital Trust XII	Delaware	20-6856685
(Exact Name of Registrant as Specified in its Charter)	(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

745 Seventh Avenue
New York, New York 10019
(212) 526-7000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Thomas A. Russo, Esq.
Lehman Brothers Holdings Inc.
745 Seventh Avenue
New York, New York 10019
(212) 526-7000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies To:

Andrew R. Keller, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000	Barrett S. DiPaolo, Esq. Lehman Brothers Holdings Inc. 1301 Avenue of the Americas New York, New York 10019 (212) 526-7000

Approximate Date of Commencement of Proposed Sale of the Securities to the Public:
From time to time after the effective date of this Registration Statement, as determined by market conditions.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  / /

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  /x/

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  / /

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  / /

        If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  /x/

        If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  / /

CALCULATION OF REGISTRATION FEE
(See following page)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)(3)	Proposed Maximum Offering Price Per Unit(1)(2)(3)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(4)
Debt Securities of Lehman Brothers Holdings Inc.
Warrants of Lehman Brothers Holdings Inc.
Purchase Contracts of Lehman Brothers Holdings Inc.
Preferred Stock of Lehman Brothers Holdings Inc.
Depositary Shares of Lehman Brothers Holdings Inc. (5)
Common Stock of Lehman Brothers Holdings Inc.
Units of Lehman Brothers Holdings Inc. (6)
Preferred Securities of the Trusts (7)
Guarantees of Preferred Securities of the Trusts and certain back-up obligations (8)
(1)
Not applicable pursuant to Form S-3 General Instruction II(E). An indeterminate aggregate initial offering price or number of the securities of each identified class (the "Securities") is being registered as may from time to time be issued at indeterminate prices.

(2)
The registration statement also covers an indeterminate amount of the Securities that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of the registrants.

(3)
Includes such indeterminate amounts of Securities as may be issued upon exercise, conversion or exchange of any Securities that provide for that issuance. Also includes such indeterminate amounts of Securities as may be represented by depositary shares or issued in units. Separate consideration may or may not be received for any of these Securities.

(4)
Pursuant to Rules 456(b) and 457(r), the Registrants elect to defer payment of all of the registration fees, except for $1,064,491.37, which has already been paid with respect to $8,967,641,251 aggregate initial offering price of securities of the Registrants previously registered and remaining unissued under the Registration Statement on Form S-3 (No. 333-121067) of the Registrants. Pursuant to Rule 457(p), such unutilized filing fee may be applied to the filing fee payable pursuant to this Registration Statement.

(5)
Depositary Shares may be issued in the event that Lehman Brothers Holdings Inc. elects to offer fractional interests in the Preferred Stock registered hereby.

(6)
Each Unit will be issued under a unit agreement or indenture and will represent an interest in two or more Securities, which may or may not be separable from one another.

(7)
Debt Securities may be issued to any Trust in exchange for Preferred Stock, in which event such Debt Securities may later be distributed to the holders of Preferred Stock for no additional consideration upon a dissolution of such Trust and the distribution of the assets thereof.

(8)
Separate consideration will not be received for the Guarantees of Preferred Securities of the Trusts and certain back-up obligations. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of any such Guarantees or any other obligations.

INTRODUCTORY NOTE

        This Registration Statement contains:

  •
  a form of base prospectus for debt securities, warrants, purchase contracts, preferred stock, depositary shares, common stock and units issuable by Lehman Brothers Holdings Inc.; and

  •
  a form of base prospectus for preferred securities issuable by Lehman Brothers Holdings Capital Trust VII, Lehman Brothers Holdings Capital Trust VIII, Lehman Brothers Holdings Capital Trust IX, Lehman Brothers Holdings Capital Trust X, Lehman Brothers Holdings Capital Trust XI or Lehman Brothers Holdings Capital Trust XII, and related junior subordinated debt securities, guarantees and certain back-up obligations issuable by Lehman Brothers Holdings Inc.

        To the extent required, the information in the prospectuses, including financial information, will be updated at the time of each offering. Upon each such offering, one or more prospectus supplements to the appropriate base prospectus will be filed.

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-121067

PROSPECTUS

LEHMAN BROTHERS HOLDINGS INC.

May Offer—

DEBT SECURITIES
WARRANTS
PURCHASE CONTRACTS
PREFERRED STOCK
DEPOSITARY SHARES
COMMON STOCK
UNITS

        We, Lehman Brothers Holdings Inc., may offer from time to time:

    •
    debt securities, which may be senior or subordinated;

    •
    warrants;

    •
    purchase contracts;

    •
    preferred stock;

    •
    depositary shares representing fractional interests in preferred stock;

    •
    common stock; and

    •
    units, comprised of two or more of any of the securities referred to above, in any combination.

        The debt securities, warrants, purchase contracts and preferred stock may be convertible into or exercisable or exchangeable for, or the amount payable thereon at maturity or redemption or repurchase, or interest or dividends payable thereon, may be determined in whole or in part by reference to:

    •
    securities of one or more issuers, including us;

    •
    one or more currencies;

    •
    one or more commodities;

    •
    any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

    •
    one or more indices or baskets of the items described above.

        We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement or supplements carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or supplements.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement or supplements are truthful or complete. Any representation to the contrary is a criminal offense.

        Lehman Brothers Inc. and other affiliates of ours may use this prospectus in connection with offers and sales in market-making transactions.

LEHMAN BROTHERS

May 30, 2006

Prospectus Summary	1
General Information	6
Cautionary Statement Regarding Forward-Looking Statements	6
Use of Proceeds	7
Ratios of Earnings to Fixed Charges and of Earnings to Combined Fixed Charges and Preferred Stock Dividends	7
Description of Debt Securities	8
Description of Warrants	19
Description of Purchase Contracts	23
Description of Preferred Stock	27
Description of Depositary Shares	30
Description of Common Stock	32
Description of Units	34
Form, Exchange and Transfer	37
Book-Entry Procedures and Settlement	38
United States Federal Income Tax Consequences	40
Plan of Distribution	54
Certain ERISA Considerations	58
Where You Can Find More Information	58
Legal Matters	59
Experts	59

        You should only rely on the information contained or incorporated by reference in this prospectus and the accompanying prospectus supplement or supplements, or free writing prospectus. Any free writing prospectus should be read in connection with this prospectus and the accompanying prospectus supplement or supplements. We have not, and no underwriter, agent or dealer has, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and no underwriter, agent or dealer is, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the accompanying prospectus supplement or supplements, as well as information we have filed or will file with the Securities and Exchange Commission and incorporated by reference, is accurate as of the date of the applicable document or other date referred to in the document. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

        This summary provides a brief overview of the key aspects of our business and all material terms of the offered securities that are known as of the date of this prospectus. For a more complete understanding of the terms of a particular issuance of offered securities, before making your investment decision, you should carefully read:

  •
  this prospectus, which explains the general terms of the securities that we may offer;

  •
  the accompanying prospectus supplement or supplements for such issuance, which explain the specific terms of the securities being offered and which may update or change information in this prospectus; and

  •
  the documents referred to in "Where You Can Find More Information" on page 58 for information about us, including our financial statements.

Lehman Brothers Holdings Inc.

        Lehman Brothers Holdings Inc. ("we," "us," "our" or "Lehman Brothers Holdings") and subsidiaries (collectively, "Lehman Brothers"), an innovator in global finance, serves the financial needs of corporations, governments and municipalities, institutional clients and individuals worldwide. Lehman Brothers provides a full array of equities and fixed income sales, trading and research, investment banking services and investment management and advisory services. Lehman Brothers' global headquarters in New York and regional headquarters in London and Tokyo are complemented by offices in additional locations in North America, Europe, the Middle East, Latin America and the Asia Pacific region. Lehman Brothers, through predecessor entities, was founded in 1850.

        Lehman Brothers operates in three business segments: Investment Banking, Capital Markets and Investment Management.

        The Investment Banking business segment provides advice to corporate, institutional and government clients throughout the world on mergers, acquisitions and other financial matters. Investment Banking also raises capital for clients by underwriting public and private offerings of debt and equity securities. Investment Banking is made up of Advisory Services and Global Finance and is organized into global industry, product and geographic coverage groups. Advisory Services consists of mergers and acquisitions and restructuring. Global Finance includes underwriting, private placements, and leveraged finance associated with debt and equity products. Product groups are partnered with relationship managers in the global industry groups to provide comprehensive financial solutions for clients.

        The Capital Markets business segment includes institutional customer flow activities, prime brokerage, research, secondary-trading and financing activities in fixed income and equity products. These products include a wide range of cash, derivative, secured financing and structured instruments and investments. Lehman Brothers is a leading global market-maker in numerous equity and fixed income products, including U.S., European and Asian equities, government and agency securities, money market products, corporate high grade, high yield and emerging market securities, mortgage- and asset-backed securities, preferred stock, municipal securities, bank loans, foreign exchange, financing and derivative products. Lehman Brothers is one of the largest investment banks in terms of U.S. and pan-European listed equities trading volume and maintains a major presence in over-the-counter U.S. stocks, major Asian large capitalization stocks, warrants, convertible debentures and preferred issues. In addition, the secured financing business manages Lehman Brothers' equity and fixed income matched book activities, supplies secured financing to institutional clients and customers, and provides secured funding for Lehman Brothers' inventory of equity and fixed income products. The

Capital Markets segment also includes proprietary activities, such as investing in real estate and private equity.

        The Investment Management business segment consists of Lehman Brothers' global Private Investment Management and Asset Management businesses. Private Investment Management provides comprehensive investment, wealth advisory and capital markets execution services to high-net-worth individuals and businesses. Asset Management provides proprietary asset management products across traditional and alternative asset classes, through a variety of distribution channels, to individuals and institutions; it includes both the Neuberger Berman and Lehman Brothers Asset Management brands as well as our Private Equity business.

        Lehman Brothers Holdings Inc. was incorporated in Delaware on December 29, 1983. Our principal executive office is at 745 Seventh Avenue, New York, New York 10019, and our telephone number is (212) 526-7000.

The Securities We May Offer

        We may use this prospectus to offer an indeterminate aggregate initial offering price (or the equivalent thereof in one or more other currencies, currency units or composite currencies) or number of:

    •
    debt securities, which may be senior or subordinated;

    •
    warrants;

    •
    purchase contracts;

    •
    preferred stock;

    •
    depositary shares representing fractional interests in preferred stock;

    •
    common stock; and

    •
    units, comprised of two or more of any of the securities referred to above, in any combination.

        A prospectus supplement or supplements will describe the specific types, amounts, prices, and detailed terms and manner of offering of any of these offered securities.

        Since we are primarily a holding company, our cash flow and consequent ability to satisfy our obligations under the offered securities are dependent upon the earnings of our subsidiaries and the distribution of those earnings or loans or other payments by those subsidiaries to us. Our subsidiaries will have no obligation to pay any amount in respect of the offered securities or to make any funds available therefor. Several of our principal subsidiaries are subject to various capital adequacy requirements promulgated by the regulatory, banking and exchange authorities of the countries in which they operate and/or to capital targets established by various ratings agencies. These regulatory rules, and certain covenants contained in various debt agreements, may restrict our ability to withdraw capital from our subsidiaries by dividends, loans or other payments. Further information about these requirements and restrictions is contained or incorporated by reference in our most recent Annual Report on Form 10-K. Additionally, our ability to participate as an equity holder in any distribution of assets of any subsidiary is generally subordinate to the claims of creditors of the subsidiary.

Debt Securities

        Debt securities are our unsecured general obligations in the form of senior or subordinated debt. Subordinated debt, so designated at the time it is issued, would not be entitled to interest, principal and other payments if payments on senior debt were not made. Senior debt includes our notes and guarantees and any other debt for money borrowed, capitalized leases and deferred purchase obligations that are not subordinated.

        Debt securities may bear interest at a fixed or a floating rate and may be convertible into, or exchangeable for, or provide that the amount payable at maturity or upon redemption or repurchase, and/or the amount of interest payable on an interest payment date, will be determined in whole or in part by reference to the performance, level or value of one or more of the following:

  •
  securities of one or more issuers, including our own securities;

  •
  one or more currencies;

  •
  one or more commodities;

  •
  any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and/or

  •
  one or more indices or baskets of the items described above.

        For any particular debt securities we offer, the prospectus supplement or supplements will describe the specific designation, the aggregate principal or face amount and the purchase price; the ranking, whether senior or subordinated; the stated maturity; the redemption terms, if any; the conversion terms, if any; the rate or manner of calculating the rate and the payment dates for interest, if any; the amount or manner of calculating the amount payable at maturity and whether that amount may be paid by delivering cash, securities or other property; and any other specific terms. We will issue senior and subordinated debt under separate indentures between us and a trustee, and may issue debt securities under a unit agreement described below.

Warrants

        We may offer warrants to purchase or sell, or whose cash value is determined in whole or in part by reference to the performance, level or value of, one or more of the following:

  •
  our own securities or the securities of one or more other issuers;

  •
  one or more currencies;

  •
  one or more commodities;

  •
  any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

  •
  one or more indices or baskets of the items described above.

        For any particular warrants we offer, the prospectus supplement or supplements will describe the underlying property; the expiration date; the exercise price or the manner of determining the exercise price; the amount and kind, or the manner of determining the amount and kind, of property or cash to be delivered by you or us upon exercise; and any other specific terms. We will issue the warrants under warrant agreements between us and one or more warrant agents, and may issue warrants under a unit agreement described below.

Purchase Contracts

        We may offer purchase contracts for the purchase or sale of, or whose cash value is determined in whole or in part by reference to the performance, level or value of, one or more of the following:

  •
  securities of one or more issuers, including our own securities;

  •
  one or more currencies;

  •
  one or more commodities;

  •
  any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

  •
  one or more indices or baskets of the items described above.

        For any particular purchase contracts we offer, the prospectus supplement or supplements will describe the underlying property; the settlement date; the purchase price or manner of determining the purchase price and whether it must be paid when the purchase contract is issued or at a later date; the amount and kind, or the manner of determining the amount and kind, of property or cash to be delivered at settlement; whether the holder will pledge property to secure the performance of any obligations the holder may have under the purchase contract; and any other specific terms. We will issue prepaid purchase contracts under an indenture for debt securities described above and may issue purchase contracts under a unit agreement described below.

Preferred Stock

        We may issue preferred stock with various terms to be established by our board of directors or a committee of directors designated by the board. For any particular series of preferred stock we offer, the prospectus supplement or supplements will describe the designation; number of shares offered; dividend rights, if any; redemption provisions; rights in the event of our liquidation, dissolution or winding up; voting rights; and conversion rights.

        Generally, each series of preferred stock will rank on an equal basis with each other series of preferred stock and will rank prior to our common stock in respect of dividend and liquidation rights. The prospectus supplement or supplements will also describe how and when dividends will be paid on the series of preferred stock. We may issue preferred stock under a unit agreement described below.

Depositary Shares

        We may issue depositary shares representing fractional shares of preferred stock. Each particular series of depositary shares will be more fully described in the prospectus supplement or supplements that will accompany this prospectus. Depositary shares will be evidenced by depositary receipts and issued under a deposit agreement between us and a bank or trust company. We may issue depositary shares under a unit agreement described below.

Common Stock

        We may issue shares of our common stock. Holders of our common stock are entitled to receive dividends when, as and if declared by the board of directors. Each holder of common stock is entitled to one vote per share. The holders of our common stock have no cumulative voting or preemptive rights. Our common stock is listed on the New York Stock Exchange under the symbol "LEH". We may issue common stock under a unit agreement described below.

Units

        We may offer units, comprised of two or more of any of the securities described above in any combination. For any particular units we offer, the prospectus supplement or supplements will describe the particular securities comprising each unit; the terms, if any, on which those securities will be separable; whether the holder will pledge property to secure the performance of any obligations the holder may have under the unit; and any other specific terms of the units. We may issue the units under unit agreements between us and one or more unit agents.

Form of Securities

        We will generally issue the securities in book-entry form through one or more depositaries, such as The Depository Trust Company, Euroclear Bank or Clearstream Banking S.A., Luxembourg. Each sale of a security in book-entry form will settle in immediately available funds through the depositary, unless otherwise stated. In this prospectus, references to "holders" mean those who own securities registered in their own names, on the books that we, a trustee or an agent of ours maintains for this purpose, and not those who own beneficial interests in securities registered in street name or in securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the securities should read the section included in this prospectus entitled "Book-Entry Procedures and Settlement."

        We will issue the securities only in registered form, without coupons.

Payment Currencies

        Amounts payable in respect of the securities, including the purchase price, will be payable in U.S. dollars, unless the prospectus supplement or supplements state otherwise.

Listing

        If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement or supplements will so state. The listing or quotation of securities on an exchange or quotation system will not necessarily ensure that a liquid trading market will be available.

Tax Consequences

        This prospectus contains, and the prospectus supplement or supplements may contain, information about certain U.S. federal income tax considerations relating to the offered securities.

Market-Making by Our Affiliates

        Following the initial distribution of an offering of our securities, Lehman Brothers Inc. and other affiliates of ours or other underwriters may make a market in such securities, but they will not be obligated to do so and may discontinue any market-making at any time without notice. Such market-making by our affiliates will be subject, in the case of common stock, preferred stock and depositary shares, to obtaining any necessary approval of the New York Stock Exchange, Inc. Lehman Brothers Inc. and other affiliates of ours may act as a principal or agent in these transactions. This prospectus and the applicable prospectus supplement or supplements will also be used in connection with those transactions by Lehman Brothers Inc. or our other affiliates. Sales in any of those transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale. No assurance can be given that there will be a market for the securities.

        If you purchase securities in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale.

GENERAL INFORMATION

        Please note that in this prospectus references to Lehman Brothers Holdings, "we", "us" and "our" refer only to Lehman Brothers Holdings and not to its consolidated subsidiaries.

        Also, in this prospectus, references to "holders" mean those who own securities registered in their own names, on the books that we, the trustee or our agent maintains for this purpose, and not those who own beneficial interests in securities registered in street name or in securities issued in book-entry form through one or more depositaries. We anticipate that most of the offered securities will be issued in book-entry form only. Owners of beneficial interests in the securities should read the section entitled "Book-Entry Procedures and Settlement."

        As you read this prospectus, please remember that the specific terms of the securities as described in the prospectus supplement or supplements will supplement and, if applicable, modify or replace the general terms described in this prospectus. You should read carefully the particular terms of the securities, which will be described in more detail in the prospectus supplement or supplements. If there are differences between the prospectus supplement or supplements and this prospectus, the prospectus supplement or supplements will control. Thus, the statements made in this prospectus may not apply to the securities.

        Investing in the offered securities involves risks. You should reach a decision to purchase a security only after you have carefully reviewed the risk factors and other information in this prospectus and the applicable prospectus supplement or supplements and considered with your advisors the suitability of an investment in the security in light of your particular circumstances.

        This prospectus contains summaries of provisions of certain documents that are described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under "Where You Can Find More Information."

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        We have included or incorporated by reference in this prospectus statements that may constitute "forward-looking statements" within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements.

        Information regarding important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained in our most recent Annual Report on Form 10-K, which is incorporated in this prospectus by reference. See "Where You Can Find More Information" in this prospectus for information about how to obtain a copy of this annual report.

USE OF PROCEEDS

        Unless otherwise specified in the applicable prospectus supplement or pricing supplement, we will use the proceeds we receive from the sale of the offered securities for general corporate purposes, principally to:

  •
  fund the business of our operating units;

  •
  fund investments in, or extensions of credit or capital contributions to, our subsidiaries; and

  •
  lengthen the average maturity of liabilities, by reducing short-term liabilities or re-funding maturing indebtedness.

        We expect to incur additional indebtedness in the future to fund our businesses.

        We or our subsidiaries may also use all or some of the proceeds received from the sale of offered securities to hedge our risk under any offered securities, including by purchasing or maintaining long or short positions in the offered securities themselves and/or the securities, currencies, commodities, indices or other assets or measures to which any offered securities may be linked. Our hedging activities could have a material impact on the price or value of such securities, currencies, commodities, indices or other assets or measures.

RATIOS OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

	Year Ended November 30,
						Three Months Ended February 28, 2006
	2001	2002	2003	2004	2005
Ratio of earnings to fixed charges	1.11	1.13	1.29	1.36	1.28	1.26
Ratio of earnings to combined fixed charges and preferred stock dividends	1.10	1.11	1.26	1.34	1.27	1.26

        For purposes of calculating both ratios, earnings are the sum of:

  •
  pre-tax earnings from continuing operations and

  •
  fixed charges (excluding capitalized interest);

and fixed charges are the sum of:

  •
  interest cost, including capitalized interest, and

  •
  that portion of rent expense estimated to be representative of the interest factor.

        The preferred stock dividend amounts represent pre-tax earnings required to cover dividends on preferred stock.

DESCRIPTION OF DEBT SECURITIES

General

        The debt securities offered by this prospectus will be our unsecured obligations and will be either senior or subordinated debt. Senior debt and subordinated debt will be issued under separate indentures. We have summarized certain general terms and provisions of the indentures and the debt securities below. The summary is not complete. You should read the more detailed provisions of the applicable indenture and the form of your debt security for a complete description and for provisions that might be important to you. The indentures (including all amendments and a separate related document containing standard multiple series indenture provisions) have been filed with the SEC and are incorporated by reference in the registration statement of which this prospectus forms a part.

        A form of each debt security, reflecting the particular terms and provisions of a series of offered debt securities, has been filed with the SEC or will be filed with the SEC in connection with the offering and incorporated by reference in the registration statement of which this prospectus forms a part. You can obtain a copy of the indentures and any form of debt security that has been filed by following the directions on page 58 or by contacting the applicable indenture trustee.

        Unless otherwise provided for a particular issuance in an accompanying prospectus supplement or supplements, the trustee under the senior debt indenture will be Citibank, N.A., and the trustee under the subordinated debt indenture will be JPMorgan Chase Bank, N.A.

        Neither indenture limits the amount of debt securities that may be issued thereunder or the amount of indebtedness we or our subsidiaries can incur. The indentures provide that senior or subordinated debt securities may be issued from time to time in one or more series, with different terms. We also have the right to "reopen" a previous issue of a series of debt securities by issuing additional debt securities of such series.

Types of Debt Securities

        We may issue fixed rate debt securities, floating rate debt securities or indexed debt securities.

  Fixed and Floating Rate Debt Securities

        Fixed rate debt securities will bear interest at a fixed rate described in the prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are usually issued at a price lower than the principal amount. U.S. federal income tax consequences and other special considerations applicable to any debt securities issued by us at a discount will be described in the applicable prospectus supplement or supplements.

        Floating rate debt securities will bear interest at a floating rate per annum determined pursuant to the formula specified in the prospectus supplement or supplements. Generally, the interest rate on a floating rate debt security will be equal to an interest rate determined by reference to an interest rate index specified in the prospectus supplement or supplements plus or minus a spread, if any, and/or multiplied by a spread multiplier, if any, and may be subject to a minimum and/or maximum rate or rates in one or more interest periods.

        Upon the request of the holder of any floating rate debt security, the calculation agent will provide the interest rate then in effect for that debt security, and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent's determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

        In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the prospectus supplement or supplements. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates, and they may include our affiliates.

        Unless otherwise specified in the accompanying prospectus supplement or supplements, all percentages resulting from any interest rate calculation relating to a debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, and all amounts used in or resulting from any currency calculation relating to a debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

  Indexed Debt Securities

        We may also offer indexed debt securities, which may be fixed or floating rate debt securities or bear no interest. An indexed debt security will be convertible into, or exchangeable for, or provide that the amount payable at maturity or upon earlier redemption or repurchase, and/or the amount of interest (if any) payable on an interest payment date, will be determined in whole or in part by reference to the performance level or value of one or more of the following:

  •
  securities of one or more issuers, including our securities;

  •
  one or more currencies;

  •
  one or more commodities;

  •
  any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, which may include any credit event (as defined in the prospectus supplement) relating to any company or companies or other entity or entities (which may include a government or governmental agency) other than us; and/or

  •
  one or more indices or baskets of the items described above.

        Each instrument, measure or event described above is referred to as an "index property". If you are a holder of an indexed debt security, you may receive an amount at maturity that is greater than or less than the face amount of or the amount you paid for your debt security, depending upon the value of the applicable index property at maturity. The value of the applicable index property will fluctuate over time.

        An indexed debt security may provide either for cash settlement or for physical settlement by delivery of the index property or another property of the type listed above. An indexed debt security may also provide that the form of settlement may be determined at our option or at the holder's option. Some indexed debt securities may be convertible into or exchangeable for, at our option or the holder's option, our other securities or securities of another issuer.

        If you purchase an indexed debt security, the prospectus supplement or supplements will include information about the relevant index property, about how amounts that are to become payable will be determined by reference to the price or value of that index property and about the terms on which the security may be settled physically or in cash.

        No holder of an indexed debt security will, as such, have any rights of a holder of the index property referenced in the debt security or deliverable upon settlement, including any right to receive interest, dividends, distributions or other payments thereunder.

Information in the Prospectus Supplement

        The prospectus supplement or supplements for any offered series of debt securities will describe the following terms, as applicable:

  •
  the title;

  •
  whether senior or subordinated debt;

  •
  the total principal amount offered;

  •
  the percentage of the principal amount at which the securities will be sold and, if applicable, the method of determining the price;

  •
  the maturity date or dates;

  •
  whether the debt securities are fixed rate debt securities, floating rate debt securities or indexed debt securities;

  •
  if the debt securities are fixed rate debt securities, the yearly rate at which the debt security will bear interest, if any, and the interest payment dates;

  •
  if the debt security is an original issue discount debt security, the yield to maturity;

  •
  if the debt securities are floating rate debt securities, the interest rate basis; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates; and the day count used to calculate interest payments for any period;

  •
  the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment dates and any related record dates;

  •
  if the debt securities are indexed debt securities, the amount we will pay you at maturity or upon redemption or repurchase, the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any, and the terms on which your debt security will be convertible into or exchangeable for or payable in cash, securities or other property;

  •
  if the index property is an index or a basket of securities, a description of the index or basket of securities;

  •
  if the index property is an index, the method of providing for a substitute index or indices or otherwise determining the amount payable if any index changes or ceases to be made available by its publisher;

  •
  any securities exchange or quotation system on which the debt securities may be listed;

  •
  if other than in United States dollars, the currency or currency unit in which payment will be made;

  •
  any provisions for the payment of additional amounts for taxes;

  •
  the denominations in which the currency or currency unit of the securities will be issuable if other than denominations of $1,000 and integral multiples thereof;

  •
  the terms and conditions on which the securities may be redeemed at our option;

  •
  any obligation of ours to redeem, purchase or repay the securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

  •
  any addition to, or modification or deletion of, any event of default or any of our covenants with respect to the debt securities;

  •
  any provisions for the discharge of our obligations relating to the securities by deposit of funds or United States government obligations;

  •
  the names and duties of any co-trustees, depositaries, authenticating agents, calculation agents, paying agents, transfer agents or registrars for the debt securities;

  •
  any material provisions of the applicable indenture described in this prospectus that do not apply to the securities; and

  •
  any other specific terms of the securities and any terms required by or advisable under applicable laws or regulations.

        The terms on which a series of debt securities may be convertible into or exchangeable for other securities of ours or those of any other entity will be set forth in the prospectus supplement or supplements relating to such series. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. The terms may include provisions pursuant to which the number of other securities to be received by the holders of such series of debt securities may be adjusted in certain events.

        The debt securities will be issued only in registered form. As currently anticipated, debt securities of a series will trade in book-entry form only, and will be issued in physical (paper) form only as global notes to a depositary, as described below under "Book-Entry Procedures and Settlement." Unless otherwise provided in the accompanying prospectus supplement or supplements, debt securities denominated in United States dollars will be issued only in denominations of $1,000 and integral multiples thereof. The prospectus supplement or supplements relating to offered securities denominated in a foreign or composite currency will specify the denomination of the offered securities.

        The debt securities in global form may be presented for exchange, and debt securities other than a global security may be presented for registration of transfer, by the registered holder at the principal corporate trust office of the relevant trustee in New York City. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer.

Payment and Paying Agents

        We will pay the principal or other amount payable at maturity or redemption, premium and interest due in respect of the global notes at the principal corporate office of the relevant trustee in New York City in immediately available funds.

        If definitive notes are issued, we will make all payments of principal or any other amount payable at maturity or upon redemption or repurchase, premium and interest on the notes in accordance with wire transfer instructions given to us by any holder. All other payments on the notes will be made at the office or agency of the paying agent and registrar within the City and State of New York, unless we elect to make interest payments by check mailed to the holders at their address set forth in the register of holders. Payments in any other manner will be specified in the prospectus supplement or supplements.

Calculation Agents

        Calculations relating to floating rate debt securities and indexed debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may be an affiliate of ours, such as Lehman Brothers Inc. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change. The initial calculation agent will be identified in the prospectus supplement or supplements.

Senior Debt

        The senior debt securities will be issued under the senior debt indenture and will rank on an equal basis with all our other unsecured debt except debt that pursuant to its terms is subordinated to the senior debt securities.

Subordinated Debt

        The subordinated debt securities will be issued under the subordinated debt indenture and will rank subordinated and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our "senior debt" (as defined below). The subordinated debt indenture does not limit our ability to issue senior debt.

        If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.

        If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us, our creditors or our property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.

        Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that are declared due and payable upon an event of default under the subordinated debt indenture, holders of all senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt securities can receive any payments.

        "Senior debt" means:

  (1)
  the principal, premium, if any, and interest in respect of (A) our indebtedness for money borrowed and (B) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including the senior debt securities;

  (2)
  all our capitalized lease obligations;

  (3)
  all our obligations representing the deferred purchase price of property; and

  (4)
  all deferrals, renewals, extensions and refundings of obligations of the type referred to in clauses (1) through (3);

but senior debt does not include:

  (a)
  subordinated debt securities;

  (b)
  any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, subordinated debt securities;

  (c)
  indebtedness for goods or materials purchased in the ordinary course of business or for services obtained in the ordinary course of business or indebtedness consisting of trade payables; and

  (d)
  indebtedness that is subordinated to our obligations of the type specified in clauses (1) through (4) above.

        The effect of clause (d) is that we may not issue, assume or guarantee any indebtedness for money borrowed which is junior to the senior debt securities and senior to the subordinated debt securities.

Limitations on Liens

        The indentures provide that we will not, and will not permit any designated subsidiary to, incur, issue, assume or guarantee any indebtedness for money borrowed if such indebtedness is secured by a pledge of, lien on, or security interest in any shares of common stock of any designated subsidiary, without providing that each series of debt securities and, at our option, any other indebtedness ranking equally and ratably with such indebtedness, is secured equally and ratably with (or prior to) such other secured indebtedness. "Designated subsidiary" means any of our subsidiaries the consolidated net worth of which represents at least 5% of our consolidated net worth.

Limitations on Mergers and Sales of Assets

        The indentures provide that we will not merge or consolidate or transfer or lease all or substantially all of our assets, and another person may not transfer or lease all or substantially all of its assets to us, unless:

  •
  either (1) we are the continuing corporation, or (2) the successor corporation, if other than us, is a U.S. corporation and expressly assumes by supplemental indenture the obligations evidenced by the securities issued pursuant to the indenture and

  •
  immediately after the transaction, there would not be any default in the performance of any covenant or condition of the indenture.

        Other than the restrictions described above, the indentures do not contain any covenants or provisions that would protect holders of the debt securities in the event of a highly leveraged transaction.

Defaults

        Each indenture provides that events of default regarding any series of debt securities will be:

  •
  failure to pay required interest on any debt security of such series for 30 days;

  •
  failure to pay principal or premium, if any, on any debt security of such series when due;

  •
  failure to make any required scheduled installment payment for 30 days on debt securities of such series;

  •
  failure to perform for 90 days after notice any other covenant in the relevant indenture other than a covenant included in the relevant indenture solely for the benefit of a series of debt securities other than such series; and

  •
  certain events of bankruptcy or insolvency, whether voluntary or not.

        If an event of default regarding debt securities of any series issued under the indentures should occur and be continuing, either the trustee or the holders of 25% in the principal amount of outstanding debt securities of such series may declare each debt security of that series due and payable. Unless otherwise specified in the applicable prospectus supplement or supplements, if the principal of any original issue discount, or OID, note, other than an indexed note, is declared to be due and payable immediately as a result of the acceleration of stated maturity, the amount of principal due and payable relating to the note will be limited to the aggregate principal amount of the note multiplied by the sum, expressed as a percentage of the aggregate principal amount, of (1) its issue price plus (2) the original issue discount amortized from the date of issue to the date of declaration. Amortization will be calculated using the interest method, computed in accordance with generally accepted accounting principles in effect on the date of declaration. The amortized face amount of a note will never exceed its stated principal amount.

        We are required to file annually with the trustee a statement of an officer as to the fulfillment by us of our obligations under the indenture during the preceding year.

        No event of default regarding one series of debt securities issued under an indenture is necessarily an event of default regarding any other series of debt securities.

        Holders of a majority in principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the trustee under the indentures and to waive past defaults regarding such series.

        Before any holder of any series of debt securities may institute action for any remedy, except payment on such holder's debt security when due, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the trustee to take action. Holders must also offer and give the satisfactory security and indemnity against liabilities incurred by the trustee for taking such action.

        If an event of default occurs and is continuing regarding a series of debt securities, the trustee may use any sums that it holds under the relevant indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of such series.

Modification of the Indentures

        Under the indentures, we and the relevant trustee can enter into supplemental indentures to establish the form and terms of any new series of debt securities without obtaining the consent of any holder of debt securities. In addition, we and the trustee may amend the indenture without the consent of any holder:

  •
  to cure any ambiguity;

  •
  to correct or supplement any defective or inconsistent provision; or

  •
  to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

        We and the trustee may, with the consent of the holders of at least 66 2/3% in aggregate principal amount of the debt securities of a series, modify the applicable indenture or the rights of the holders of the securities of such series to be affected.

        No such modification may, without the consent of the holder of each security so affected:

  •
  extend the fixed maturity of any such securities;

  •
  reduce the rate or change the time of payment of interest on such securities;

  •
  reduce the principal amount of such securities or the premium, if any, on such securities;

  •
  change any of our obligations to pay additional amounts;

  •
  reduce the amount of the principal payable on acceleration of any securities issued originally at a discount;

  •
  adversely affect the right of repayment or repurchase at the option of the holder;

  •
  reduce or postpone any sinking fund or similar provision;

  •
  change the currency or currency unit in which any such securities are payable or the right of selection thereof;

  •
  impair the right to sue for the enforcement of any such payment on or after the maturity of such securities;

  •
  reduce the percentage of securities referred to above whose holders need to consent to the modification or a waiver without the consent of such holders; and

  •
  change any of our obligations to maintain an office or agency.

Defeasance

        Except as may otherwise be set forth in an accompanying prospectus supplement or supplements, after we have deposited with the trustee, cash or government securities, in trust for the benefit of the holders, sufficient to pay the principal of, premium, if any, and interest on the debt securities of such series when due, then:

  •
  if the terms of the debt securities so provide, we will be deemed to have paid and satisfied our obligations on all outstanding debt securities of such series, which is known as "defeasance and discharge"; or

  •
  we will cease to be under any obligation, other than to pay when due the principal of, premium, if any, and interest on such debt securities, relating to the debt securities of such series, which is known as "covenant defeasance".

        When there is a defeasance and discharge, (1) the applicable indenture will no longer govern the debt securities of such series, (2) we will no longer be liable for payment and (3) the holders of such debt securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, we will continue to be obligated to make payments when due if the deposited funds are not sufficient.

        For a discussion of the principal United States federal income tax consequences of covenant defeasance and defeasance and discharge, see "United States Federal Income Tax Consequences—Tax Consequences of Defeasance" below.

Payment of Additional Amounts

        If so noted in the applicable prospectus supplement or supplements for a particular issuance, we will pay to the holder of any debt security who is a "United States Alien" (as defined below) such additional amounts as may be necessary so that every net payment of principal of and interest on the debt security, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon the holder by the United States or any taxing authority thereof or therein, will not be less than the amount provided in such debt security to be then due and payable. We will not be required, however, to make any payment of additional amounts for or on account of:

  •
  any tax, assessment or other governmental charge that would not have been imposed but for (1) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary of, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation) and the United States including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor), being or having been a citizen or resident or treated as a resident of the United States or being or having been engaged in trade or business or present in the United States, or (2) the presentation of a debt security for payment after 10 days;

  •
  any estate, inheritance, gift, sales, transfer, excise, personal property or similar tax, assessment or other governmental charge;

  •
  any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as a passive foreign investment company, a controlled foreign corporation, a personal holding company or foreign personal holding company with respect to the United States, or as a corporation which accumulates earnings to avoid United States federal income tax;

  •
  any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of principal of, or interest on, such debt security;

  •
  any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of, or interest on, any debt security if such payment can be made without withholding by any other paying agent;

  •
  any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of the holder or beneficial owner of such debt security, if such compliance is required by statute or by regulation of the United States Treasury Department as a precondition to relief or exemption from such tax, assessment or other governmental charge;

  •
  any tax, assessment or other governmental charge imposed on interest received by (1) a 10% shareholder (as defined in Section 871(h)(3)(B) of the Code and the regulations that may be promulgated thereunder) of us, or (2) a controlled foreign corporation with respect to us within the meaning of the Code; or

  •
  any combinations of items identified in the bullet points above.

        In addition, we will not be required to pay any additional amounts to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security to the extent that a beneficiary or settlor with respect to such fiduciary, or a member of such partnership or a beneficial owner thereof would not have been entitled to the payment of such additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of the debt security.

        The term "United States Alien" means any corporation, partnership, individual or fiduciary that is, as to the United States, a foreign corporation, a nonresident alien individual, a nonresident fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, as to the United States, a foreign corporation, a nonresident alien individual or a nonresident fiduciary of a foreign estate or trust.

Optional Redemption, Repayment and Repurchase

        The prospectus supplement or supplements relating to each note will indicate whether a debt security will be redeemable at our option, in whole or in part. If so, the prospectus supplement or supplements will also indicate (1) the optional redemption date or dates on which the debt security may be redeemed and (2) the redemption price at which, together with accrued interest to the optional redemption date, the debt security may be redeemed on each such optional redemption date.

        Unless otherwise specified in the applicable prospectus supplement or supplements, not more than 60 nor less than 30 days prior to the date of redemption, the trustee will mail notice of redemption to the holder of the debt security. In the event of redemption of a debt security in part only, a new debt security for the unredeemed portion of the debt security will be issued to the holder of the debt security upon the cancellation of the debt security. Unless otherwise specified in the applicable prospectus supplement or supplements, if less than all of the debt securities are redeemed the trustee will select the debt securities to be redeemed by lot or by the method the trustee deems fair and appropriate.

        The prospectus supplement or supplements relating to each debt security will also indicate whether the holder of the debt security will have the option to elect repayment of the debt security by us prior to its stated maturity. If so, the prospectus supplement or supplements will specify (1) the optional repayment date or dates on which the debt security may be repaid and (2) the optional repayment price, or the method by which such price will be determined. The optional repayment price is the price at which, together with accrued interest to the optional repayment date, the debt security may be repaid at the holder's option on each such optional repayment date.

        Any tender of a debt security by the holder for repayment, except pursuant to the prescribed notice, will be irrevocable. The repayment option may be exercised by the holder of a debt security for less than the entire principal amount of the debt security, provided that the principal amount of the debt security remaining outstanding after repayment is an authorized denomination. Upon such partial repayment, the debt security will be canceled and a new debt security for the remaining principal amount will be issued in the name of the holder of the repaid debt security.

        If a debt security is represented by a global security, the nominee of The Depository Trust Company ("DTC"), a securities depository, will be the holder of the debt security and, therefore, will be the only entity that can exercise a right to repayment. In order to ensure that DTC's nominee will timely exercise a right to repayment relating to a particular debt security, the beneficial owner of the debt security must instruct the broker or other direct or indirect participant through which it holds an interest in the debt security to notify DTC of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers. Accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a debt security in order to ascertain the cut-off time by which such an instruction must be given for timely notice to be delivered to DTC.

        Unless otherwise specified in the applicable prospectus supplement or supplements, if we redeem or repay a note that is an OID note other than an indexed debt security prior to its stated maturity, then we will pay the amortized face amount of the debt security as of the date of redemption or repayment regardless of anything else stated in this prospectus.

        We may at any time purchase debt securities at any price in the open market or otherwise. Debt securities so purchased by us may, at our discretion, be held, resold or surrendered to the trustee for cancellation.

Redemption Upon a Tax Event

        If so noted in the applicable prospectus supplement or supplements for a particular issuance, the debt securities may be redeemed at our option in whole, but not in part, on not more than 60 days' and not less than 30 days' notice, at a redemption price equal to 100% of their principal amount, or such other price as may be specified in the applicable prospectus supplement or supplements, if we determine that as a result of a "change in tax law" (as defined below):

  •
  we have or will become obligated to pay additional amounts as described under the heading "—Payment of Additional Amounts" on any debt security, or

  •
  there is a substantial possibility that we will be required to pay such additional amounts.

        A "change in tax law" that would trigger the provisions of the preceding paragraph is any change in or amendment to the laws, treaties, regulations or rulings of the United States or any political subdivision or taxing authority thereof, or any proposed change in the laws, treaties, regulations or rulings, or any change in the official application, enforcement or interpretation of the laws, treaties, regulations or rulings (including a holding by a court of competent jurisdiction in the United States) or any other action (other than an action predicated on law generally known on or before the date of the applicable prospectus supplement for the particular issuance of debt securities to which this section applies except for proposals before the Congress prior to that date) taken by any taxing authority or a court of competent jurisdiction in the United States, or the official proposal of the action, whether or not the action or proposal was taken or made with respect to us.

        Prior to the publication of any notice of redemption, we shall deliver to the Trustee (1) an officers' certificate stating that we are entitled to effect the aforementioned redemption and setting forth a statement of facts showing that the conditions precedent to our right so to redeem have occurred, and (2) an opinion of counsel to such effect based on such statement of facts.

Governing Law

        Unless otherwise stated in the prospectus supplement or supplements, the debt securities and the indentures will be governed by New York law.

Concerning the Trustees

        We and certain of our subsidiaries may maintain bank accounts, borrow money and have other commercial banking, investment banking and other business relationships with the trustees and their affiliates in the ordinary course of business. The trustees or their affiliates may participate as underwriters, agents or dealers in any offering of debt securities.

DESCRIPTION OF WARRANTS

General

        We may issue warrants from time to time in such amounts and in as many distinct series as we wish. In addition we may issue a warrant separately or as part of a unit as described below in "Description of Units".

        The warrants of a series will be issued under a separate warrant agreement to be entered into between us and one or more banks or trust companies, as warrant agent, as set forth in the prospectus supplement or supplements, and, if part of a unit, may be issued under a unit agreement as described below under "Description of Units". We may add, replace or terminate warrant agents from time to time. We may also act as our own warrant agent.

        You should read the more detailed provisions of the applicable warrant agreement (and unit agreement, if applicable) and warrant certificate for a complete description and for provisions that might be important to you. A form of the warrant agreement, including a form of warrant certificate representing each warrant, reflecting the particular terms and provisions of a series of offered warrants, will be filed with the SEC in connection with the offering and incorporated by reference in the registration statement of which this prospectus forms a part. You can obtain a copy of any form of warrant agreement that has been filed by following the directions on page 58 or by contacting the applicable warrant agent.

        We may issue warrants, on terms to be determined at the time of sale, for the purchase or sale of, or whose cash value is determined in whole or in part by reference to the performance, level or value of, one or more of the following:

  •
  our securities or the securities of one or more other issuers;

  •
  one or more currencies;

  •
  one or more commodities;

  •
  any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, which may include any credit event (as defined in the applicable prospectus supplement) relating to any company or companies or other entity or entities (which may include a government or governmental agency) other than us; and/or

  •
  one or more indices or baskets of the items described above.

Each instrument, measure or event described above is referred to as a "warrant property".

        We may satisfy our obligations, if any, with respect to any warrants by delivering:

  •
  the warrant property;

  •
  the cash value (as defined in the applicable prospectus supplement) of the warrant property; or

  •
  the cash value of the warrants determined by reference to the performance, level or value of the warrant property.

        The prospectus supplement or supplements will describe what we may deliver to satisfy our obligations with respect to any warrants.

        No holder of a warrant will, as such, have any rights of a holder of the warrant property purchasable under or referenced in the warrant, including any right to receive interest, dividends, distributions or other payments thereunder. Any securities deliverable by us with respect to any warrants will be freely transferable by the holder.

        The following briefly summarizes the material provisions of the warrant agreements and the warrants that generally apply to all warrants. Most of the financial and other specific terms of your warrant will be described in the prospectus supplement or supplements.

Information in the Prospectus Supplement

        The prospectus supplement or supplements for any offered series of warrants will contain, where applicable, the following information about your warrants:

  •
  the specific designation and aggregate number of, and the price at which we will issue, the warrants;

  •
  the currency or currency unit with which the warrants may be purchased and in which any payments due to or from the holder upon exercise must be made;

  •
  the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

  •
  whether and under what circumstances the warrants may be cancelled by us prior to their expiration date, in which case the holders will be entitled to receive only the applicable cancellation amount, which may be either a fixed amount or an amount that varies during the term of the warrants in accordance with a schedule or formula;

  •
  whether the warrants are put warrants (entitling the holder to sell the warrant property or receive the cash value of the right to sell the warrant property), call warrants (entitling the holder to buy the warrant property or receive the cash value of the right to buy the warrant property), or spread warrants (entitling the holder to receive a cash value determined by reference to the amount, if any, by which a specified reference value of the warrant property at the time of exercise exceeds a specified base value of the warrant property);

  •
  the warrant property or cash value, and the amount or method for determining the amount of warrant property or cash value, deliverable upon exercise of each warrant;

  •
  the price at which and the currency with which the warrant property may be purchased or sold upon the exercise of each warrant, or the method of determining that price;

  •
  whether the exercise price may be paid in cash, by the exchange of any warrants or other securities or both, and the method of exercising the warrants;

  •
  whether the exercise of the warrants is to be settled in cash or by delivery of the warrant property or both and whether settlement will occur on a net basis or a gross basis;

  •
  the minimum number, if any, of warrants that must be exercised at any one time, other than upon automatic exercise;

  •
  the maximum number, if any, of warrants that may, subject to election by us, be exercised by all owners (or by any person or entity) on any day;

  •
  any provisions for the automatic exercise of the warrants at expiration or otherwise;

  •
  if the warrant property is an index or a basket of securities, a description of the index or basket of securities;

  •
  if the warrant property is an index, the method of providing for a substitute index or indices or otherwise determining the amount payable if any index changes or ceases to be made available by its publisher;

  •
  whether, following the occurrence of a market disruption event or force majeure event (as defined in the applicable prospectus supplement), the cash settlement value of a warrant will be determined on a different basis than under normal circumstances;

  •
  the identities of the warrant agent, any depositaries and any paying, transfer, calculation or other agents for the warrants;

  •
  any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed; and

  •
  any other terms of the warrants and any terms required by or advisable under applicable laws or regulations.

        The warrants will be issued only in registered form. As currently anticipated, warrants will trade in book-entry form only, and will be issued in physical (paper) form only as global security to a depositary, as described below under "Book-Entry Procedures and Settlement."

        The warrants in global form may be presented for exchange, and warrants other than a global security may be presented for registration of transfer, by the registered holder at the principal office of the warrant agent in New York City. Holders will not have to pay any service charge for any registration of transfer or exchange of warrants, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer.

Calculation Agents

        Calculations relating to the warrants will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may be an affiliate of ours, such as Lehman Brothers Inc. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the warrant without your consent and without notifying you of the change. The initial calculation agent will be identified in the prospectus supplement or supplements.

Modifications

        We and the warrant agent may amend the warrant agreement without the consent of any holder:

  •
  to cure any ambiguity;

  •
  to correct or supplement any defective or inconsistent provision; or

  •
  to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

        We and the relevant warrant agent also may, with the consent of the holders of at least a majority in number of the outstanding unexercised warrants affected, modify or amend the warrant agreement and the terms of the warrants.

        No such modification or amendment may, without the consent of the holders of each warrant affected:

  •
  reduce the amount receivable upon exercise, cancellation or expiration,

  •
  shorten the period of time during which the warrants may be exercised,

  •
  otherwise materially and adversely affect the exercise rights of the beneficial owners of the warrants, or

  •
  reduce the percentage of outstanding warrants whose holders must consent to modification or amendment of the applicable warrant agreement or the terms of the warrants.

Limitation on Mergers and Sales of Assets; No Restrictive Covenants or Events of Default

        Warrant agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another firm or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another firm, the successor company will succeed to and assume our obligations under the warrant agreement and the warrants. We will then be relieved of any further obligation under the warrant agreement and the warrants and, in the event of any such merger, consolidation or sale, we as the predecessor company, may at any time thereafter be dissolved, wound up or liquidated.

        Warrant Agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they provide for any events of default or remedies upon the occurrence of any events of default.

Warrant Agreements Will Not Generally be Qualified Under Trust Indenture Act

        Warrant agreements will not generally be qualified as indentures, and warrant agents will not generally be required to qualify as trustees, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement may not have the protection of the Trust Indenture Act with respect to their warrants.

Enforceability of Rights by Holders

        In the case of any warrants issued under warrant agreements that are not qualified as indentures under the Trust Indenture Act, each warrant agent will act solely as our agent in connection with the issuance and exercise of the applicable warrants and will not assume any obligation or relationship of agency or trust for or with any registered holder of or owner of a beneficial interest in any warrant. A warrant agent will not be obligated to take any action on behalf of those holders or owners to protect their rights under the warrants.

        Holders may, without the consent of the applicable warrant agent, enforce by appropriate legal action, on their own behalf, their right to exercise their warrants, to receive debt securities, in the case of debt warrants, and to receive delivery of warrant property or payment, if any, for their warrants, in the case of universal warrants.

Governing Law

        Unless otherwise stated in the prospectus supplement or supplements, the warrants and each warrant agreement will be governed by New York law.

Concerning the Warrant Agent

        We and certain of our subsidiaries may maintain bank accounts, borrow money and have other commercial banking, investment banking and other business relationships with the warrant agent and its affiliates in the ordinary course of business. The warrant agent or its affiliates may participate as underwriters, agents or dealers in any offering of warrants.

DESCRIPTION OF PURCHASE CONTRACTS

General

        We may issue purchase contracts from time to time in such amounts and in as many distinct series as we wish. In addition, we may issue a purchase contract separately or as part of a unit, as described below under "Description of Units".

        The following describes the general terms applicable to all purchase contracts. You should read the more detailed provisions of the applicable purchase contract for a complete description and for provisions that might be important to you. A form of the purchase contract reflecting the particular terms and provisions of a series of offered purchase contracts will be filed with the SEC in connection with the offering and incorporated by reference in the registration statement of which this prospectus forms a part. You can obtain a copy of any form of purchase contract when it has been filed by following the directions on page 58. Most of the financial and other specific terms of your purchase contract will be described in the prospectus supplement or supplements.

Purchase Contract Property

        We may offer purchase contracts for the purchase or sale of, or whose cash value is determined in whole or in part by reference to the performance, level or value of, one or more of the following:

  •
  securities of one or more issuers, including our securities,

  •
  one or more currencies,

  •
  one or more commodities,

  •
  any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, which may include any credit event (as defined in the applicable prospectus supplement) relating to any company or companies or other entity or entities (which may include a government or governmental agency) other than us, and/or

  •
  one or more indices or baskets of the items described above.

Each instrument, measure or event described above is referred to as a "purchase contract property".

        Each purchase contract will obligate:

  •
  the holder to purchase or sell, and us to sell or purchase, on specified dates, one or more purchase contract properties at a specified price or prices, or

  •
  the holder or us to settle the purchase contract with a cash payment determined by reference to the value, performance or level of one or more purchase contract properties, on specified dates and at a specified price or prices.

        Some purchase contracts may include multiple obligations to purchase or sell different purchase contract properties, and both we and the holder may be sellers or buyers under the same purchase contract.

        No holder of a purchase contract will, as such, have any rights of a holder of the purchase contract property purchasable under or referenced in the contract, including any right to receive interest, dividends, distributions or other payments on that property. Any securities deliverable by us with respect to any purchase contracts will be freely transferrable by the holder.

Information in the Prospectus Supplement

        The prospectus supplement or supplements may contain, where applicable, the following information about your purchase contract:

  •
  the purchase date or dates;

  •
  if other than United States dollars, the currency or currency unit in which payment will be made;

  •
  the specific designation and aggregate number of, and the price at which we will issue, the purchase contracts;

  •
  whether the purchase contract obligates the holder to purchase or sell, or both purchase and sell, one or more purchase contract properties and the nature and amount of each of those properties, or the method of determining those amounts;

  •
  the purchase contract property or cash value, and the amount or method for determining the amount of purchase contract property or cash value, deliverable pursuant to each purchase contract;

  •
  whether the purchase contract is to be prepaid or not and the governing document for the contract;

  •
  the price at which the purchase contract is settled, and whether the purchase contract is to be settled by delivery of, or by reference or linkage to the value, performance or level of, the purchase contract properties;

  •
  any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contract;

  •
  if the purchase contract property is an index, the method of providing for a substitute index or indices or otherwise determining the amount payable;

  •
  if the purchase contract property is an index or a basket of securities, a description of the index or basket of securities;

  •
  whether, following the occurrence of a market disruption event or force majeure event (as defined in the applicable prospectus supplement), the settlement delivery obligation or cash settlement value of a purchase contract will be determined on a different basis than under normal circumstances;

  •
  whether the purchase contract will be subject to a security interest in our favor as described below;

  •
  the identities of any depositaries and any paying, transfer, calculation or other agents for the purchase contracts;

  •
  any securities exchange or quotation system on which the purchase contracts or any securities deliverable in settlement of the purchase contracts may be listed; and

  •
  any other terms of the purchase contracts and any terms required by or advisable under applicable laws or regulations.

Prepaid Purchase Contracts; Applicability of Indenture

        Some purchase contracts may require the holders to satisfy their obligations under the contracts at the time the contracts are issued. Those contracts are referred to as "prepaid purchase contracts". Our obligation to settle a prepaid purchase contract on the relevant settlement date will be one of our senior debt securities or subordinated debt securities, which are described above under "Description of Debt Securities". Prepaid purchase contracts will be issued under the applicable indenture, and the provisions of that indenture will govern those contracts, including the rights and duties of the holders, the trustee and us with respect to those contracts.

Non-Prepaid Purchase Contracts; No Trust Indenture Act Protection

        Some purchase contracts do not require the holders to satisfy their obligations under the contracts until settlement. Those contracts are referred to as "non-prepaid purchase contracts". The holder of a non-prepaid purchase contract may remain obligated to perform under the contract for a substantial period of time.

        Non-prepaid purchase contracts will be issued under a unit agreement, if they are issued in units, or under some other document, if they are not. Unit agreements generally are described under "Description of Units" below. The particular governing document that applies to your non-prepaid purchase contracts will be described in the prospectus supplement or supplements.

        Non-prepaid purchase contracts will not be senior debt securities or subordinated debt securities and will not be issued under one of our indentures, unless stated otherwise in the applicable prospectus supplement or supplements. Consequently, no governing documents for non-prepaid purchase contracts will be qualified as indentures, and no third party will be required to qualify as a trustee under the Trust Indenture Act. Holders of non-prepaid purchase contracts will not have the protection of the Trust Indenture Act with respect to their contracts.

        When the holder of a unit issued under a non-prepaid unit agreement transfers the unit to a new holder, the new holder will assume the obligations of the prior holder with respect to each non-prepaid purchase contract included in the unit, and the prior holder will be released from those obligations. Under the non-prepaid unit agreement, we will consent to the transfer of the unit, to the assumption of those obligations by the new holder and to the release of the prior holder, if the transfer is made in accordance with the provisions of that agreement.

Pledge by Holders to Secure Performance

        If provided in the prospectus supplement or supplements, the holder's obligations under the purchase contract and governing document will be secured by collateral. In that case, the holder, acting through the unit agent as its attorney-in-fact, if applicable, will pledge the items described below to a collateral agent named in the prospectus supplement or supplements, which will hold them, for our benefit, as collateral to secure the holder's obligations. This is referred to as the "pledge" and all the items described below as the "pledged items". Unless otherwise provided in the applicable prospectus supplement or supplements, the pledge will create a security interest in the holder's entire interest in and to:

  •
  any other securities included in the unit, if the purchase contract is part of a unit, or any other property specified in the applicable prospectus supplement or supplements,

  •
  all additions to and substitutions for the pledged items,

  •
  all income, proceeds and collections received in respect of the pledged items, and

  •
  all powers and rights owned or acquired later with respect to the pledged items.

        The collateral agent will forward all payments from the pledged items to us, unless the payments have been released from the pledge in accordance with the purchase contract and the governing document. We will use the payments from the pledged items to satisfy the holder's obligations under the purchase contract.

Settlement of Purchase Contracts that are Part of Units

        If so provided in the prospectus supplement or supplements, the following will apply to a non-prepaid purchase contract that is issued together with any of our debt securities as part of a unit. If the holder fails to satisfy its obligations under the purchase contract, the unit agent may apply the principal and interest payments on the debt securities to satisfy those obligations as provided in the governing document. If the holder is permitted to settle its obligations by cash payment, the holder may be permitted to do so by delivering the debt securities in the unit to the unit agent as described in the applicable prospectus or prospectus supplements.

        Book-entry and other indirect owners should consult their banks or brokers for information on how to settle their purchase contracts. See "Book-Entry Procedures and Settlement."

Failure of Holder to Perform Obligations

        If the holder fails to settle its obligations under a non-prepaid purchase contract as required, the holder will not receive the purchase contract property or other consideration to be delivered at settlement. Holders that fail to make timely settlement may also be obligated to pay interest or other amounts.

Limitation on Mergers and Sales of Assets; No Restrictive Covenants or Events of Default

        Purchase contracts that are not prepaid will not restrict our ability to merge or consolidate with, or sell our assets to, another firm or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another firm, the successor company will succeed to and assume our obligations under these purchase contracts. We will then be relieved of any further obligation under these purchase contracts and, in the event of any such merger, consolidation or sale, we as the predecessor company may at any time thereafter be dissolved, wound up or liquidated.

        Purchase contracts that are not prepaid will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries. These purchase contracts also will not provide for any events of default or remedies upon the occurrence of any events of default.

Calculation Agents

        Calculations relating to purchase contracts will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may be our affiliate, such as Lehman Brothers Inc. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the purchase contract without your consent and without notifying you of the change. The initial calculation agent will be identified in the prospectus supplement or supplements.

Governing Law

        Unless stated otherwise in the prospectus supplement or supplements, the purchase contracts and any governing documents will be governed by New York law.

DESCRIPTION OF PREFERRED STOCK

        As of the date of this Prospectus, our authorized capital stock includes 38 million shares of preferred stock, par value $1.00 per share. The following briefly summarizes the general terms of our preferred stock. You should read the more detailed provisions of the certificate of designation relating to a particular series of preferred stock for a complete description and for provisions that might be important to you. The certificate of designations will be filed with the SEC in connection with the offering and incorporated by reference in the registration statement of which this prospectus forms a part. You can obtain a copy of this document by following the directions on page 58.

General

        Under our certificate of incorporation, our board of directors is empowered to authorize the issuance of shares of preferred stock in one or more classes or series. The term "our board of directors" includes any duly authorized committee of our board of directors. Prior to the issuance of any series of preferred stock, our board of directors will adopt resolutions creating and designating the series as a series of preferred stock, and the resolutions will be filed in a certificate of designation as an amendment to the certificate of incorporation. The certificate of designations will specify, and the prospectus supplement or supplements will describe:

  •
  the number of shares to be included in the series;

  •
  the designation, powers, preferences and rights of the shares of the series; and

  •
  the qualifications, limitations or restrictions of such series,

in each case, except as otherwise stated in the certificate of incorporation.

        The prospectus supplement or supplements will also describe:

  •
  the price at which we will issue the preferred stock;

  •
  any securities exchange or quotation system on which the preferred stock may be listed; and

  •
  any other terms of the preferred stock.

        The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. The board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to our officers, directors and employees and those of our subsidiaries pursuant to benefit plans or otherwise. Shares of preferred stock that we issue may have the effect of discouraging, delaying or preventing a change of control of Lehman Brothers Holdings (whether or not deemed desirable by our board of directors), may discourage bids for our common stock at a premium over market price of the common stock and may adversely affect the market price of our common stock.

        The preferred stock will be, when issued, fully paid and nonassessable. Holders of preferred stock will not have any preemptive or subscription rights to acquire more of our stock.

        We will have the right to "reopen" a previous issue of a series of preferred stock by issuing additional preferred stock of such series.

        The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement or supplements relating to such series.

Rank

        Unless otherwise specified for a particular series of preferred stock in an accompanying prospectus supplement or supplements, each series will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.

Dividends

        Holders of each series of preferred stock will be entitled to receive cash dividends, when, as and if declared by our board of directors out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement or supplements relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on our books or, if applicable, the records of the depositary referred to below under "Description of Depositary Shares," on the record dates fixed by the board of directors. Dividends on any series of preferred stock may be cumulative or non-cumulative.

        We may not declare, pay or set apart for payment dividends on the preferred stock unless full dividends on any other series of preferred stock that ranks on an equal or senior basis have been paid or sufficient funds have been set apart for payment for

  •
  all prior dividend periods of the other series of preferred stock that pay dividends on a cumulative basis; or

  •
  the immediately preceding dividend period of the other series of preferred stock that pay dividends on a noncumulative basis.

        Partial dividends declared on shares of one series of preferred stock and any other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for all such series of preferred stock.

        Similarly, we may not declare, pay or set apart for payment dividends (other than in common stock) or make other payments on our common stock or any other of our stock ranking junior to the preferred stock until full dividends on the preferred stock have been paid or set apart for payment for

  •
  all prior dividend periods if the preferred stock pays dividends on a cumulative basis; or

  •
  the immediately preceding dividend period if the preferred stock pays dividends on a noncumulative basis.

Conversion and Exchange

        The prospectus supplement or supplements for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of our common stock or other securities of ours, or the stock or securities of any other entity.

Redemption

        If so specified in the applicable prospectus supplement or supplements, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or the option of the holder thereof and/or may be subject to mandatory redemption on a specified date or dates.

        Any partial redemptions of preferred stock will be made in a way that the board of directors decides is equitable.

        Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption, and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Liquidation Preference

        Upon any voluntary or involuntary liquidation, dissolution or winding up of Lehman Brothers Holdings, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement or supplements relating to such series of preferred stock, plus an amount equal to any accrued and unpaid dividends. Such distributions will be made before any distribution is made on any securities ranking junior relating to liquidation, including common stock.

        If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of our available assets on a ratable basis in proportion to the full liquidation preferences on all such securities. Holders of such series of preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

        Neither a consolidation or merger of Lehman Brothers Holdings with or into any other corporation, nor a consolidation or merger of any other corporation with or into us, nor a sale, lease, exchange or transfer of all or part of our assets will be considered a liquidation, dissolution or winding up for this purpose.

Voting Rights

        The holders of shares of preferred stock will have no voting rights, except:

  •
  as otherwise stated in the prospectus supplement or supplements and in the certificate of designation establishing such series; or

  •
  as required by applicable law.

        Where holders of the preferred stock have no general voting rights, this means that they do not vote on matters submitted to a vote of the common stockholders. However, the holders of such preferred stock may have other special voting rights:

  •
  that apply if there is a default in paying dividends for a specified period; and

  •
  if we propose to create any class of stock having a preference as to dividends or distributions of assets over such series or alter or change the provisions of the certificate of designations or the certificate of incorporation so as to adversely affect the powers, preferences or rights of the holders of such series. Any increase in the amount of authorized common stock or other authorized preferred stock, or any increase or decrease in the number of shares of any series of preferred stock or the authorization, creation and issuance of other classes or series of common stock or other stock, in each case ranking on a parity with or junior to such series of preferred stock, will not be deemed to adversely affect such powers, preferences or special rights.

DESCRIPTION OF DEPOSITARY SHARES

        The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts. You should read the particular terms of any depositary shares and any depositary receipts that are offered by us and any deposit agreement relating to a particular series of preferred stock which will be described in more detail in a prospectus supplement or supplements.

        A copy of the form of deposit agreement, including the form of depositary receipt, is incorporated by reference as an exhibit in the registration statement of which this prospectus forms a part. You can obtain copies of these documents by following the directions on page 58.

General

        We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

        The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us having its principal office in the United States and having a combined capital and surplus of at least $50,000,000, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to the registered holder purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Dividends and Other Distributions

        The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.

        The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the preferred stock depositary determines that it is not feasible to make such distribution, it may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Redemption of Preferred Stock

        If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

        Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by such other equitable method as the preferred stock depositary may decide.

Voting Deposited Preferred Stock

        Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of such depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by such holder's depositary shares. The preferred stock depositary will endeavor, as practicable, to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

        We will agree to take all actions that the preferred stock depositary may deem necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will abstain from voting shares of any series of preferred stock held by it for which it does not receive specific instructions from the holders of depositary shares representing such shares.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters any existing right of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such depositary receipt, to consent and agree to such amendment and to be bound by the deposit agreement, which has been amended thereby. The deposit agreement may be terminated only if:

  •
  all outstanding depositary shares have been redeemed; or

  •
  a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of us.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the depositary in connection with the deposit of preferred stock and any redemption of preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

        The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary and its acceptance of such appointment. Such successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

        The preferred stock depositary will forward all reports and communications from us which are delivered to the preferred stock depositary and which we are required to furnish to the holders of the deposited preferred stock.

        Neither the preferred stock depositary nor we will be liable if it or we are prevented or delayed by law or any circumstances beyond its or our control in performing its or our obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of our and their duties thereunder, and neither we nor they will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Concerning the Depositary

        We and certain of our subsidiaries may maintain bank accounts, borrow money and have other commercial banking, investment banking and other business relationships with the depositary and its affiliates in the ordinary course of business. The depositary or its affiliates may participate as underwriters, agents or dealers in any offering of depositary shares.

DESCRIPTION OF COMMON STOCK

        As of the date of this prospectus, our authorized capital stock includes 1.2 billion shares of common stock, par value $0.10 per share. The following briefly summarizes the material terms of our common stock. You should read the more detailed provisions of our certificate of incorporation and by-laws for provisions that may be important to you. You can obtain copies of these documents by following the directions on page 58.

General

        Each holder of common stock is entitled to one vote per share for the election of directors and for all other matters to be voted on by stockholders. Except as otherwise provided by law, the holders of common stock vote as one class. Holders of common stock may not cumulate their votes in the election of directors, and are entitled to share equally in the dividends that may be declared by the board of directors, but only after payment of dividends required to be paid on outstanding shares of preferred stock.

        Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of common stock share ratably in the assets remaining after payments to creditors and provision for the preference of any preferred stock. There are no preemptive or other subscription rights, conversion rights or redemption or scheduled installment payment provisions relating to shares of common stock. All of the outstanding shares of common stock are fully paid and nonassessable. The transfer agent and registrar for the common stock is The Bank of New York. The common stock is listed on the New York Stock Exchange and the Pacific Exchange.

Delaware Law, Certificate of Incorporation and By-Law Provisions That May Have
an Antitakeover Effect

        The following discussion concerns certain provisions of Delaware law and our certificate of incorporation and by-laws that may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest, including offers or attempts that might result in a premium being paid over the market price for our shares.

        Delaware Law.    We are governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

  •
  prior to the business combination the corporation's board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or

  •
  upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the outstanding voting stock of the corporation at the time the transaction commenced, excluding for the purpose of determining the number of shares outstanding those shares owned by the corporation's officers and directors and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  at or subsequent to the time, the business combination is approved by the corporation's board of directors and authorized at an annual or special meeting of its stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of its outstanding voting stock which is not owned by the interested stockholder.

        A "business combination" includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years did own) 15% or more of the corporation's voting stock.

        Certificate of Incorporation and By-Laws.    Our certificate of incorporation provides that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting and may not be taken by written consent.

        Our by-laws provide that special meetings of stockholders may be called only by the Chairman of the Board, the Chief Executive Officer, the President in the absence or disability of the Chairman of the Board and the Chief Executive Officer, or the Secretary at the request of the board of directors. Notice of a special meeting stating the place, date and hour of the meeting and the purposes for which the meeting is called must be given between 10 and 60 days before the date of the meeting, and only business specified in the notice may come before the meeting. In addition, our by-laws provide that directors be elected by a plurality of votes cast at an annual meeting and does not include a provision for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors.

        Preferred Stock.    The issuance of preferred stock could adversely affect holders of common stock. The potential issuance of preferred stock may have the effect of discouraging, delaying or preventing a change of control of Lehman Brothers Holdings, may discourage bids for the common stock at a premium over market price of the common stock and may adversely affect the market price of the common stock.

DESCRIPTION OF UNITS

General

        We may issue units from time to time in such amounts and in as many distinct series as we wish.

        The units of a series may be issued under a separate unit agreement to be entered into between us and one or more banks or trust companies, as unit agent, as set forth in the prospectus supplement or supplements. We may add, replace or terminate unit agents from time to time. We may also choose to act as our own unit agent.

        The following describes the general terms applicable to all units. You should read the more detailed provisions of the applicable unit agreement for a complete description and for provisions that might be important to you. A form of any unit agreement, including a form of unit certificate representing each unit, reflecting the particular terms and provisions of a series of offered units will be filed with the SEC in connection with the offering and incorporated by reference in the registration statement of which this prospectus forms a part. You can obtain a copy of any form of unit agreement when it has been filed by following the directions on page 58 or by contacting the applicable unit agent. Most of the financial and other specific terms of your series will be described in the prospectus supplement or supplements.

        We may issue units comprised of two or more securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. In addition, we have the right to "reopen" a previous issue of a series of units by issuing additional units of such series. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

Information in the Prospectus Supplement

        The prospectus supplement or supplements may contain, where applicable, the following information about your units:

  •
  the designation and aggregate number of, and the price at which we will issue, the units;

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  the terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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  any provisions of the governing unit agreement that differ from those described below;

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  the identities of the unit agent, any depositaries and any paying, transfer, calculation or other agents for the units;

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  any securities exchange or quotation system on which the units and the securities separable therefrom may be listed; and

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  any other terms of the units and any other terms required by or advisable under applicable laws or regulations.

        If we issue a particular security as part of a unit, the prospectus supplement or supplements will state whether the security will be separable from the other securities in the unit before such security's settlement date.

        The applicable provisions described in this section, as well as those described under the applicable descriptions of the securities that comprise part of the units in this prospectus, will apply to each unit and to any security included in each unit, respectively.

Unit Agreements: Prepaid, Non-Prepaid and Other

        If a unit includes one or more purchase contracts, and all those purchase contracts are prepaid purchase contracts, we will issue the unit under a "prepaid unit agreement". Prepaid unit agreements will reflect the fact that the holders of the related units have no further obligations under the purchase contracts included in their units. If a unit includes one or more non-prepaid purchase contracts, we will issue the unit under a "non-prepaid unit agreement". Non-prepaid unit agreements will reflect the fact that the holders have payment or other obligations under one or more of the purchase contracts comprising their units. We may also issue units under other kinds of unit agreements, which will be described in the applicable prospectus supplement or supplements. In some cases, we may issue units under one of our indentures.

        Each holder of units issued under a non-prepaid unit agreement will:

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  be bound by the terms of each non-prepaid purchase contract included in the holder's units and by the terms of the unit agreement with respect to those contracts; and

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  appoint the unit agent as its authorized agent to execute, deliver and perform on the holder's behalf each non-prepaid purchase contract included in the holder's units.

        Any unit agreement for a unit that includes a non-prepaid purchase contract will also include provisions regarding the holder's pledge of collateral and special settlement provisions. These are described above under "Description of Purchase Contracts."

        When the holder of a unit issued under a non-prepaid unit agreement transfers the unit to a new holder, the new holder will assume the obligations of the prior holder with respect to each non-prepaid purchase contract included in the unit, and the prior holder will be released from those obligations. Under the non-prepaid unit agreement, we will consent to the transfer of the unit, to the assumption of those obligations by the new holder and to the release of the prior holder, if the transfer is made in accordance with the provisions of that agreement.

        A unit agreement may also serve as the governing document for a security included in a unit. For example, a non-prepaid purchase contract that is part of a unit may be issued under and governed by the relevant unit agreement.

Modifications

        We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

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  to cure any ambiguity,

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  to correct or supplement any defective or inconsistent provision, or

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  to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

        We and the applicable unit agent also may, with the consent of the holders of at least a majority in number of the units, modify or amend the applicable unit agreement and the terms of the unit. If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series.

        We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

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  impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right,

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  impair the right of the holder to purchase or sell, as the case may be, the purchase contract property under any non-prepaid purchase contract issued under the unit agreement, or to require delivery of or payment for that property when due, or

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  reduce the percentage of outstanding units of any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

        These provisions regarding amendments to any unit agreement also apply to changes affecting any securities issued under a unit agreement, as the governing document.

Limitation on Mergers and Sales of Assets; No Restrictive Covenants or Events of Default

        The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another firm or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another firm, the successor company will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements and, in the event of any such merger, consolidation or sale, we as the predecessor corporation may at any time thereafter be dissolved, wound up or liquidated.

        The unit agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Unit Agreements Will Not be Qualified Under the Trust Indenture Act

        No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Enforceability of Rights by Holders

        Each unit agent will act solely as our agent in connection with the units issued under that agreement and will not assume any obligation or relationship of agency or trust for or with any registered holder of or owner of a beneficial interest in any unit or of any security comprising a unit. The unit agent will not be obligated to take any action on behalf of those holders or owners to enforce or protect their rights under the units or the included securities.

        Except as indicated in the next paragraph, a holder of a unit may, without the consent of the unit agent or any other holder, enforce its rights as holder under any security included in the unit, in accordance with the terms of that security and the indenture, warrant agreement or other agreement under which that security is issued. Those terms are described elsewhere in this prospectus under the sections relating to the relevant securities.

        Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce its rights, including any right to bring a legal action, with respect to those units or any securities, other than debt securities and prepaid purchase contracts, that are included in those units. Limitations of this kind will be described in the prospectus supplement or supplements.

Governing Law

        Unless otherwise stated in the prospectus supplement or supplements, the unit agreements and the units will be governed by New York law.

Concerning the Unit Agent

        We and certain of our subsidiaries may maintain bank accounts, borrow money and have other commercial banking, investment banking and other business relationships with the unit agent and its affiliates in the ordinary course of business. The unit agent or its affiliates may participate as underwriters, agents or dealers in any offering of units.

FORM, EXCHANGE AND TRANSFER

        Securities will only be issued in registered form; no securities will be issued in bearer form. We will issue each security other than common stock in book-entry form only, unless otherwise specified in the applicable prospectus supplement or supplements. Common stock will be issued in both certificated and book-entry form, unless otherwise specified in the applicable prospectus supplement or supplements. Securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the securities represented by the global security. Those who own beneficial interests in a global security will do so through participants in the depositary's system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. Only the depositary will be entitled to transfer or exchange a security in global form, or vote, make elections or take other actions thereon, since it will be the sole holder of the security. These book-entry securities are described below under "Book-Entry Procedures and Settlement."

        If any securities are issued in non-global form or cease to be book-entry securities (in the circumstances described in the next section), the following will apply to them:

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  The securities will be issued in fully registered form in denominations stated in the prospectus supplement or supplements. Holders may exchange their securities for securities of the same series in smaller permitted denominations or combined into fewer securities of the same series of larger permitted denominations, as long as the total amount is not changed.

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  Holders may exchange, transfer, present for payment or exercise their securities at the office of the relevant trustee or agent indicated in the prospectus supplement or supplements. They may also replace lost, stolen, destroyed or mutilated securities at that office. We may appoint another entity to perform these functions or may perform them ourselves.

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  Holders will not be required to pay a service charge to transfer or exchange their securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder's proof of legal ownership. The transfer agent may also require an indemnity before replacing any securities.

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  If we have the right to redeem, accelerate or settle any securities before their maturity or expiration, and we exercise that right as to less than all those securities, we may block the transfer or exchange of those securities during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any security selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any security being partially settled.

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  If fewer than all of the securities represented by a certificate that are payable or exercisable in part are presented for payment or exercise, a new certificate will be issued for the remaining amount of securities.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

        Most offered securities will be book-entry (global) securities. Upon issuance, all book-entry securities will be represented by one or more fully registered global securities, without coupons. Each global security will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), a securities depository, and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of these securities.

        Purchasers of securities may only hold interests in the global securities through DTC if they are participants in the DTC system. Purchasers may also hold interests through a securities intermediary—banks, brokerage houses and other institutions that maintain securities accounts for customers—that has an account with DTC or its nominee. DTC will maintain accounts showing the security holdings of its participants, and these participants will in turn maintain accounts showing the security holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through various intermediaries.

        The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner's securities intermediary. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner under the terms of the securities and their governing documents. That means that we and any trustee, issuing and paying agent, registrar or other agent of ours for the securities will be entitled to treat the registered holder, DTC, as the holder of the securities for all purposes. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder's ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates and is the system through which most publicly traded securities are held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry securities.

        A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive (paper) securities only if:

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  DTC is unwilling or unable to continue as depositary for such global security and we do not appoint a qualified replacement for DTC within 90 days; or

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  we in our sole discretion decide to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

        Unless we indicate otherwise, any global security that is so exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate amount. Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions that it receives from its participants.

        In this prospectus, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC's procedures. Each sale of a book-entry security will settle in immediately available funds through DTC unless otherwise stated.

        We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Clearstream and Euroclear

        Links have been established among DTC, Clearstream Banking S.A., Luxembourg ("Clearstream Banking SA") and Euroclear Bank ("Euroclear") (two international clearing systems that perform functions similar to those that DTC performs in the U.S.), to facilitate the initial issuance of book-entry securities and cross-market transfers of book-entry securities associated with secondary market trading.

        Although DTC, Clearstream Banking SA and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform such procedures, and the procedures may be modified or discontinued at any time.

        Clearstream Banking SA and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the aggregate ownership of each of the U.S. agents of Clearstream Banking SA and Euroclear, as participants in DTC.

        When book-entry securities are to be transferred from the account of a DTC participant to the account of a Clearstream Banking SA participant or a Euroclear participant, the purchaser must send instructions to Clearstream Banking SA or Euroclear through a participant at least one business day prior to settlement. Clearstream Banking SA or Euroclear, as the case may be, will instruct its U.S. agent to receive book-entry securities against payment. After settlement, Clearstream Banking SA or Euroclear will credit its participant's account. Credit for the book-entry securities will appear on the next day (European time).

        Because settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry securities to the relevant U.S. agent acting for the benefit of Clearstream Banking SA or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

        When a Clearstream Banking SA or Euroclear participant wishes to transfer book-entry securities to a DTC participant, the seller must send instructions to Clearstream Banking SA or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream Banking SA or Euroclear will instruct its U.S. agent to transfer the book-entry securities against payment. The payment will then be reflected in the account of the Clearstream Banking SA or Euroclear participant the following day, with the proceeds back-valued to the value date (which would be the preceding day, when settlement occurs in New York). If settlement is not completed on the intended value date (i.e., the trade fails), proceeds credited to the Clearstream Banking SA or Euroclear participant's account would instead be valued as of the actual settlement date.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        In the opinion of Simpson Thacher & Bartlett LLP, our special United States tax counsel, the following discussion is an accurate summary of certain United States federal income tax consequences of the purchase, ownership and disposition of debt securities and common and preferred stock as of the date of this prospectus. Except where noted, this summary deals only with debt securities and common and preferred stock held as capital assets by United States holders and does not deal with special situations. For example, this summary does not address:

  •
  tax consequences to holders who may be subject to special tax treatment under the United States federal income tax laws, such as dealers in securities or currencies, financial institutions, tax-exempt entities, insurance companies, regulated investment companies, real estate investment trusts, persons who are investors in pass-through entities, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, or persons liable for alternative minimum tax;

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  tax consequences to persons holding debt securities or common or preferred stock as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

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  tax consequences to holders of debt securities or common or preferred stock whose "functional currency" is not the U.S. dollar;

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  certain expatriates who are holders of our debt securities or common or preferred stock;

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  alternative minimum tax consequences, if any; or

  •
  any state, local or foreign tax consequences.

        The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions as of the date of this prospectus. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed below. The discussion set forth below also assumes that all debt securities issued under this prospectus constitute debt for United States federal income tax purposes. If any debt security does not constitute debt for United States federal income tax purposes, the tax consequences of the ownership of such debt security could differ materially from the tax consequences described herein. Accordingly, if we intend to treat a debt security as other than debt for U.S. federal income tax consequences, we will disclose the relevant tax considerations in the applicable prospectus supplement or supplements. We will summarize any special United States federal tax considerations relevant to a particular issue of the debt securities, warrants, purchase contracts, common or preferred stock, or units in the applicable prospectus supplement or supplements. We will also summarize certain federal income tax consequences, if any, applicable to any offering of depositary shares in the applicable prospectus supplement or supplements.

        If a partnership holds our debt securities or common or preferred stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our debt securities, common or preferred stock, you should consult your tax advisors.

        If you are considering the purchase of debt securities or common or preferred stock, you should consult your own tax advisors concerning the federal income tax consequences to you and any consequences arising under the laws of any other taxing jurisdiction.

Debt Securities

  Consequences to United States Holders

        The following is a summary of certain United States federal income tax consequences that will generally apply to you if you are a United States holder of debt securities.

        Certain consequences to "non-United States holders" of debt securities, which are beneficial owners of notes (other than partnerships) who are not United States holders, are described under "—Consequences to Non-United States Holders" below.

        "United States holder" means a beneficial owner of a debt security that is for United States federal income tax purposes:

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  an individual citizen or resident of the United States;

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  a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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  an estate the income of which is subject to United States federal income taxation regardless of its source;

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  a trust that (x) is subject to the primary supervision of a court within the United States and the control of one or more United States persons or (y) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

  Payments of Interest

        Except as set forth below, interest on a debt security will generally be taxable to you as ordinary income from domestic sources at the time it is paid or accrued in accordance with your method of accounting for tax purposes.

  Original Issue Discount

        If you own debt securities issued with original issue discount ("OID"), you will be subject to special tax accounting rules, as described in greater detail below. In that case, you should be aware that you generally must include OID in gross income in advance of the receipt of cash attributable to that income. However, you generally will not be required to include separately in income cash payments received on the debt securities, even if denominated as interest, to the extent those payments do not constitute "qualified stated interest", as defined below. Notice will be given in the applicable prospectus supplement or supplements when we determine that a particular debt security will be an OID debt security.

        A debt security with an "issue price" that is less than the "stated redemption price at maturity" (the sum of all payments to be made on the debt security other than "qualified stated interest") generally will be issued with OID if that difference is at least 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity. The "issue price" of each debt security in a particular offering will be the first price at which a substantial amount of that particular offering is sold to the public. The term "qualified stated interest" means stated interest that is unconditionally payable in cash or in property, other than debt instruments of the issuer, and the interest to be paid meets all of the following conditions:

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  it is payable at least once per year;

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  it is payable over the entire term of the debt security; and

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  it is payable at a single fixed rate or, subject to certain conditions, based on one or more interest indices.

        We will give you notice in the applicable prospectus supplement or supplements when we determine that a particular debt security will bear interest that is not qualified stated interest.

        If you own a debt security issued with "de minimis" OID, which is discount that is not OID because it is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity, you generally must include the de minimis OID in income at the time principal payments on the debt securities are made in proportion to the amount paid. Any amount of de minimis OID that you have included in income will be treated as capital gain.

        Certain of the debt securities may contain provisions permitting them to be redeemed prior to their stated maturity at our option and/or at your option. OID debt securities containing those features may be subject to rules that differ from the general rules discussed herein. If you are considering the purchase of OID debt securities with those features, you should carefully examine the applicable prospectus supplement or supplements and should consult your own tax advisors with respect to those features since the tax consequences to you with respect to OID will depend, in part, on the particular terms and features of the debt securities.

        If you own OID debt securities with a maturity upon issuance of more than one year you generally must include OID in income in advance of the receipt of some or all of the related cash payments using the "constant yield method" described in the following paragraphs. This method takes into account the compounding of interest.

        The amount of OID that you must include in income if you are the initial United States holder of an OID debt security is the sum of the "daily portions" of OID with respect to the debt security for each day during the taxable year or portion of the taxable year in which you held that debt security ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. The "accrual period" for an OID debt security may be of any length and may vary in length over the term of the debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period is an amount equal to the excess, if any, of:

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  the debt security's "adjusted issue price" at the beginning of the accrual period multiplied by its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over

  •
  the aggregate of all qualified stated interest allocable to the accrual period.

        OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The "adjusted issue price" of a debt security at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period, determined without regard to the amortization of any acquisition or bond premium, as described below, and reduced by any payments made on the debt security (other than qualified stated interest) on or before the first day of the accrual period. Under these rules, you will generally have to include in income increasingly greater amounts of OID in successive accrual periods. We are required to provide information returns stating the amount of OID accrued on debt securities held of record by persons other than corporations and other exempt holders.

        Floating rate debt securities are subject to special OID rules. In the case of an OID debt security that is a floating rate debt security, both the "yield to maturity" and "qualified stated interest" will be determined solely for purposes of calculating the accrual of OID as though the debt security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of certain floating rate debt securities, the rate that reflects the yield to maturity that is reasonably expected for the debt security. Additional rules may apply if either:

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  the interest on a floating rate debt security is based on more than one interest index; or

  •
  the principal amount of the debt security is indexed in any manner.

        This discussion does not address the tax rules applicable to debt securities with an indexed principal amount. If you are considering the purchase of floating rate OID debt securities or securities with indexed principal amounts, you should carefully examine the applicable prospectus supplement or supplements and should consult your own tax advisors regarding the United States federal income tax consequences to you of holding and disposing of those debt securities.

        You may elect to treat all interest on any debt security as OID and calculate the amount includible in gross income under the constant yield method described above. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. You must make this election for the taxable year in which you acquired the debt security, and you may not revoke the election without the consent of the Internal Revenue Service (the "IRS"). You should consult with your own tax advisors about this election.

  Short-Term Debt Securities

        In the case of debt securities having a term of one year or less, all payments, including all stated interest, will be included in the stated redemption price at maturity and will not be qualified stated interest. As a result, you will generally be taxed on the discount instead of stated interest. The discount will be equal to the excess of the stated redemption price at maturity over the issue price of a short-term debt security, unless you elect to compute this discount using tax basis instead of issue price. In general, individual and certain other cash method United States holders of short-term debt securities are not required to include accrued discount in their income currently unless they elect to do so, but may be required to include stated interest in income as the income is received. United States holders that report income for United States federal income tax purposes on the accrual method and certain other United States holders are required to accrue discount on short-term debt securities (as ordinary income) on a straight-line basis, unless an election is made to accrue the discount according to a constant yield method based on daily compounding. If you are not required, and do not elect, to include discount in income currently, any gain you realize on the sale, exchange or retirement of a short-term debt security will generally be ordinary income to you to the extent of the discount accrued by you through the date of sale, exchange or retirement. In addition, if you do not elect to currently include accrued discount in income you may be required to defer deductions for a portion of your interest expense with respect to any indebtedness attributable to the short-term debt securities.

  Market Discount

        If you purchase a debt security, other than an OID debt security, for an amount that is less than its stated redemption price at maturity, or, in the case of an OID debt security, its adjusted issue price, the amount of the difference will be treated as "market discount" for United States federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a debt security as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the debt security at the time of its payment or disposition. In addition, you may be required to defer, until the maturity of the debt security or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the debt security. You may elect, on a debt security-by-debt security basis, to deduct the deferred interest expense in a tax year prior to the year of disposition. You should consult your own tax advisors before making this election.

        Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the debt security, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply. Your election to include market discount in income currently, once made, applies to all market discount obligations acquired by you on or after the first taxable year to which your election applies and may not be revoked without the consent of the IRS. You should consult your own tax advisor before making this election.

        The market discount rules described above do not apply to contingent payment debt securities and instead, special rates apply to a contingent payment debt security purchased for an amount that is less than its adjusted issue price. You should carefully examine the applicable prospectus supplement or supplements and should consult your own tax advisor regarding the United States federal income tax consequences of purchasing a contingent payment debt security for an amount that is less than its adjusted issue price.

  Acquisition Premium, Amortizable Bond Premium

        If you purchase an OID debt security for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the debt security after the purchase date other than payments of qualified stated interest, you will be considered to have purchased that debt security at an "acquisition premium." Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to the debt security for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

        If you purchase a debt security (including an OID debt security) for an amount in excess of the sum of all amounts payable on the debt security after the purchase date other than qualified stated interest, you will be considered to have purchased the debt security at a "premium" and, if it is an OID debt security, you will not be required to include any OID in income. You generally may elect to amortize the premium over the remaining term of the debt security on a constant yield method as an offset to interest when includible in income under your regular accounting method. In the case of instruments that provide for alternative payment schedules, bond premium is calculated by assuming that (a) you will exercise or not exercise options in a manner that maximizes your yield, and (b) we will exercise or not exercise options in a manner that minimizes your yield (except that we will be assumed to exercise call options in a manner that maximizes your yield). If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the debt security. Your election to amortize premium on a constant yield method will also apply to all debt obligations held or subsequently acquired by you on or after the first day of the first taxable year to which the election applies. You may not revoke the election without the consent of the IRS. You should consult your own tax advisor before making this election.

        The premium rates described above do not apply to contingent payment debt securities and instead, special rates apply to a contingent payment debt security purchased for an amount that is greater than its adjusted issue price. You should carefully examine the applicable prospectus supplement or supplements and should consult your own tax advisor regarding the United States federal income tax consequences of purchasing a contingent payment debt security for an amount that is greater than its adjusted issue price.

  Contingent Payment Debt Securities

        The OID regulations contain special rules for determining the timing and amount of OID to be accrued with respect to certain debt securities providing for one or more contingent payments. Under these rules, you will accrue OID each year, regardless of your usual method of accounting, based on the "comparable yield" of the debt securities. The comparable yield of the debt securities will generally be the rate at which we would issue a fixed rate nonconvertible debt instrument with no contingent payments but with terms and conditions similar to the debt securities.

        We are required to provide the comparable yield to you and, solely for tax purposes, are also required to provide a projected payment schedule that includes the actual interest payments on the debt securities and estimates the amount and timing of contingent payments on the debt securities. We will give notice in the applicable prospectus supplement or supplements when we determine that a particular debt security will be treated as contingent debt.

        The amount of OID on a contingent payment debt security for each accrual period is determined by multiplying the comparable yield of the contingent payment debt security (adjusted for the length of the accrual period) by the debt security's adjusted issue price at the beginning of the accrual period (determined in accordance with the rules set forth in the OID regulations relating to contingent payment debt instruments). The amount of OID so determined will then be allocated on a ratable basis to each day in the accrual period that you hold the contingent payment debt security.

        If the actual contingent payments made on the contingent payment debt securities in a taxable year differ from the projected contingent payments, adjustments will be made for such differences. A positive adjustment, for the amount by which an actual payment exceeds a projected contingent payment, will be treated as additional OID. A negative adjustment, for the amount by which an actual payment is less than a projected contingent payment, will:

  •
  first, reduce the amount of OID required to be accrued in the current year

  •
  second, any negative adjustments that exceed the amount of OID accrued in the current year will be treated as ordinary loss to the extent that your total prior OID inclusions exceed the total amount of net negative adjustments treated as ordinary loss in prior taxable years, and

  •
  third, any excess negative adjustments will be treated as a regular negative adjustment in the succeeding taxable year.

        Gain on the sale, exchange or retirement of a contingent payment debt security generally will be treated as ordinary income. Loss from the disposition of a contingent payment debt security will be treated as ordinary loss to the extent of your prior net interest inclusions (reduced by the total net negative adjustments previously allowed as an ordinary loss). Any loss in excess of such amount will be treated as capital loss.

        We and you will agree to treat any contingent payment debt securities as such for all United States tax purposes. You are generally bound by the comparable yield and projected payment schedule provided by us.

        For special treatment of foreign currency debt securities that are also contingent payment debt securities, see the applicable prospectus supplement or supplements.

        The rules regarding contingent payment debt securities are complex. If you are considering the purchase of debt securities providing for one or more contingent payments, you should carefully examine the applicable prospectus supplement or supplements and consult your own tax advisors regarding the United States federal income tax consequences of the holding and disposition of such debt securities.

  Sale, Exchange and Retirement of Debt Securities

        Your tax basis in a debt security will, in general, be your cost for that debt security, increased by OID, market discount or any discount with respect to a short-term debt security that you previously included in income, and reduced by any amortized premium and any cash payments on the debt security other than qualified stated interest. Upon the sale, exchange, retirement or other disposition of a debt security, you will recognize gain or loss equal to the difference between the amount you realize upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued qualified stated interest that you did not previously include in income, which will be taxable as such) and the adjusted tax basis of the debt security. Except as described above with respect to certain short-term debt securities or with respect to market discount, with respect to gain or loss attributable to changes in exchange rates as described below with respect to foreign currency debt securities or with respect to contingent payment debt securities, that gain or loss will be capital gain or loss. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

  Tax Consequences of Defeasance

        We may discharge our obligations under the debt securities as more fully described under "Description of Debt Securities—Defeasance" above. Such a discharge would generally for United States federal income tax purposes constitute the retirement of the debt securities and the issuance of new obligations. As a result, you would realize gain or loss (if any) on this exchange, which would be recognized subject to certain possible exceptions. Furthermore, following discharge, the debt securities might be subject to withholding, backup withholding and/or information reporting and might be issued with OID.

        Even though federal income tax on the deemed exchange may be imposed on you, you would not receive any cash until the maturity or an earlier redemption of the debt securities, except for any current interest payments.

        Any gain realized would generally not be taxable to non-United States holders under the circumstances outlined below under "—Consequences to Non-United States Holders—United States Federal Income Tax."

        Under current federal income tax law, a covenant defeasance generally would not be treated as a taxable exchange of the debt securities. You should consult your own tax advisor as to the tax consequences of a defeasance and discharge and a covenant defeasance, including the applicability and effect of tax laws other than the federal income tax law.

  Extendible Debt Securities, Renewable Debt Securities and Reset Debt Securities

        If so specified in an applicable prospectus supplement or supplements relating to a debt security, we or you may have the option to extend the maturity of a debt security. In addition, we may have the option to reset the interest rate, the spread or the spread multiplier.

        The United States federal income tax treatment of a debt security with respect to which such an option has been exercised is unclear and will depend, in part, on the terms established for such debt securities by us pursuant to the exercise of the option. You may be treated for federal income tax purposes as having exchanged your debt securities for new debt securities with revised terms. If this is the case, you would realize gain or loss equal to the difference between the issue price of the new debt securities and your tax basis in the old debt securities, and the other consequences described above under "—Tax Consequences of Defeasance" would also apply.

        If the exercise of the option is not treated as an exchange of old debt securities for new debt securities, you will not recognize gain or loss as a result of such exchange.

        Original Issue Discount.    The presence of such options may also affect the calculation of OID, among other things. Solely for purposes of the accrual of OID, if we issue a debt security and have an option or combination of options to extend the term of the debt security, we will be presumed to exercise such option or options in a manner that minimizes the yield on the debt security. Conversely, if you are treated as having a put option, such an option will be presumed to be exercised in a manner that maximizes the yield on the debt security. If we exercise such option or options to extend the term of the debt security, or your option to put does not occur (contrary to the assumptions made), then solely for purposes of the accrual of OID, the debt security will be treated as reissued on the date of the change in circumstances for an amount equal to its adjusted issue price on the date.

        You should carefully examine the applicable prospectus supplement or supplements and should consult your own tax advisor regarding the United States federal income tax consequences of the holding and disposition of such debt securities.

  Foreign Currency Debt Securities

        Payments of Interest.    If you receive interest payments made in a foreign currency and you use the cash basis method of accounting, you will be required to include in income the U.S. dollar value of the amount received, determined by translating the foreign currency received at the "spot rate" for such foreign currency on the date such payment is received regardless of whether the payment is in fact converted into U.S. dollars. You will not recognize exchange gain or loss with respect to the receipt of such payment.

        If you use the accrual method of accounting, you may determine the amount of income recognized with respect to such interest in accordance with either of two methods. Under the first method, you will be required to include in income for each taxable year the U.S. dollar value of the interest that has accrued during such year, determined by translating such interest at the average rate of exchange for the period or periods during which such interest accrued. Under the second method, you may elect to translate interest income at the spot rate on:

  •
  the last day of the accrual period,

  •
  the last day of the taxable year if the accrual period straddles your taxable year, or

  •
  on the date the interest payment is received if such date is within five days of the end of the accrual period.

        Upon receipt of an interest payment on such debt security (including, upon the sale of such debt security, the receipt of proceeds which include amounts attributable to accrued interest previously included in income), you will recognize ordinary gain or loss in an amount equal to the difference between the U.S. dollar value of such payment (determined by translating the foreign currency received at the "spot rate" for such foreign currency on the date such payment is received) and the U.S. dollar value of the interest income you previously included in income with respect to such payment.

        This discussion does not address the tax consequences of owning foreign currency debt securities that are also contingent payment debt instruments. If you are considering the purchase of such securities, you should carefully examine the applicable prospectus supplement or supplements and should consult your own tax advisors regarding the United States federal income tax consequences of the holding and disposition of such debt securities.

        Original Issue Discount.    OID on a debt security that is also a foreign currency debt security will be determined for any accrual period in the applicable foreign currency and then translated into U.S. dollars, in the same manner as interest income accrued by a holder on the accrual basis, as described above. You will recognize exchange gain or loss when OID is paid (including, upon the sale of such debt security, the receipt of proceeds which include amounts attributable to OID previously included in income) to the extent of the difference between the U.S. dollar value of the accrued OID (determined in the same manner as for accrued interest) and the U.S. dollar value of such payment (determined by translating the foreign currency received at the spot rate for such foreign currency on the date such payment is received). For these purposes, all receipts on a debt security will be viewed:

  •
  first, as the receipt of any stated interest payments called for under the terms of the debt security,

  •
  second, as receipts of previously accrued OID (to the extent thereof), with payments considered made for the earliest accrual periods first, and

  •
  third, as the receipt of principal.

        Market Discount and Bond Premium.    The amount of market discount on foreign currency debt securities includible in income will generally be determined by translating the market discount determined in the foreign currency into U.S. dollars at the spot rate on the date the foreign currency debt security is retired or otherwise disposed of. If you have elected to accrue market discount currently, then the amount which accrues is determined in the foreign currency and then translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period. You will recognize exchange gain or loss with respect to market discount which is accrued currently using the approach applicable to the accrual of interest income as described above.

        Bond premium on a foreign currency debt security will be computed in the applicable foreign currency. If you have elected to amortize the premium, the amortizable bond premium will reduce interest income in the applicable foreign currency. At the time bond premium is amortized, exchange gain or loss, which is generally ordinary gain or loss, will be realized based on the difference between spot rates at such time and the time of acquisition of the foreign currency debt security.

        If you elect not to amortize bond premium, you must translate the bond premium computed in the foreign currency into U.S. dollars at the spot rate on the maturity date and such bond premium will constitute a capital loss which may be offset or eliminated by exchange gain.

        Sale, Exchange or Retirement.    Upon the sale, exchange, retirement or other taxable disposition of a foreign currency debt security, you will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued and unpaid interest, which will be treated as a payment of interest for federal income tax purposes) and your adjusted tax basis in the foreign currency debt security. Your initial tax basis in a foreign currency debt security generally will be your U.S. dollar cost. If you purchased a foreign currency debt security with foreign currency, your cost generally will be the U.S. dollar value of the foreign currency amount paid for such foreign currency debt security determined at the time of such purchase. If your foreign currency debt security is sold, exchanged or retired for an amount denominated in foreign currency, then your amount realized generally will be based on the spot rate of the foreign currency on the date of sale, exchange or retirement. If you are a cash method taxpayer and the foreign currency debt securities are traded on an established securities market, foreign currency paid or received is translated into U.S. dollars at the spot rate on the settlement date of the purchase or sale. An accrual method taxpayer may elect the same treatment with respect to the purchase and sale of foreign currency debt securities traded on an established securities market, provided that the election is applied consistently.

        Subject to the foreign currency rules discussed below, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange, retirement or other disposition, the foreign currency debt security has been held for more than one year. Capital gains of individuals derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Gain or loss realized by you on the sale, exchange or retirement of a foreign currency debt security would generally be treated as U.S. source gain or loss.

        A portion of your gain or loss with respect to the principal amount of a foreign currency debt security may be treated as exchange gain or loss. Exchange gain or loss will be treated as ordinary income or loss and generally will be U.S. source gain or loss. For these purposes, the principal amount of the foreign currency debt security is your purchase price for the foreign currency debt security calculated in the foreign currency on the date of purchase, and the amount of exchange gain or loss recognized is equal to the difference between (i) the U.S. dollar value of the principal amount determined on the date of the sale, exchange, retirement or other disposition of the foreign currency debt security and (ii) the U.S. dollar value of the principal amount determined on the date you purchased the foreign currency debt security. The amount of exchange gain or loss will be limited to the amount of overall gain or loss realized on the disposition of the foreign currency debt security.

        Exchange Gain or Loss with Respect to Foreign Currency.    Your tax basis in the foreign currency received as interest on a foreign currency debt security will be the U.S. dollar value thereof at the spot rate in effect on the date the foreign currency is received. Your tax basis in foreign currency received on the sale, exchange or retirement of a foreign currency debt security will be equal to the U.S. dollar value of the foreign currency, determined at the time of the sale, exchange or retirement. As discussed above, if the foreign currency debt securities are traded on an established securities market, a cash basis United States holder (or, upon election, an accrual basis United States holder) will determine the U.S. dollar value of the foreign currency by translating the foreign currency received at the spot rate of exchange on the settlement date of the sale, exchange or retirement. Accordingly, your basis in the foreign currency received would be equal to the spot rate of exchange on the settlement date.

        Any gain or loss recognized by you on a sale, exchange or other disposition of the foreign currency will be ordinary income or loss and generally will be United States source gain or loss.

        Reportable Transactions.    Treasury regulations issued under the Code meant to require the reporting of certain tax shelter transactions could be interpreted to cover transactions generally not regarded as tax shelters, including certain foreign currency transactions. Under the Treasury regulations, certain transactions are required to be reported to the IRS, including, in certain circumstances, a sale, exchange, retirement or other taxable disposition of a foreign currency debt security to the extent that such sale, exchange, retirement or other taxable disposition results in a tax loss in excess of a threshold amount. If you are considering the purchase of a foreign currency debt security, you should consult with your own tax advisors to determine the tax return obligations, if any, with respect to an investment in the debt securities, including any requirement to file IRS Form 8886 (Reportable Transaction Disclosure Statement).

  Consequences to Non-United States Holders

        The following is a summary of certain United States federal income and estate tax consequences that will apply to you if you are a non-United States holder of debt securities.

        Special rules may apply to some non-United States holders, such as "controlled foreign corporations" and "passive foreign investment companies," that are subject to special treatment under the Code. These entities should consult their own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

        United States Federal Withholding Tax.    The 30% United States federal withholding tax will not apply to any payment of principal and, under the "portfolio interest" rule, interest, including OID, on debt securities provided that:

  •
  interest paid on the debt securities is not effectively connected with your conduct of a trade or business in the United States;

  •
  you do not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable United States Treasury regulations;

  •
  you are not a controlled foreign corporation that is related to us through stock ownership;

  •
  you are not a bank whose receipt of interest on the debt securities is described in section 881(c)(3)(A) of the Code;

  •
  the interest is not considered contingent interest under section 871(h)(4)(A) of the Code and the United States Treasury regulations thereunder; and

  •
  in the case of debt securities in registered form, either (a) you provide your name and address on an IRS Form W-8BEN (or other applicable form), and certify, under penalty of perjury, that you are not a United States person or (b) you hold your debt securities through certain foreign intermediaries, and you satisfy the certification requirements of applicable United States Treasury regulations.

        Special certification rules apply to certain non-United States holders that are pass-through entities rather than corporations or individuals. If you cannot satisfy the requirements described above, payments of premium, if any, and interest, including OID, made to you will be subject to the 30% United States federal withholding tax, unless you provide us with a properly executed

  •
  IRS Form W-8BEN (or other applicable form) claiming an exemption from, or reduction in, withholding under the benefit of an applicable income tax treaty; or

  •
  IRS Form W-8ECI (or other applicable form) stating that interest paid on the debt securities is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States as discussed below under "—United States Federal Income Tax").

        Except as discussed below, the 30% United States federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement or other disposition of debt securities.

        United States Federal Income Tax.    If you are engaged in a trade or business in the United States and premium, if any, or interest, including OID, on the debt securities is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), then you will be subject to United States federal income tax on that premium and interest, including OID, on a net income basis (although you will be exempt from the 30% United States federal withholding tax, provided the certification requirements discussed above in "—United States Federal Withholding Tax" are satisfied) in the same manner as if you were a United States holder. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of your earnings and profits for the taxable year, subject to adjustments. For this purpose, any premium and interest, including OID, on debt securities will be included in your earnings and profits.

        You will generally not be subject to United States federal income tax on the disposition of a debt security unless:

  •
  the gain is effectively connected with your conduct of a trade or business in the United States and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment; or

  •
  you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

        United States Federal Estate Tax.    Your estate will not be subject to United States federal estate tax on debt securities beneficially owned by you at the time of your death, provided that any payment to you on the debt securities, including OID, would be eligible for exemption from the 30% United States federal withholding tax under the "portfolio interest" rule described above under "—United States Federal Withholding Tax," without regard to the statement requirement described in the sixth bullet point of that section.

  Information Reporting and Backup Withholding

        United States Holders.    In general, information reporting requirements will apply to certain payments of principal, interest, OID and premium paid on debt securities and to the proceeds of sale of a debt security made to you (unless you are an exempt recipient such as a corporation). A backup withholding tax may apply to such payments if you fail to provide a taxpayer identification number, or a certification of exempt status, or if you fail to report in full dividend and interest income.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

        Non-United States Holders.    Generally, we must report to the IRS and to you the amount of interest (including OID) on the debt securities paid to you and the amount of tax, if any, withheld with respect to those payments if the debt securities are in registered form. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

        In the case of debt securities in bearer form, in general, no information reporting or backup withholding will be required with respect to payments we make outside the United States to non-United States holders. In the case of debt securities in registered form, in general, you will not be subject to backup withholding with respect to payments on the debt securities that we make to you provided that we do not have actual knowledge or reason to know that you are a United States person, as defined under the Code, and we have received from you the statement described above in the sixth bullet point under "—United States Federal Withholding Tax."

        In addition, no information reporting or backup withholding will be required regarding the proceeds of the sale of a debt security made within the United States or conducted through certain United States related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge or reason to know that you are a United States person, as defined under the Code, or you otherwise establish an exemption.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

Common and Preferred Stock

  Consequences to United States Holders

        The consequences of the purchase, ownership or disposition of our stock depend on a number of factors including:

  •
  the terms of the stock;

  •
  any put or call option or redemption provisions with respect to the stock;

  •
  any conversion or exchange features with respect to the stock; and

  •
  the price at which the stock is sold.

        United States holders should carefully examine the applicable prospectus supplement or supplements regarding the material United States federal income tax consequences, if any, of the holding and disposition of stock with such terms.

  Consequences to Non-United States Holders

        The following is a summary of certain United States federal tax consequences that will apply to you if you are a non-United States holder of common or preferred stock.

        Special rules may apply to some non-United States holders, such as "controlled foreign corporations," "passive foreign investment companies" and that are subject to special treatment under the Code. These entities should consult their own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

        Dividends.    In general, dividends paid to you (including any deemed dividends that may arise from the excess of the redemption price over the issue price or certain adjustments to the conversion ratio of convertible instruments) will be subject to withholding of United States federal income tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty. However, dividends that are effectively connected with your conduct of a trade or business within the United States and, where a tax treaty applies, are attributable to a United States permanent establishment, are not subject to the withholding tax. Instead, these dividends are subject to United States federal income tax on a net income basis at applicable graduated individual or corporate rates. You must comply with certification and disclosure requirements in order for effectively connected income to be exempt from withholding. If you are a foreign corporation, any effectively connected dividends you receive may also be subject to an additional branch profits tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty.

        A non-United States holder of common or preferred stock who wishes to claim the benefit of an applicable treaty rate, and avoid backup withholding as discussed below, will be required to (a) complete Internal Revenue Service Form W-8BEN (or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Code or (b) if our common stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable United States Treasury regulations. Special rules apply to claims for treaty benefits made by non-United States persons that are entities rather than individuals and to beneficial owners of dividends paid to entities in which such beneficial owners are interest holders.

        If you are eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

        Gain on Disposition of Common or Preferred Stock.    You generally will not be subject to United States federal income tax with respect to gain realized on a sale or other disposition of common or preferred stock unless:

  •
  the gain is effectively connected with your conduct of a trade or business in the United States, and, where a tax treaty applies, is attributable to a United States permanent establishment;

  •
  you are an individual holding the common or preferred stock as a capital asset, and are present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions are met; or

  •
  we are or have been a "United States real property holding corporation" for United States federal income tax purposes.

        If you are an individual non-United States holder described in the first bullet point above, you will be subject to United States federal income tax on the net gain derived from the sale under regular graduated United States federal income tax rates. If you are an individual non-United States holder described in the second bullet point above, you will be subject to a flat 30% United States federal income tax on the gain derived from the sale, which may be offset by United States source capital losses, even though you are not considered a resident of the United States. If you are a non-United States holder that is a foreign corporation and you are described in the first bullet point above, you will be subject to tax on your gain under regular graduated United States federal income tax rates and, in addition, may be subject to a branch profits tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty.

        We believe that we are not currently and do not anticipate becoming a "United States real property holding corporation" for United States federal income tax purposes. We will give you notice in an applicable prospectus supplement if we determine that we are or have been a "United States real property holding corporation" for United States federal income tax purposes.

        Federal Estate Tax.    If you are an individual, common or preferred stock held by you at the time of your death will be included in your gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

        Information Reporting and Backup Withholding.    We will be required to report annually to the IRS and to you the amount of dividends paid to you and the tax withheld from dividend payments made to you, regardless of whether withholding was required. We may make available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty copies of the information returns reporting the dividends and withholding.

        Backup withholding generally will apply to dividends paid to you unless you certify under penalty of perjury that you are a non-U.S. holder, and we do not have actual knowledge or reason to know that you are a United States person as defined under the Code, or you otherwise establish an exemption.

        Information reporting and, depending on the circumstances, backup withholding will apply to the payment of the proceeds of a sale of the common or preferred stock to you within the United States or conducted through certain United States-related financial intermediaries, unless (1)(a) you certify under penalties of perjury that you are a non-United States holder and (b) the payor does not have actual knowledge or reason to know that you are a United States person or (2) you otherwise establish an exemption.

        Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against your United States federal income tax liability provided the required information is provided to the IRS.

Other Securities

        If you are considering the purchase of warrants, purchase contracts, depositary shares or units, you should carefully examine the applicable prospectus supplement or supplements regarding the special United States federal income tax consequences, if any, of the holding and disposition of such securities including any tax considerations relating to the specific terms of such securities.

PLAN OF DISTRIBUTION

        We may offer the offered securities in one or more of the following ways from time to time:

•
to or through underwriters or dealers;

•
by ourselves directly;

•
through agents; or

•
through a combination of any of these methods of sale.

        Any such underwriters, dealers or agents may include Lehman Brothers Inc. or our other affiliates. In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders.

        The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to prevailing market prices; or

•
at negotiated prices.

        The prospectus supplement or supplements relating to a particular offering of securities will set forth the terms of such offering, including:

•
the securities offered;

•
the price of the securities;

•
the name or names of any underwriters, dealers or agents;

•
the purchase price of the offered securities and the proceeds to us from such sale;

•
any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation, which in the aggregate will not exceed 8 percent of the gross proceeds of the offering;

•
the initial public offering price;

•
any discounts or concessions to be allowed or reallowed or paid to dealers; and

•
any securities exchanges on which such offered securities may be listed.

        Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        We will bear all costs, fees and expenses incurred in connection with the registration of the offering of securities under this prospectus.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus (including securities of the same types and classes as described in this prospectus, or others) to third parties in privately negotiated transactions. If the applicable prospectus supplement or supplements so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement or supplements, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or supplements (or a post-effective amendment). In addition, such third parties or their affiliates may issue securities convertible or exchangeable into, or the return of which is derived in whole or in part from the value of, our securities. If the applicable prospectus supplement indicates, this prospectus may be used in connection with the offering of such securities.

Underwriting

        If underwriters are used in an offering of offered securities, such offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, either on a firm commitment basis or best-efforts basis, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Any at-the-market offering of common stock will be through an underwriter or underwriters acting as principal or agent for us. Unless otherwise set forth in the prospectus supplement or supplements, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities. Underwriters may receive compensation in the form of discounts, concessions or commissions. The applicable prospectus supplement or supplements will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

        If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Stabilization, Short Positions and Penalty Bids

        The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities being offered, in accordance with Regulation M under the Securities Exchange Act of 1934, as amended:

  •
  Over-allotment involves sales by the underwriter of securities in excess of the securities the underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the securities over-allotted by the underwriter is not greater than the number or amount of securities that they may purchase in the over-allotment option granted by us. In a naked short position, the number or amount of securities involved is greater than the number or amount of securities in the over-allotment option, if any. The underwriter may close out any short position by exercising its over-allotment option and/or purchasing securities in the open market.

  •
  Stabilizing transactions permit bids to purchase any covered security so long as the stabilizing bids do not exceed a specified maximum.

  •
  Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriter will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option, if any. If the underwriter sells more securities than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

  •
  Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

        These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the securities being offered or preventing or retarding a decline in the market price of the securities. As a result, the price of the securities may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

        Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities being offered. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Dealers, Agents and Direct Sales

        If dealers are utilized in the sale of offered securities, we will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement or supplements relating to that transaction. Dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement or supplements will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

        Offered securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement or supplements relating to that offering. Unless otherwise indicated in such prospectus supplement or supplements, any such agent will be acting on a best efforts basis for the period of its appointment.

        If so indicated in the applicable prospectus supplement or supplements, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement or supplements pursuant to delayed delivery contracts or other purchase contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement or supplements, and the prospectus supplement or supplements will set forth the name and commission payable to the agents, underwriters or dealers for solicitation of such contracts.

        Any underwriter, dealer or agent who participates in the distribution of an offering of securities may be considered by the SEC to be an "underwriter" under the Securities Act. Any discounts or commissions received by an underwriter, dealer or agent on the sale or resale of securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act.

Other Relationships with Underwriters

        Lehman Brothers Inc., our principal U.S. broker-dealer subsidiary, is a member of the National Association of Securities Dealers, Inc. and may participate in distributions of the offered securities. Accordingly, offerings of offered securities in which Lehman Brothers Inc. or any other U.S. broker-dealer subsidiary participates will conform to the requirements set forth in Rule 2720 of the Conduct Rules of the NASD. Furthermore, any underwriters offering the offered securities will not confirm sales to any accounts over which they exercise discretionary authority without the prior written approval of the customer. Underwriting discounts and commissions on securities sold in an initial distribution will not exceed 8% of the offering proceeds.

        Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business, including acting as indenture trustee, issuing agent, paying agent, registrar or other agent of ours for the securities.

Indemnification

        We have agreed to indemnify underwriters, dealers and agents, as applicable, against liabilities relating to any offering of the securities, including liabilities under the Securities Act, or to contribute to payments that the underwriters, dealers or agents may be required to make relating to these liabilities.

Market-Making

        Each series of offered securities will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

        This prospectus together with any applicable prospectus supplement or supplements may also be used by Lehman Brothers Inc. and our other affiliates in connection with offers and sales of the offered securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale, subject, in the case of common stock, preferred stock and depositary shares, to obtaining any necessary approval of the New York Stock Exchange, Inc. for any such market-making activity. Such affiliates may act as principals or agents in such transactions, and may receive compensation in the form of discounts or commissions. Such affiliates have no obligation to make a market in any of the offered securities and may discontinue any market-making activities at any time without notice, in their sole discretion.

Electronic Distribution

        This prospectus and the accompanying prospectus supplement or supplements may be made available in electronic format on the Internet sites of, or through online services maintained by, the underwriter, dealer, agent and/or selling group members participating in connection with any offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, dealer, agent or selling group member, prospective investors may be allowed to place orders online. The underwriter, dealer or agent may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter, dealer or agent on the same basis as other allocations.

        Other than the prospectus and accompanying prospectus supplement or supplements in electronic format, the information on the underwriter's, dealer's, agent's or any selling group member's web site and any information contained in any other web site maintained by the underwriter, dealer, agent or any selling group member is not part of this prospectus, the prospectus supplement or supplements or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters, dealers, agents or any selling group member in its capacity as underwriter, dealer, agent or selling group member and should not be relied upon by investors.

CERTAIN ERISA CONSIDERATIONS

        We have subsidiaries, including Lehman Brothers Inc., that provide services to many employee benefit plans. We and any of our direct or indirect subsidiaries may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), and a "disqualified person" under corresponding provisions of the Internal Revenue Code of 1986 (the "Code"), relating to many employee benefit plans. "Prohibited transactions" within the meaning of ERISA and the Code may result if any offered securities are acquired by an employee benefit plan relating to which we or any of our direct or indirect subsidiaries is a party in interest, unless such offered securities are acquired pursuant to an applicable exemption. Any employee benefit plan or other entity subject to such provisions of ERISA or the Code proposing to acquire the offered securities should consult with its legal counsel.

WHERE YOU CAN FIND MORE INFORMATION

        As required by the Securities Act of 1933 (the "Securities Act"), we filed a registration statement relating to the securities offered by this prospectus with the Securities and Exchange Commission. This prospectus is a part of that registration statement, which includes additional information.

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

        Our common stock, par value $0.10 per share, is listed on the New York Stock Exchange, Inc. and the Pacific Exchange, Inc. under the symbol "LEH." You may inspect reports, proxy statements and other information concerning us and our consolidated subsidiaries at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, and the Pacific Exchange, Inc., 115 Sansome Street, San Francisco, California 94104.

        The SEC allows us to "incorporate by reference" the information it files with the SEC, which means that it can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file after the date of this registration statement and prior to the effecitveness of this registration statement shall be deemed to be incorporated by reference into this prospectus and information that we file later with the SEC will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement or supplements. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (other than information in the documents or filings that is deemed to have been furnished and not filed):

  •
  Annual Report on Form 10-K for the year ended November 30, 2005;

  •
  Quarterly Report on Form 10-Q for the quarter ended February 28, 2006;

  •
  Current Reports on Form 8-K filed with the SEC on February 21, 2006, February 24, 2006, March 3, 2006, March 10, 2006 (two Form 8-K filings), March 15, 2006, March 16, 2006, March 24, 2006, March 28, 2006, March 31, 2006 (two Form 8-K filings), April 4, 2006, April 25, 2006, May 3, 2006 and May 24, 2006; and

  •
  Registration Statement on Form 8-A, filed on April 29, 1994.

        All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and (2) the date our affiliates stop offering securities pursuant to this prospectus shall be incorporated by reference in this prospectus from the date of filing of such documents.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

    Controller's Office
    Lehman Brothers Holdings Inc.
    745 Seventh Avenue
    New York, New York 10019
    (212) 526-7000

LEGAL MATTERS

        Barrett S. DiPaolo, Associate General Counsel of Lehman Brothers Holdings, has rendered an opinion to us regarding the validity of the securities offered by this prospectus. Simpson Thacher & Bartlett LLP, New York, New York, has rendered an opinion to us regarding certain United States federal income tax consequences regarding certain securities offered by this prospectus. Simpson Thacher & Bartlett LLP, or other counsel identified in the applicable prospectus supplement, will act as legal counsel to the underwriters. Simpson Thacher & Bartlett LLP has from time to time acted as counsel for us and our subsidiaries and may do so in the future.

EXPERTS

        The consolidated financial statements and financial statement schedule of Lehman Brothers Holdings Inc. appearing in Lehman Brothers Holdings Inc.'s Annual Report (Form 10-K) for the year ended November 30, 2005, and management's assessment of the effectiveness of internal control over financial reporting as of November 30, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated by reference herein. Such consolidated financial statements and management's assessment are, and audited consolidated financial statements and management's assessment of internal control over financial reporting to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such consolidated financial statements and management's assessments to the extent covered by consents filed with the Securities and Exchange Commission, given on the authority of such firm as experts in accounting and auditing.

        With respect to the unaudited consolidated interim financial information of Lehman Brothers Holdings Inc. for the three-month periods ended February 28, 2006 and February 28, 2005, incorporated by reference in this prospectus, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated April 10, 2006 included in Lehman Brothers Holdings Inc.'s quarterly report on Form 10-Q for the quarter ended February 28, 2006, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the "Act") for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Act.

PROSPECTUS

LEHMAN BROTHERS HOLDINGS CAPITAL TRUST VII

LEHMAN BROTHERS HOLDINGS CAPITAL TRUST VIII

LEHMAN BROTHERS HOLDINGS CAPITAL TRUST IX

LEHMAN BROTHERS HOLDINGS CAPITAL TRUST X

LEHMAN BROTHERS HOLDINGS CAPITAL TRUST XI

LEHMAN BROTHERS HOLDINGS CAPITAL TRUST XII

PREFERRED SECURITIES

Guaranteed to the Extent Set Forth Herein By

LEHMAN BROTHERS HOLDINGS INC.

        We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement or supplements carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or supplements.

        You are urged to carefully read the "Risk Factors" section beginning on page 5, where specific risks associated with these preferred securities are described, along with the other information in this prospectus before you make your investment decision.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

        Lehman Brothers Inc. and other affiliates of ours may use this prospectus in connection with offers and sales of the securities in market-making transactions.

LEHMAN BROTHERS

May 30, 2006

Summary Information—Q&A	1
Risk Factors	5
General Information	7
Cautionary Statement Regarding Forward-Looking Statements	7
The Trusts	8
Use of Proceeds	8
Ratios of Earnings to Fixed Charges and of Earnings to Combined Fixed Charges and Preferred Stock Dividends	9
Description of Preferred Securities	10
Description of Junior Subordinated Debt Securities	19
Description of the Guarantee	25
Effect of Obligations Under the Junior Subordinated Debt Securities and the Guarantee	28
United States Federal Income Tax Consequences	29
Plan of Distribution	35
Certain ERISA Considerations	39
Where You Can Find More Information	42
Legal Matters	43
Experts	43

        You should only rely on the information contained or incorporated by reference in this prospectus and the accompanying prospectus supplement or supplements, or free writing prospectus. Any free writing prospectus should have read in connection with this prospectus and the accompanying prospectus supplement or supplements. We have not, and no underwriter, agent or dealer has, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and no underwriter, agent or dealer is, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the accompanying prospectus supplement or supplements, as well as information we have filed or will file with the Securities and Exchange Commission and incorporated by reference, is accurate as of the date of the applicable document or other date referred to in the document. Our business, financial condition, results of operations and prospects may have changed since that date.

SUMMARY INFORMATION-Q&A

        This summary provides a brief overview of the key aspects of the trusts, our business and the preferred securities. The terms "trust" and "Lehman Brothers Holdings Capital Trust" refer to the Lehman Brothers Holdings Capital Trust for the specific transaction. For a more complete understanding of the terms of a particular issuance of the preferred securities, before making your investment decision, you should carefully read:

  •
  this prospectus, which explains the general terms of the preferred securities that we may offer;

  •
  the accompanying prospectus supplement or supplements for such issuance, which explain the specific terms of the preferred securities being offered and which may update or change information in this prospectus; and

  •
  the documents referred to in "Where You Can Find More Information" on page 42 for information about us, including our financial statements.

What are the preferred securities?

        Each preferred security represents an undivided beneficial interest in the assets of a trust. Each preferred security will entitle the holder to receive cash distributions as described in this prospectus.

Who is the trust?

        The trust is a Delaware statutory trust. Its principal place of business is c/o Lehman Brothers Holdings Inc., 745 Seventh Avenue, New York, New York 10019, and its telephone number is (212) 526-7000.

        All the common securities of the trust will be owned by us. The trust will issue the preferred securities and the common securities to us in exchange for a series of junior subordinated deferrable interest debentures from us with the same financial terms as the preferred securities.

        There are five trustees of the trust. Three of them, referred to as regular trustees, are our officers. JPMorgan Chase Bank, N.A. will act as the property trustee of the trust, and the Chase Bank USA, National Association, will act as the Delaware trustee.

Who is Lehman Brothers Holdings Inc.?

        Lehman Brothers Holdings Inc. ("we," "us", "our" or "Lehman Brothers Holdings") and subsidiaries (collectively, "Lehman Brothers"), an innovator in global finance, serves the financial needs of corporations, governments and municipalities, institutional clients and individuals worldwide. Lehman Brothers provides a full array of equities and fixed income sales, trading and research, investment banking services and investment management and advisory services. Lehman Brothers' global headquarters in New York and regional headquarters in London and Tokyo are complemented by offices in additional locations in North America, Europe, the Middle East, Latin America and the Asia Pacific region. Lehman Brothers, through predecessor entities, was founded in 1850.

        Lehman Brothers operates in three business segments: Investment Banking, Capital Markets and Investment Management.

        The Investment Banking business segment provides advice to corporate, institutional and government clients throughout the world on mergers, acquisitions and other financial matters. Investment Banking also raises capital for clients by underwriting public and private offerings of debt and equity securities. Investment Banking is made up of Advisory Services and Global Finance and is organized into global industry, product and geographic coverage groups. Advisory Services consists of mergers and acquisitions and restructuring. Global Finance includes underwriting, private placements, and leveraged finance associated with debt and equity products. Product groups and partnered with relationship managers in the global industry groups to provide comprehensive financial solutions for clients.

        The Capital Markets business segment includes institutional customer flow activities, prime brokerage, research, secondary-trading and financing activities in fixed income and equity products. These products include a wide range of cash, derivative, secured financing and structured instruments and investments. Lehman Brothers is a leading global market-maker in numerous equity and fixed income products, including U.S., European and Asian equities, government and agency securities, money market products, corporate high grade, high yield and emerging market securities, mortgage- and asset-backed securities, preferred stock, municipal securities, bank loans, foreign exchange, financing and derivative products. Lehman Brothers is one of the largest investment banks in terms of U.S. and pan-European listed equities trading volume and maintains a major presence in over-the-counter U.S. stocks, major Asian large capitalization stocks, warrants, convertible debentures and preferred issues. In addition, the secured financing business manages Lehman Brothers' equity and fixed income matched book activities, supplies secured financing to institutional clients and customers, and provides secured funding for Lehman Brothers' inventory of equity and fixed income products. The Capital Markets segment also includes proprietary activities, such as investing in real estate and private equity.

        The Investment Management business segment consists of Lehman Brothers' global Private Investment Management and Asset Management businesses. Private Investment Management provides comprehensive investment, wealth advisory and capital markets execution services to high-net-worth individuals and businesses. Asset Management provides proprietary asset management products across traditional and alternative asset classes, through a variety of distribution channels, to individuals and institutions; it includes both the Neuberger Berman and Lehman Brothers Asset Management brands as well as our Private Equity business.

        Lehman Brothers Holdings Inc. was incorporated in Delaware on December 29, 1983. Our principal executive office is at 745 Seventh Avenue, New York, New York 10019, and our telephone number is (212) 526-7000.

When will you receive distributions on the preferred securities?

        The trust's only source of cash to make payments on the preferred securities are payments on the junior subordinated debt securities it purchases from us.

        If you purchase the preferred securities, you are entitled to receive cumulative cash distributions at the rate specified in the applicable prospectus supplement or supplements. Distributions will accumulate from the date the preferred securities are issued and will be paid in arrears on the dates specified in such prospectus supplement or supplements, unless distributions are deferred as described below.

When will payment of your distributions be deferred?

        If we defer interest payments on the junior subordinated debt securities, the trust generally will defer distributions on the preferred securities for up to five years. A deferral of distributions cannot extend, however, beyond the maturity date of the junior subordinated debt securities.

        During any deferral period, except as described under the caption "Description of the Junior Subordinated Debt Securities," we will not be permitted to:

  •
  pay a dividend or make any distributions on our capital stock;

  •
  redeem, purchase or make a liquidation payment on any of our capital stock;

  •
  make an interest, principal or premium payment on, or repay, repurchase or redeem, any of our debt securities that rank equal with or junior to the junior subordinated debt securities; or

2

  •
  make any guarantee payment with respect to any guarantee of debt securities of any subsidiary, if that guarantee ranks equally with or junior to the junior subordinated debt securities.

What is Lehman Brothers Holdings' guarantee of the preferred and common securities?

        Our guarantee of the preferred and common securities consists of:

  •
  our obligations to make payments on the junior subordinated debt securities;

  •
  our obligations under the preferred and common securities guarantee; and

  •
  our obligations under the amended and restated declaration of trust of the trust, which sets forth the terms of the trust.

        We will irrevocably guarantee that if a payment on the junior subordinated debt securities is made to the trust but, for any reason, the trust does not make the corresponding distribution or redemption payment to the holders of the preferred and common securities, then we will make the payments directly to the holders of the preferred and common securities. The guarantee will not cover payments when the trust does not have sufficient funds to make payments on the preferred and common securities.

        Our obligations under the guarantee and the junior subordinated debt securities are subordinated as described under the caption "Description of Junior Subordinated Debt Securities—Subordination."

When could the junior subordinated debt securities be distributed to you?

        We have the right to dissolve the trust at any time. If we terminate the trust, the trust will distribute junior subordinated debt securities on a proportionate basis.

Will the preferred securities be listed on a stock exchange?

        If specified in an accompanying prospectus supplement or supplements, application will be made to list the preferred securities on a securities exchange specified in such prospectus supplement or supplements. If approved for listing, the trust expects the preferred securities will begin trading on the exchange within 30 days after they are first issued. The listing of the preferred securities on an exchange will not necessarily ensure that a liquid trading market will be available.

Will holders of the preferred securities have any voting rights?

        Generally, the holders of the preferred securities will not have any voting rights. See "Description of the Preferred Securities—Voting Rights."

In what form will the preferred securities be issued?

        The preferred securities will be book-entry (global) securities. Upon issuance, all book-entry securities will be represented by one or more fully registered global securities, without coupons. Each global security will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), a securities depository, and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of these securities. Links have been established among DTC, Clearstream Banking S.A., Luxembourg and Euroclear Bank (two international clearing systems that perform functions similar to those that DTC performs in the U.S.), to facilitate the initial issuance of book-entry securities and cross-market transfers of book-entry securities associated with secondary market trading. See "Description of the Preferred Securities—Book-Entry Only Issuance—The Depository Trust Company."

3

In what currencies will the preferred securities be payable?

        Amounts payable in respect of the preferred securities, including the purchase price, will be payable in U.S. dollars, unless the prospectus supplement or supplements state otherwise.

What about taxes?

        This prospectus contains, and the prospectus supplement or supplements may contain, information about material U.S. federal income tax considerations relating to the preferred securities.

Market-Making by Our Affiliates

        Following the initial distribution of an offering of the preferred securities, Lehman Brothers Inc. and other affiliates of ours or other underwriters may make a market in such preferred securities, but they will not be obligated to do so and may discontinue any market-making at any time without notice. Lehman Brothers Inc. and other affiliates of ours may act as a principal or agent in these transactions. This prospectus and the applicable prospectus supplement or supplements will also be used in connection with those transactions by Lehman Brothers Inc. or our other affiliates. Sales in any of those transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale. No assurance can be given that there will be a market for the preferred securities.

        If you purchase preferred securities in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale.

4

RISK FACTORS

        Your investment in the preferred securities will involve several risks. You should carefully consider the following discussion of risks, and the other information in this prospectus, before deciding whether an investment in the preferred securities is suitable for you.

We are not required to pay you under the guarantee and the junior subordinated debt securities unless we first make other required payments.

        Our obligations under the junior subordinated debt securities will rank junior to all of our senior debt. This means that we cannot make any payments on the junior subordinated debt securities if we default on a payment of senior debt and do not cure the default within the applicable grace period or if the senior debt becomes immediately due because of a default and has not yet been paid in full. In addition, our obligations under the junior subordinated debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries.

        Our obligations under the guarantee are subordinated to all of our other liabilities. This means that we cannot make any payments on the guarantee if we default on a payment on any of our other liabilities. In addition, in the event of our bankruptcy, liquidation or dissolution, our assets would be available to pay obligations under the guarantee only after we made all payments on our other liabilities.

        Neither the preferred securities, the junior subordinated debt securities nor the guarantee limit our ability and that of our subsidiaries to incur additional indebtedness, including indebtedness that ranks senior in priority of payment to the junior subordinated debt securities and the guarantee.

We are not required to pay you under the guarantee if the trust does not have cash available.

        The ability of the trust to make payments on the preferred and common securities is solely dependent upon our making the related payments on the junior subordinated debt securities when due.

        If we default on our obligations to make payments on the junior subordinated debt securities, the trust will not have sufficient funds to make payments on the preferred securities. In those circumstances, you will not be able to rely upon the guarantee for payment of these amounts.

Deferral of distributions would have adverse tax consequences for you and may adversely affect the trading price of the preferred securities.

        If interest payments on the junior subordinated debt securities (and therefore distributions on the preferred securities) are deferred, you will be required to recognize interest income, in the form of original issue discount, for United States federal income tax purposes in respect of your proportionate share of the junior subordinated debt securities held by the trust, even if you normally report income when received and even though you will not receive the cash attributable to that income until after the end of the period of deferral. In addition, you will not receive this cash if you sell the preferred securities before the end of any deferral period or before the record date relating to distributions which are paid.

        We have no current intention of deferring interest payments on the junior subordinated debt securities and believe that the possibility of such deferral is remote. However, if we exercise our right in the future, the preferred securities may trade at a price that does not fully reflect the value of accrued but unpaid interest on the junior subordinated debt securities. If you sell the preferred securities during an interest deferral period, you may not receive the same return on investment as someone else who continues to hold the preferred securities. In addition, the existence of our right to defer payments of interest on the junior subordinated debt securities may mean that the market price

5

for the preferred securities, which represent undivided beneficial interests in the junior subordinated debt securities, may be more volatile than other securities that do not have these rights.

You should not rely on the distributions from the preferred securities through their maturity date—they may be redeemed at any time if certain changes in tax or investment company law occur.

        If specified changes, which are more fully described below, in tax or investment company law occur and certain other conditions which are more fully described below are satisfied, the preferred securities could be redeemed by the trust at a redemption price equal to their issue price plus any accrued and unpaid distributions.

You should not rely on the distributions from the preferred securities through their maturity date—they may be redeemed at our option.

        The preferred securities may be redeemed, in whole, at any time, or in part, from time to time, on or after a date to be specified in a prospectus supplement or supplements, at a redemption price equal to their issue price plus any accrued and unpaid distributions. You should assume that this redemption option will be exercised if we are able to refinance at a lower interest rate or it is otherwise in our interest to redeem the junior subordinated debt securities. If the junior subordinated debt securities are redeemed, the trust must redeem the preferred securities in an aggregate liquidation amount equal to the aggregate principal amount of junior subordinated debt securities to be redeemed.

You may suffer a loss if junior subordinated debt securities are distributed to you in exchange for preferred securities because market prices for the preferred securities or the junior subordinated debt securities may not be equal.

        We cannot give you any assurance as to the market prices for the preferred securities or the junior subordinated debt securities that may be distributed in exchange for preferred securities. Accordingly, the preferred securities that an investor may purchase, whether pursuant to the offer made by this prospectus or in the secondary market, or the junior subordinated debt securities that a holder of preferred securities may receive in exchange for preferred securities, may trade at a discount to the price that the investor paid to purchase the preferred securities.

You could suffer adverse tax consequences if we terminate the trust and distribute junior subordinated debt securities to holders.

        We have the right to terminate the trust at any time. If we decide to exercise this right, the trust will redeem the preferred securities by distributing junior subordinated debt securities to holders of the preferred securities on a proportionate basis.

        Under current United States federal income tax law, and assuming, as expected, the trust is treated as a grantor trust, a distribution of junior subordinated debt securities to you on the dissolution of the trust should not be a taxable event to you. However, if the trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time it is dissolved, or if there is a change in law, the distribution of junior subordinated debt securities to you may be a taxable event to you.

Since you have limited voting rights, you cannot prevent the trustees of the trust from taking actions you may not agree with.

        You will have limited voting rights. In particular, except for the limited exceptions described below, only we can elect or remove any of the trustees.

6

GENERAL INFORMATION

        Please note that in this prospectus references to Lehman Brothers Holdings, "we", "us" and "our" refer only to Lehman Brothers Holdings and not to its consolidated subsidiaries.

        Also, in this prospectus, references to "holders" mean those who own securities registered in their own names, on the books that we, the trustee or an agent maintains for this purpose, and not those who own beneficial interests in securities registered in street name or in securities issued in book-entry form through one or more depositaries. The preferred securities will be issued in book-entry form only. Owners of beneficial interests in the securities should read the section entitled "Book-Entry Procedures and Settlement."

        As you read this prospectus, please remember that the specific terms of the securities as described in the prospectus supplement or supplements will supplement and, if applicable, modify or replace the general terms described in this prospectus. You should read carefully the particular terms of the securities, which will be described in more detail in the prospectus supplement or supplements. If there are differences between the prospectus supplement or supplements and this prospectus, the prospectus supplement or supplements will control. Thus, the statements made in this prospectus may not apply to the securities.

        Investing in the offered securities involves risks. You should reach a decision to purchase a security only after you have carefully reviewed the risk factors and other information in this prospectus and the applicable prospectus supplement or supplements and considered with your advisors the suitability of an investment in the security in light of your particular circumstances.

        This prospectus contains summaries of provisions of certain documents that are described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under "Where You Can Find More Information."

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        We have included or incorporated by reference in this prospectus statements that may constitute "forward-looking statements" within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements.

        Information regarding important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained in our most recent Annual Report on Form 10-K, which is incorporated in this prospectus by reference (and in any of our annual reports for a subsequent fiscal year that are so incorporated). See "Where You Can Find More Information" in this prospectus for information about how to obtain a copy of this annual report.

7

THE TRUSTS

        Each trust is a Delaware statutory trust. Its principal place of business is c/o Lehman Brothers Holdings Inc., 745 Seventh Avenue, New York, New York 10019, and its telephone number is (212) 526-7000.

        All the common securities of the trust will be owned by us. The trust will issue the preferred securities and the common securities to us in exchange for a series of junior subordinated deferrable interest debentures from us with the same financial terms as the preferred securities.

        There are five trustees of the trust. Three of them, referred to as regular trustees, are officers of Lehman Brothers Holdings. JPMorgan Chase Bank, N.A. will act as the property trustee of the trust, and Chase Bank USA, National Association, will act as the Delaware trustee.

Certain Business Relationships with Trustees

        We and certain of our subsidiaries maintain bank accounts, borrow money and have other commercial banking, investment banking and other business relationships with the property trustee and the Delaware trustee and their affiliates in the ordinary course of business. The trustees or their affiliates may participate as underwriters, agents or dealers in any offering of preferred securities.

No Financial Statements of the Trusts

        There are no separate financial statements of the Lehman Brothers Holdings Capital Trusts in this prospectus. We do not believe these financial statements would be helpful because:

  •
  the trusts are wholly-owned subsidiaries of Lehman Brothers Holdings, which files consolidated financial information under the Securities Exchange Act of 1934;

  •
  the trusts will not have any independent operations other than issuing preferred securities and common securities (which are together referred to as "trust securities") holding junior subordinated debt securities of Lehman Brothers Holdings as trust assets and other necessary or incidental activities as described in this prospectus; and

  •
  Lehman Brothers guarantees the payments on the preferred and common securities of the trusts.

        The Lehman Brothers Holdings Capital Trusts will not be subject to the reporting requirements of the Securities Exchange Act of 1934.

USE OF PROCEEDS

        Each trust will issue the preferred securities and the common securities to us in exchange for a series of our junior subordinated debt securities.

        We will use the proceeds from the sale of the preferred securities for general corporate purposes, principally to:

  •
  fund the business of our operating units;

  •
  fund investments in, or extensions of credit or capital contributions to, our subsidiaries; and

  •
  lengthen the average maturity of our liabilities, by reducing short-term liabilities or re-funding maturing indebtedness.

        We expect to incur additional indebtedness in the future to fund our businesses.

8

RATIOS OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

	Year Ended November 30,
	2001	2002	2003	2004	2005	Three Months Ended February 28, 2006
Ratio of earnings to fixed charges	1.11	1.13	1.29	1.36	1.28	1.26
Ratio of earnings to fixed charges and preferred stock dividends	1.10	1.11	1.26	1.34	1.27	1.26

         For purposes of calculating both ratios, earnings are the sum of:

  •
  pre-tax earnings from continuing operations and

  •
  fixed charges (excluding capitalized interest);

and fixed charges are the sum of:

  •
  interest cost, including capitalized interest; and

  •
  that portion of rent expense estimated to be representative of the interest factor.

        The preferred stock dividend amounts represent pre-tax earnings required to cover dividends on preferred stock.

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DESCRIPTION OF THE PREFERRED SECURITIES

        The preferred securities will be issued pursuant to an amended and restated declaration of trust. The declaration will be qualified under the Trust Indenture Act of 1939. JPMorgan Chase Bank, N.A. will act as trustee under the declaration for purposes of the Trust Indenture Act. The terms of the preferred securities will include those stated in the declaration and those made part of the declaration by the Trust Indenture Act. The following summary of the terms of the preferred securities is not intended to be complete and is qualified by the applicable prospectus supplement or supplements, the declaration, the Trust Indenture Act and other applicable law. A form of preferred security and the amended and restated declaration will be filed with the SEC as exhibits to, and incorporated by reference in, the registration statement of which this prospectus forms a part. You can obtain a copy of these documents by following the directions on page 42.

General

        The declaration authorizes the regular trustees to issue both common and preferred securities representing undivided beneficial interests in the assets of the trust. All the common securities will be owned, directly or indirectly, by us. The common securities rank equally, and payments will be made on the common securities on a ratable basis, with the preferred securities. If an event of default under the declaration occurs and continues, however, the rights of the holders of the common securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. The declaration does not permit the issuance of any other securities or the incurrence of any indebtedness by the trust.

        Pursuant to the declaration, the property trustee will hold title to the junior subordinated debt securities purchased by the trust for the benefit of the holders of the trust securities. The payment of distributions out of money held by the trust, and payments upon redemption of the trust securities or liquidation of the trust out of money held by the trust, are guaranteed by us to the extent described under "Description of the Guarantee." The guarantee will be held by JPMorgan Chase Bank, N.A., the guarantee trustee, for the benefit of the holders of the preferred securities. The guarantee does not cover payment of distributions when the trust does not have sufficient available funds to pay such distributions. In that event, the remedy of a holder of preferred securities is to:

  •
  vote to direct the property trustee to enforce the property trustee's rights under the junior subordinated debt securities; or

  •
  if the failure of the trust to pay distributions is attributable to our failure to pay interest or principal on the junior subordinated debt securities, sue us for enforcement of payment to the holder of an amount equal to the aggregate liquidation amount of his or her preferred securities.

Distributions

        Distributions on the preferred securities will accrue at the rate specified in the applicable prospectus supplement or supplements. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

        Distributions on the preferred securities will be cumulative, will accrue from the date the trust issues the preferred securities and will be paid in arrears on the dates specified in the applicable prospectus supplement or supplements, unless they are deferred as described below.

        Deferral of Distributions.    We have the right under the indenture to defer interest payments on the junior subordinated debt securities for a period not exceeding five years, during which no interest will be due and payable. A deferral of interest payments cannot extend, however, beyond the maturity of the junior subordinated debt securities. As a consequence of any such deferral, distributions on the preferred securities also would be deferred. During a deferral period, the amount of distributions due

10

to you would continue to accumulate, and such deferred distributions will themselves accrue additional distributions. When this prospectus refers to any payment of distributions, distributions include any such additional distributions unless otherwise stated.

        Upon the termination of any deferral period and the payment of all amounts then due, we may commence a new deferral period as discussed above. Consequently, there could be several deferral periods of varying lengths throughout the term of the junior subordinated debt securities. The regular trustees will give the holders of the preferred securities notice of any deferral period upon their receipt of notice from us. If distributions are deferred, the deferred distributions on such distributions will be paid to holders of record of the preferred securities as they appear on the securities register of the trust on the record date following the termination of the deferral period. See "Description of the Junior Subordinated Debt Securities—Interest" and "—Option to Defer Interest Payments."

        Payment of Distributions.    Distributions on the preferred securities will be payable to the holders named on the securities register of the trust at the close of business on the relevant record dates. As long as the preferred securities remain in book-entry only form, the record dates will be one business day before the distribution dates. Such distributions will be paid through the property trustee, which will hold amounts received on the junior subordinated debt securities in a property account for the benefit of the holders of the trust securities. Unless any applicable laws and regulations and the provisions of the declaration state otherwise, each payment will be made as described under "—Book-Entry Only Issuance—The Depository Trust Company" below. If the preferred securities do not continue to remain in book-entry only form, the relevant record dates will conform to the rules of any securities exchange on which the preferred securities are listed.

        If any date on which distributions are to be made on the preferred securities is not a business day, then payment of the distributions payable on such date will be made on the next day which is a business day, and without any interest or other payment in respect of any delay. However, if such business day is in the next calendar year, the payment will be made on the immediately preceding business day. A "business day" means any day other than Saturday, Sunday or any other day on which banking institutions in New York City are permitted or required by law to close.

Redemption

        The preferred securities will be redeemed upon the maturity of the junior subordinated debt securities or to the extent the junior subordinated debt securities are redeemed. The junior subordinated debt securities will mature on the date specified in the applicable prospectus supplement or supplements, and may be redeemed, in whole or in part, at any time on or after the date specified in the applicable prospectus supplement or supplements. The junior subordinated debt securities can also be redeemed at any time, in whole or in part, in certain circumstances upon the occurrence of a tax event or an investment company event.

        Upon the maturity of the junior subordinated debt securities, the proceeds of their repayment will simultaneously be applied to redeem all outstanding trust securities at the redemption price. Upon the redemption of the junior subordinated debt securities, whether in whole or in part, either at our option or pursuant to a tax or investment company event, the trust will use the cash it receives upon the redemption to redeem trust securities having an aggregate liquidation amount equal to the aggregate principal amount of the junior subordinated debt securities so redeemed at the redemption price. Before such redemption, holders of trust securities will be given not less than 30 days' notice.

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Special Event Redemption

        "Tax event" means that the regular trustees will have received an opinion, requested by us, of an independent tax counsel experienced in such matters which states that, as a result of any:

  •
  amendment to, or change in, or announced proposed change in, the laws or associated regulations of the United States or any political subdivision or taxing authority of the United States; or

  •
  administrative pronouncement, action or judicial decision interpreting or applying such laws or regulations,

there is more than an insubstantial risk that:

  •
  the trust would be required to pay United States federal income tax relating to income accrued or received on the junior subordinated debt securities;

  •
  interest payable to the trust on the junior subordinated debt securities would not be deductible by us for United States federal income tax purposes; or

  •
  the trust would be required to pay more than a minimal amount of other taxes, duties or other governmental charges.

        "Investment company event" means that the regular trustees will have received an opinion of a nationally recognized independent counsel which states that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the trust is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940.

        This prospectus refers to a tax event or an investment company event as a "special event." If a special event occurs and continues, we may, upon not less than 30 days' notice, redeem the junior subordinated debt securities, in whole or in part, for cash within 90 days following the occurrence of such special event.

Redemption Procedures

        The trust may not redeem fewer than all of the outstanding preferred securities unless all accrued and unpaid distributions thereon have been paid.

        Once notice of redemption is given and funds are irrevocably deposited, distributions will cease to accrue and all rights of holders of preferred securities called for redemption will cease, except the right of the holders to receive the redemption price, but without interest on such redemption price. If any redemption date is not a business day, then payment of the redemption price payable on such date will be made on the succeeding day that is a business day, without any interest or other payment in respect of any such delay. However, if such business day falls in the next calendar year, payment will be made on the preceding business day.

        If payment of the redemption price for any preferred securities is not made because the payment of the redemption price on the debentures is not made, interest will continue to accrue on the debentures, and, as a result, distributions on such preferred securities will continue to accrue at the then applicable rate from the original redemption date to the date of payment. In this case, the actual payment date will be the redemption date for purposes of calculating the redemption price. See "—Book-Entry Only Issuance—The Depository Trust Company."

        In the event that fewer than all of the outstanding preferred securities are to be redeemed, the preferred securities will be redeemed in accordance with the depositary's standard procedures. See "—Book-Entry Only Issuance—The Depository Trust Company."

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        We or our subsidiaries may, at any time, and from time to time, purchase outstanding preferred securities by tender, in the open market or by private agreement, provided that we or they comply with United States federal securities laws and any other applicable laws.

Distribution of the Junior Subordinated Debt Securities

        We will have the right at any time to dissolve the trust. After satisfying its liabilities to its creditors, the trust may distribute junior subordinated debt securities in exchange for the preferred securities.

        There can be no assurance as to the market prices for either the preferred securities or the junior subordinated debt securities that may be distributed in exchange for the preferred securities if a dissolution and liquidation of the trust were to occur. This means that the preferred securities that an investor may purchase, whether pursuant to the offer made by this prospectus or in the secondary market, or the junior subordinated debt securities that an investor may receive if a dissolution and liquidation of the trust were to occur, may trade at a discount to the price that the investor paid to purchase the preferred securities offered by this prospectus.

Trust Enforcement Events

        Upon the occurrence of an indenture event of default (as described below), the property trustee, as the sole holder of the junior subordinated debt securities, will have the right under the indenture to declare the principal of and interest on the junior subordinated debt securities to be immediately due and payable.

        If the property trustee fails to enforce its rights under the junior subordinated debt securities, any holder of preferred securities may directly institute a legal proceeding against us to enforce these rights without first suing the property trustee or any other person or entity. If a trust enforcement event has occurred and is continuing and such event is attributable to our failure to pay interest or principal on the junior subordinated debt securities on the date such interest or principal is otherwise payable, then a holder of preferred securities may also bring a direct action.

        The holders of a majority of the aggregate liquidation amount of the preferred securities may waive any trust enforcement event. However, where a consent or action under the indenture would require the consent of more than a simple majority of the aggregate principal amount of junior subordinated debt securities affected thereby, consent from the holders of that greater percentage would be required. See "Description of the Junior Subordinated Debt Securities—Modification of the Indenture."

        An "indenture event of default" is an event of default under the indenture and also constitutes a "trust enforcement event," which is an event of default under the declaration relating to the trust securities. Pursuant to the declaration, however, the holder of the common securities will be deemed to have waived any trust enforcement event relating to the common securities until all trust enforcement events relating to the preferred securities have been cured, waived or otherwise eliminated. Until such trust enforcement events relating to the preferred securities have been so cured, waived, or otherwise eliminated, the property trustee will be deemed to be acting solely on behalf of the holders of the preferred securities. Only the holders of the preferred securities will have the right to direct the property trustee as to matters under the declaration, and therefore the indenture.

Voting Rights

        Except as described in this prospectus under "Description of the Guarantee—Modification of Guarantee; Assignment," and except as required by law, the holders of the preferred securities will have no voting rights.

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        The holders of a majority in aggregate liquidation amount of the preferred securities have the right to direct any proceeding for any remedy available to the property trustee, including to:

  •
  exercise the remedies available to it under the indenture;

  •
  waive any past indenture event of default and its consequences that is waivable under the indenture; or

  •
  consent to any amendment, modification or termination where such consent is required.

        Any required approval or direction of holders of preferred securities may be given at a separate meeting of holders of preferred securities convened for such purpose, at a meeting of all of the holders of trust securities or by written consent.

        If an indenture event of default has occurred and not been cured, the holders of 25% of the aggregate liquidation amount of the preferred securities may direct the property trustee to declare the principal and interest on the junior subordinated debt securities due and payable.

        Despite the fact that holders of preferred securities are entitled to vote or consent under the circumstances described above, any of the preferred securities that are owned at the time by us or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, us, will not be entitled to vote or consent. Instead, these preferred securities will be treated as if they were not outstanding.

        The procedures by which holders of preferred securities may exercise their voting rights are described below. See "—Book-Entry Only Issuance—The Depository Trust Company."

        Holders of the preferred securities generally will have no rights to appoint or remove the regular trustees. Instead, the trustees may be appointed, removed or replaced solely by us as the indirect or direct holder of all of the common securities.

Modification of the Declaration

        The declaration may be amended from time to time without the consent of the holders of the preferred securities:

  •
  to cure any ambiguity or correct or supplement any provisions that may be defective or inconsistent with any other provision;

  •
  to add to our covenants, restrictions or obligations in our capacity as sponsor of the trust;

  •
  to conform to any change in Rule 3a-5 under the Investment Company Act of 1940 (pursuant to which the trust is not considered an "investment company" that is required to be registered under the Indenture Company Act of 1940) or written change in interpretation or application of such rule by any legislative body, court, government agency or regulatory authority; or

  •
  to modify, eliminate or add to any provisions as necessary to ensure that the trust will be classified for United States federal income tax purposes as a grantor trust at all times or to ensure that the trust will not be required to register as an investment company under the Investment Company Act of 1940.

        Amendments made without the consent of the preferred securities cannot adversely affect in any material respect the rights of the holders of preferred or common securities.

        The declaration of trust may also be amended as to other matters with the consent of holders of at least 66 2/3% in aggregate liquidation amount of the outstanding preferred securities. However, without the consent of each affected holder of preferred or common securities, the declaration of trust may not be amended to:

  •
  change the amount or timing of any distribution or otherwise adversely affect the amount of any distribution required to be made; or

14

  •
  restrict the right of a holder to institute suit for the enforcement of any such payment.

        Despite the foregoing, no amendment or modification may be made to the declaration if such amendment or modification would

  •
  cause the trust to be classified for United States federal income tax purposes as other than a grantor trust, or

  •
  cause the trust to be deemed an "investment company" which is required to be registered under the Investment Company Act of 1940.

Removal of Trustees

        Unless an event of default under the subordinated debt indenture has occurred and is continuing, any trustee may be removed at any time by the holder of the trust's common securities. If an event of default under the subordinated debt indenture has occurred and is continuing with respect to the junior subordinated debt securities held by the trust, the property trustee and the Delaware trustee may be removed under the applicable trust agreement by the holders of a majority in liquidation amount of the outstanding preferred securities of the trust. In no event will the holders of the securities have the right to vote to appoint, remove or replace the regular trustees. Such voting rights are vested exclusively in us as the holder of the trust common securities. No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable trust agreement.

Limitation on Mergers or Consolidations of Trustees

        Any corporation into which the property trustee, the Delaware trustee or any regular trustee that is not a natural person may be merged or converted or with such trustee may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such trustee shall be the successor of such trustee, provided such corporation shall be otherwise qualified and eligible, without the execution or filing of any paper or any further act on the part of any of the parties.

Limitation on Mergers, Consolidations, Amalgamations or Replacements of the Trusts

        The trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described below:

  •
  the trust may, with the consent of the regular trustees or, if there are more than two, a majority of the regular trustees and without the consent of the holders of the preferred securities, the Delaware trustee or the property trustee, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties substantially as an entirety to a trust organized as such under the laws of any State, provided that:

  • if the trust is not the successor, such successor entity either:

    •
    expressly assumes all of the obligations of the trust with respect to the preferred securities; or

    •
    substitutes for the preferred securities other securities having substantially the same terms as the preferred securities (the "successor securities") so long as the successor securities rank the same as the preferred securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

    • we expressly appoint a trustee of such successor entity that possesses the same powers and duties as the property trustee as the holder of the junior subordinated debt securities;

15

        • the preferred securities or any successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or with any other organization on which the preferred securities are then listed or quoted;

        • such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the preferred securities (including any successor securities) to be downgraded by any nationally recognized statistical rating organization;

        • such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities (including any successor securities) in any material respect;

        • such successor entity has a purpose identical to that of the trust;

        • prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease we have received an opinion of independent counsel to the trust experienced in such matters to the effect that:

      •
      such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities (including any successor securities) in any material respect;

      •
      following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease neither the trust nor the successor entity will be required to register as an investment company; and

      •
      following such merger, consolidation, amalgamation or replacement, the trust (or the successor entity) will continue to be classified as a grantor trust for United States federal income tax purposes;

      • we or any permitted successor or assignee owns all of the common securities and guarantees the obligations of such successor entity under the successor securities; and

      • such successor entity expressly assumes all of the obligations of the trust with respect to the trustees.

        Notwithstanding the above, the trust shall not, except with the consent of holders of 100% in aggregate liquidation amount of the securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or successor entity to be classified as other than a grantor trust for United States federal income tax purposes and each holder of the securities not to be treated as owning an undivided interest in the junior subordinated debt securities.

Book-Entry Only Issuance—The Depository Trust Company

        The preferred securities will be book-entry securities. Upon issuance, all book-entry securities will be represented by one or more fully registered global securities. Each global security will be deposited with, or on behalf of, The Depository Trust Company, a securities depository, and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of these securities.

        Purchasers of securities may only hold interests in the global notes through DTC if they are participants in the DTC system. Purchasers may also hold interests through a securities intermediary—banks, brokerage houses and other institutions that maintain securities accounts for customers—that has an account with DTC or its nominee. DTC will maintain accounts showing the security holdings of its participants, and these participants will in turn maintain accounts showing the security holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities

16

for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through various intermediaries.

        The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner's securities intermediary. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner under the terms of the securities and their governing documents. That means that we and any trustee issuing and paying agent, registrar or other agent of ours for the securities will be entitled to treat the registered holder of the securities for all purposes. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder's ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates and is the system through which most publicly traded securities are held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry securities.

        A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive (paper) securities only if:

  •
  DTC is unwilling or unable to continue as depositary for such global security and we do not appoint a qualified replacement for DTC within 90 days; or

  •
  we, in our sole discretion, decide to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

        Unless we indicate otherwise, any global security that is so exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate amount. Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions that it receives from its participants.

        In this prospectus, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC's procedures. Each sale of a book-entry security will settle in immediately available funds through DTC unless otherwise stated.

        DTC, the world's largest depository, is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

        We and the trustees will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        Clearstream and Euroclear.    Links have been established among DTC, Clearstream Banking S.A., Luxembourg ("Clearstream Banking SA") and Euroclear Bank ("Euroclear") (two international clearing systems that perform functions similar to those that DTC performs in the U.S.), to facilitate the initial issuance of book-entry securities and cross-market transfers of book-entry securities associated with secondary market trading.

        Although DTC, Clearstream Banking SA and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform such procedures, and the procedures may be modified or discontinued at any time.

17

        Clearstream Banking SA and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the aggregate ownership of each of the U.S. agents of Clearstream Banking SA and Euroclear, as participants in DTC.

        When book-entry securities are to be transferred from the account of a DTC participant to the account of a Clearstream Banking SA participant or a Euroclear participant, the purchaser must send instructions to Clearstream Banking SA or Euroclear through a participant at least one business day prior to settlement. Clearstream Banking SA or Euroclear, as the case may be, will instruct its U.S. agent to receive book-entry securities against payment. After settlement, Clearstream Banking SA or Euroclear will credit its participant's account. Credit for the book-entry securities will appear on the next day (European time).

        Because settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry securities to the relevant U.S. agent acting for the benefit of Clearstream Banking SA or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

        When a Clearstream Banking SA or Euroclear participant wishes to transfer book-entry securities to a DTC participant, the seller must send instructions to Clearstream Banking SA or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream Banking SA or Euroclear will instruct its U.S. agent to transfer the book-entry securities against payment. The payment will then be reflected in the account of the Clearstream Banking SA or Euroclear participant the following day, with the proceeds back-valued to the value date (which would be the preceding day, when settlement occurs in New York). If settlement is not completed on the intended value date (i.e., the trade fails), proceeds credited to the Clearstream Banking SA or Euroclear participant's account would instead be valued as of the actual settlement date.

Information Concerning the Property Trustee

        Prior to the occurrence of a default relating to the trust securities, the property trustee undertakes to perform only such duties as are specifically set forth in the declaration. After such a default, the property trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. The property trustee is under no obligation to exercise any of the powers vested in it by the declaration at the request of any holder of preferred securities unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred by the property trustee.

Paying Agent

        If the preferred securities do not remain in book-entry only form, the following provisions will apply:

  •
  the property trustee will act as paying agent; and

  •
  registration of transfers of preferred securities will be effected without charge (other than in respect of any tax or other government charge).

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DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

        The junior subordinated debt securities in exchange for which the trust will issue the trust securities to us will be issued pursuant to the subordinated debt indenture between us and JPMorgan Chase Bank, N.A. as the indenture trustee. The indenture will be qualified under the Trust Indenture Act of 1939. The terms of the junior subordinated debt securities will include those stated in the indenture and those made a part of the indenture by the Trust Indenture Act. The following summary of the material terms of the junior subordinated debt securities is not intended to be complete and is qualified by the applicable prospectus supplement or supplements, the indenture, the Trust Indenture Act and other applicable law. The indenture (including all amendments and a separate related document containing standard multiple series indenture provisions) has been filed with the SEC as an exhibit to, and is incorporated by reference in, the registration statement of which this prospectus forms a part. You can obtain a copy of the indenture by following the directions on page 42, or by contacting the indenture trustee.

General

        The junior subordinated debt securities will be issued as unsecured debt under the indenture. The junior subordinated debt securities will be limited in aggregate principal amount to the amount issued by us to the trust in exchange for the common securities and preferred securities. (However, the indenture does not limit the amount of other subordinated debt securities we may issue.) We will simultaneously sell the preferred securities to the public.

        The entire principal amount of the junior subordinated debt securities will mature and become due and payable, together with any accrued and unpaid interest thereon, on the date specified in the applicable prospectus supplement or supplements.

        If junior subordinated debt securities are distributed to holders of preferred securities in liquidation of such holders' interests in the trust, such junior subordinated debt securities will initially be issued in the form of one or more global securities under depositary arrangements similar to those in effect for the preferred securities. See "Description of the Preferred Securities—Book-Entry Only Issuance—The Depository Trust Company." In the event junior subordinated debt securities are issued in certificated form, principal and interest will be payable, the transfer of the junior subordinated debt securities will be registrable and junior subordinated debt securities will be exchangeable for securities of other denominations of a like aggregate principal amount at the corporate trust office of the indenture trustee in New York, New York.

        Since we are primarily a holding company, our cash flow and consequent ability to satisfy our obligations with respect to the junior subordinated debt securities and guarantees are dependent upon the earnings of our subsidiaries and distribution of those earnings or loans or other payments by those subsidiaries to us. Our subsidiaries will have no obligation to pay any amount in respect of the junior subordinated debt securities and guarantees or to make any funds available therefor. Several of our principal subsidiaries are subject to various capital adequacy requirements promulgated by the regulatory, banking and exchange authorities of the countries which they operate and/or to capital targets established by various ratings agencies. These regulatory rules, and certain covenants contained in various debt agreements, may restrict our ability to withdraw capital from our subsidiaries by dividends, loans or other payments. Further information about these requirements and restrictions is contained or incorporated by reference in our most recent Annual Report on Form 10-K. Additionally, our ability to participate as an equity holder in any distribution of assets of any subsidiary is generally subordinate to the claims of creditors of the subsidiary.

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Subordination

        The junior subordinated debt securities will be issued under the indenture and will rank subordinated and junior in right of payment, to the extent set forth in the indenture, to all our "senior debt" (as defined below). The indenture does not limit our ability to issue or incur senior debt.

        If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the junior subordinated debt securities.

        If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us, our creditors or our property, then all senior debt must be paid in full before any payment may be made to any holders of junior subordinated debt securities.

        Furthermore, if we default in the payment of the principal of and accrued interest on any junior subordinated debt securities that are declared due and payable upon an event of default under the indenture, holders of all senior debt will first be entitled to receive payment in full in cash before holders of such junior subordinated debt securities can receive any payments.

        "Senior debt" means:

  (1)
  the principal, premium, if any, and interest in respect of (A) our indebtedness for money borrowed and (B) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us including the senior debt securities;

  (2)
  all our capitalized lease obligations;

  (3)
  all our obligations representing the deferred purchase price of property; and

  (4)
  all deferrals, renewals, extensions and refundings of obligations of the type referred to in clauses (1) through (3);

but senior debt does not include:

  (a)
  subordinated debt securities;

  (b)
  any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, subordinated debt securities;

  (c)
  indebtedness for goods or materials purchased in the ordinary course of business or for services obtained in the ordinary course of business or indebtedness consisting of trade payables; and

  (d)
  indebtedness which is subordinated to our obligation of the type specified in clauses (1) through (4) above.

The effect of clause (d) is that we may not issue, assume or guarantee any indebtedness for money borrowed which is junior to the senior debt securities and senior to the junior subordinated debt securities.

Redemption

        We shall have the right to redeem the junior subordinated debt securities as described above under "Description of the Preferred Securities—Special Event Redemption." The redemption price will be equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest. The indenture does not limit the amount of senior debt we may issue or incur.

20

Interest

        The junior subordinated debt securities will bear interest at the rate specified in the applicable prospectus supplement or supplements, payable in arrears on the dates specified in the applicable prospectus supplement or supplements, unless interest is deferred as described below. Interest will be paid to the person in whose name such junior subordinated debt security is registered, with limited exceptions, at the close of business on the business day next preceding such interest payment date. In the event the junior subordinated debt securities shall not continue to remain in book-entry only form, we will select appropriate record dates.

        The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full period will be computed on the basis of the actual number of days elapsed per 30-day month. If any date on which interest is payable on the junior subordinated debt securities is not a business day, then payment of the interest payable on such date will be made on the succeeding day that is a business day, and without any interest or other payment in respect of any such delay. However, if such business day is in the succeeding calendar year, then such payment shall be made on the preceding business day, in each case with the same force and effect as if made on such date.

Option to Defer Interest Payments

        We can defer interest payments for up to five years. However, no deferral period may extend beyond the maturity of the junior subordinated debt securities. At the end of the deferral period, we will pay all interest then accrued and unpaid.

        During any deferral period, neither we nor any of our subsidiaries will be permitted to:

  •
  pay a dividend or make any other payment or distribution on our capital stock;

  •
  redeem, purchase or make a liquidation payment on any of our capital stock;

  •
  make an interest, principal or premium payment, or repay, repurchase or redeem, any of our debt securities that rank equal with or junior to the junior subordinated debt securities; or

  •
  make any guarantee payment with respect to any guarantee by us of debt securities of any of our subsidiaries, if the guarantee ranks equal to or junior to the junior subordinated debt securities.

        During any deferral period, however, we will be permitted to:

  •
  pay dividends or distributions in shares of our common stock;

  •
  make payments under the guarantee in respect of the preferred and common securities;

  •
  declare or pay a dividend in connection with the implementation of a shareholders' rights plan, or the issuing of stock under such a plan, or repurchase such rights; and

  •
  purchase common stock relating to the issuing of common stock or rights under any of our benefit plans.

        We have no present intention of exercising our right to defer payments of interest on the junior subordinated debt securities.

        If the property trustee is the sole holder of the junior subordinated debt securities, we will give the regular trustees and the property trustee notice of our election to defer interest payments one business day prior to the earlier of:

  •
  the date distributions on the preferred securities would be payable, if not for such deferral period, or

21

  •
  the date the regular trustees are required to give notice to the NYSE or other applicable self-regulatory organization or to holders of the preferred securities of the record date or the date such distribution would be payable, if not for such deferral period, but in any event one business day prior to such record date. The regular trustees will give notice of our selection of such deferral period to the holders of the preferred securities.

        If the property trustee is not the sole holder of the junior subordinated debt securities, we shall give the holders of the junior subordinated debt securities notice of our election to defer interest payments ten business days prior to the earlier of

  •
  the next succeeding interest payment date, or

  •
  the date upon which we are required to give notice to the NYSE or other applicable self-regulatory organization or to holders of the junior subordinated debt securities of the record or payment date of such related interest payment, but in any event two business days prior to such record date.

Limitations on Mergers and Sales of Assets

        The indenture provides that we will not merge or consolidate or transfer or lease all or substantially all of our assets, and another person may not transfer or lease all or substantially all of its assets to us, unless:

  •
  either (1) we are the continuing corporation, or (2) the successor corporation, if other than us, is a U.S. corporation and expressly assumes by supplemental indenture the obligations evidenced by the junior subordinated debt securities and

  •
  immediately after the transaction, there would not be any default in the performance of any covenant or condition of the indenture.

        Other than the restrictions described above, the indenture does not contain any covenants or provisions that would protect holders of the junior subordinated debt securities in the event of a highly leveraged transaction.

Indenture Events of Default

        The indenture provides that the following are events of default relating to the junior subordinated debt securities:

  •
  failure to pay required interest on any debt security of such series for 30 days;

  •
  failure to pay principal or premium, if any, on any debt security of such series when due;

  •
  failure to make any required scheduled installment payment for 30 days on debt securities of such series;

  •
  failure to perform for 90 days after notice any other covenant in the relevant indenture other than a covenant included in the relevant indenture solely for the benefit of a series of debt securities other than such series;

  •
  certain events of bankruptcy or insolvency, whether voluntary or not; and

  •
  certain dissolutions of the related trust.

        If any indenture event of default shall occur and be continuing, the property trustee, as the holder of the junior subordinated debt securities, will have the right to declare the principal of and the interest on the junior subordinated debt securities and any other amounts payable under the indenture to be

22

immediately due and payable. An indenture event of default also constitutes a trust enforcement event. The holders of preferred securities in limited circumstances have the right to direct the property trustee to exercise its rights as the holder of the junior subordinated debt securities. See "Description of the Preferred Securities—Trust Enforcement Events" and "—Voting Rights."

        Despite the foregoing, if a trust enforcement event has occurred and is continuing and such event is attributable to our failure to pay interest or principal on the junior subordinated debt securities when such interest or principal is payable, we acknowledge that, in such event, a holder of preferred securities may sue for payment. We may not amend the indenture to remove this right to bring a direct action without the prior written consent of all of the holders of preferred securities.

Modification of Indenture

        Under the indenture, we and the relevant trustee can enter into supplemental indentures to establish the form and terms of any new series of junior subordinated debt securities without obtaining the consent of any holder of outstanding junior subordinated debt securities. In addition, we and the trustee may amend the indenture without the consent of any holder:

  •
  to cure any ambiguity;

  •
  to correct or supplement any defective or inconsistent provision; or

  •
  to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

        We and the trustee may, with the consent of the holders of at least 66 2/3% in aggregate principal amount of the junior subordinated debt securities of a series, modify the applicable indenture or the rights of the holders of the securities of such series to be affected.

        No such modification may, without the consent of the holder of each security so affected:

  •
  extend the fixed maturity of any such securities;

  •
  reduce the rate or change the time of payment of interest on such securities;

  •
  reduce the principal amount of such securities or the premium, if any, on such securities;

  •
  change any of our obligations to pay any additional amounts;

  •
  reduce the amount of the principal payable on acceleration of any securities issued originally at a discount;

  •
  adversely affect any right of repayment or repurchase at the option of the holder;

  •
  reduce or postpone any sinking fund or similar provision;

  •
  change the currency or currency unit in which any such securities are payable or any right of selection thereof;

  •
  impair the right to sue for the enforcement of any such payment on or after the maturity of such securities;

  •
  reduce the percentage of securities referred to above whose holders need to consent to the modification or a waiver without the consent of such holders; and

  •
  change any of our obligations to maintain an office or agency.

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Defeasance

        Except as may otherwise be set forth in an accompanying prospectus supplement or supplements, after we have deposited with the trustee, cash or government securities, in trust for the benefit of the holders, sufficient to pay the principal of, premium, if any, and interest on the junior subordinated debt securities of such series when due, then:

  •
  if the terms of the junior subordinated debt securities so provide, we will be deemed to have paid and satisfied our obligations on all outstanding junior subordinated debt securities of such series, which is known as "defeasance and discharge"; or

  •
  we will cease to be under any obligation, other than to pay when due the principal of, premium, if any, and interest on such junior subordinated debt securities, relating to the junior subordinated debt securities of such series, which is known as "covenant defeasance".

        When there is a defeasance and discharge, (1) the indenture will no longer govern the junior subordinated debt securities of such series, (2) we will no longer be liable for payment and (3) the holders of such junior subordinated debt securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, we will continue to be obligated to make payments when due if the deposited funds are not sufficient.

Agreement by Purchasers of Certain Tax Treatment

        Each junior subordinated debenture will provide that, by acceptance of the junior subordinated debenture, or a beneficial interest therein, the holder of the junior subordinated debenture intends that such subordinated debenture constitutes debt and agrees to treat it as debt for United States federal, state and local tax purposes.

Concerning the Trustee

        We and certain of our subsidiaries may maintain bank accounts, borrow money and have other commercial banking, investment banking and other business relationships with the trustee and its affiliates in the ordinary course of business. The trustee or its affiliates may participate as underwriters, agents or dealers in any offering of junior subordinated debt securities.

Miscellaneous

        The indenture provides that we will pay all fees and expenses related to:

  •
  the issuance and exchange of the trust securities and the junior subordinated debt securities;

  •
  the organization, maintenance and dissolution of the trust;

  •
  the retention of the trustees; and

  •
  the enforcement by the property trustee of the rights of the holders of the preferred securities.

Governing Law

        Unless otherwise stated in the prospectus supplement or supplements, the junior subordinated debt securities and the indentures will be governed by New York law.

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DESCRIPTION OF THE GUARANTEE

        The guarantee to be executed and delivered by us for the benefit of the holders of preferred and common securities will be qualified as an indenture under the Trust Indenture Act of 1939. JPMorgan Chase Bank, N.A. will act as guarantee trustee for purposes of the Trust Indenture Act. The terms of the guarantee will include those set forth in the guarantee and those made part of the guarantee by the Trust Indenture Act. The following summary of the material terms of the guarantee is not intended to be complete and is qualified in all respects by the applicable prospectus supplement or supplements, the guarantee, the Trust Indenture Act and other applicable law. The guarantee will be filed with the SEC as an exhibit to, and incorporated by reference in, the registration statement of which this prospectus forms a part. You can obtain a copy of this document by following the directions on page 42.

General

        Pursuant to and to the extent set forth in the guarantee, we will irrevocably and unconditionally agree to pay in full to the holders of the preferred and common securities, as and when due, regardless of any defense, right of set-off or counterclaim that the trust may have or assert, the following payments without duplication:

  •
  any accrued and unpaid distributions that are required to be paid on the preferred securities, to the extent the trust has funds available for such distributions;

  •
  upon a redemption, the redemption price per preferred and common security, to the extent the trust has funds available for such redemptions; and

  •
  upon a voluntary or involuntary dissolution, winding-up or liquidation of the trust, other than in connection with the distribution of junior subordinated debt securities to the holders of preferred securities, the lesser of

  • the aggregate liquidation amount of the preferred and common securities and all accrued and unpaid distributions thereon, or

  • the amount of assets of the trust remaining for distribution to holders of the preferred and common securities upon a liquidation of the trust.

Status of the Guarantees

        The guarantee will constitute our unsecured obligation and will rank:

  •
  subordinate and junior in right of payment to all our other liabilities,

  •
  on a parity with the most senior preferred or preference stock now or hereafter issued by us and with any guarantee now or hereafter entered into by us in respect of any preferred securities of any affiliate of ours, and

  •
  senior to our common stock.

        The guarantee will not place a limitation on the amount of additional debt that may be incurred by us.

        The guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity). The guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by the trust or upon distribution of the junior subordinated debt securities to the holders of the preferred securities in exchange for all such preferred securities.

25

        The guarantee, when taken together with our obligations under the junior subordinated debt securities, the indenture and the declaration, including our obligations to pay costs, expenses, debts and liabilities of the trust, other than those relating to trust securities, will provide a full and unconditional guarantee by us on a subordinated basis of payments due on the preferred and common securities. See "Effect of Obligations Under the Junior Subordinated Debt Securities and the Guarantee."

Covenants

        In the guarantee, we will covenant that, so long as any trust securities remain outstanding, if:

  •
  there shall have occurred any event of default under the indenture relating to the junior subordinated debt securities,

  •
  we shall be in default with respect to our payment of any obligations under the guarantee, or

  •
  we shall have given notice of our election to defer interest payments and shall not have rescinded such notice, and while such interest is deferred,

then we will not, and will not permit any subsidiary to:

  •
  declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock, or

  •
  make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of our debt securities that rank on a parity with or junior in interest to the junior subordinated debt securities or make any guarantee payments with respect to any guarantee by us of the debt securities of any of our subsidiaries if such guarantee ranks on a parity with or junior in interest to such junior subordinated debt securities, other than

  • dividends or distributions in our common stock,

  • payments under the guarantee made by us in respect of the trust securities of the trust,

  • any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, and

  • purchases of common stock related to the issuance of common stock or rights under any of our benefit plans.

Events of Default

        An event of default under the guarantee will occur upon our failure to perform any of our payment or other obligations required by the guarantee. The holders of a majority in aggregate liquidation amount of the preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

        Within 90 days after a default under the guarantee actually known to the trustee, the trustee will notify the holders by first-class mail of the default unless the default has been cured prior to sending notice. The trustee may withhold a notice of default under the guarantee if the trustee determines in good faith that withholding the notice is in the interests of the holders of the preferred securities.

        If the guarantee trustee fails to enforce the guarantee trustee's rights under the guarantee, any holder of related preferred securities may directly sue us to enforce the guarantee trustee's rights under the guarantee without first suing the trust, the guarantee trustee or any other person or entity.

26

        We, as guarantor, will be required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the guarantee.

Modification of Guarantee; Assignment

        The guarantee may be amended only with the prior approval of the holders of not less than 66 2/3% in aggregate liquidation amount of the outstanding preferred and common securities. No vote will be required, however, for any changes that do not materially adversely affect the rights of holders of preferred securities. All guarantees and agreements contained in the guarantee shall bind our successors, assignees, receivers, trustees and representatives and shall inure to the benefit of the holders of the preferred securities then outstanding.

Information Concerning the Guarantee Trustee

        Prior to the occurrence of a default relating to the guarantee, the guarantee trustee undertakes to perform only such duties as are specifically set forth in the guarantee. After such default, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred by the guarantee trustee.

Concerning the Guarantee Trustee

        We and certain of our subsidiaries may maintain bank accounts, borrow money and have other commercial banking, investment banking and other business relationships with the guarantee trustee and its affiliates in the ordinary course of business.

Termination of the Guarantee

        The guarantee will terminate as to the preferred securities upon full payment of the redemption price of all preferred securities, upon distribution of the junior subordinated debt securities to the holders of the preferred securities or upon full payment of the amounts payable upon liquidation of the trust. The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of preferred securities must restore payment of any sums paid under the preferred securities or the guarantee.

Governing Law

        The guarantee will be governed by and construed in accordance with the laws of New York.

27

EFFECT OF OBLIGATIONS UNDER THE JUNIOR SUBORDINATED DEBT SECURITIES AND THE GUARANTEE

        As set forth in the declaration, the sole purpose of the trust is to issue the trust securities in exchange for the junior subordinated debt securities. As long as payments of interest and other payments are made when due on the junior subordinated debt securities, such payments will be sufficient to cover the distributions and payments due on the trust securities. This is due to the following factors:

  •
  the aggregate principal amount of junior subordinated debt securities will be equal to the sum of the aggregate stated liquidation amount of the trust securities;

  •
  the interest rate and the interest and other payment dates on the junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the preferred securities;

  •
  under the indenture, we will pay, and the trust will not be obligated to pay, directly or indirectly, all costs, expenses and obligations of the trust other than those relating to the trust securities; and

  •
  the declaration further provides that the trustees may not cause or permit the trust to engage in any activity that is not consistent with the purposes of the trust.

        Payments of distributions and other payments due on the preferred and common securities, to the extent there are available funds, are guaranteed by us to the extent described in this prospectus. If we do not make interest payments on the junior subordinated debt securities, the trust will not have sufficient funds to pay distributions on the preferred securities. The guarantee does not apply to any payment of distributions unless and until the trust has sufficient funds for the payment of such distributions. See "Description of the Guarantee."

        The guarantee covers the payment of distributions and other payments on the preferred securities only if and to the extent that we have made a payment of interest or principal or other payments on the junior subordinated debt securities. The guarantee, when taken together with our obligations under the junior subordinated debt securities and the indenture and its obligations under the declaration, will provide a full and unconditional guarantee by us of distributions and all other amounts due on the preferred and common securities.

        We acknowledge that the guarantee trustee shall enforce the guarantee on behalf of the holders of the preferred securities. If we fail to make payments under the guarantee, the guarantee allows the holders of the preferred securities to direct the guarantee trustee to enforce its rights thereunder. If the guarantee trustee fails to enforce the guarantee, any holder of preferred securities may directly sue us to enforce the guarantee trustee's rights under the guarantee. Such holder need not first sue the trust, the guarantee trustee, or any other person or entity. A holder of preferred securities may also directly sue us to enforce such holder' right to receive payment under the guarantee. Such holder need not first (1) direct the guarantee trustee to enforce the terms of the guarantee or (2) sue the trust or any other person or entity.

28

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        In the opinion of Simpson Thacher & Bartlett LLP, special United States tax counsel to us, the following discussion is an accurate summary of certain United States federal income tax consequences of the purchase, ownership and disposition of the preferred securities as of the date of this prospectus.

        Except where we state otherwise, this summary deals only with preferred securities held as capital assets by a holder who:

  •
  is a United States holder (as defined below), and

  •
  purchases the preferred securities upon original issuance at their original issue price.

        Certain consequences to "non-United States holders," which are holders of preferred securities (other than partnerships) who are not United States holders, are described below under "—Consequences to Non-United States Holders" below.

        A "United States holder" is a holder who is one of the following:

  •
  an individual citizen or resident of the United States,

  •
  a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Colombia,

  •
  an estate the income of which is subject to United States federal income taxation regardless of its source,

  •
  any trust that (x) is subject to the primary supervision of a court within the United States and the control of one or more United States persons or (y) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

        Your tax treatment may vary depending on your particular situation. This summary does not address all the tax consequences that may be relevant to holders that are subject to special tax treatment, such as:

  •
  dealers in securities or currencies;

  •
  financial institutions;

  •
  tax-exempt investors;

  •
  real estate investment trusts;

  •
  regulated investment companies;

  •
  insurance companies;

  •
  investors in pass-through entities;

  •
  traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

  •
  certain expatriates;

  •
  persons liable for alternative minimum tax;

  •
  persons holding preferred securities whose "functional currency" is not the U.S. dollar; or

  •
  persons holding preferred securities as part of a hedging, integrated, conversion or constructive sale transaction or a straddle.

29

        In addition, this summary does not include any description of the tax laws of any state, local or foreign government.

        This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated under the Code and administrative and judicial interpretations of the code and those regulations, as of the date of this prospectus. These income tax laws, regulations and interpretations, however, may change at any time. Any change could be retroactive to the issuance date of the preferred securities.

        If a partnership holds our preferred securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our preferred securities, you should consult your tax advisors.

        The authorities on which this summary is based are subject to various interpretations. The opinion of Simpson Thacher & Bartlett LLP is not binding on the Internal Revenue Service ("IRS") or the courts, either of which could disagree with the explanations or conclusions contained in this summary. No rulings have been or will be sought from the IRS with respect to the transactions described in this prospectus. Accordingly, there can be no assurance that the IRS will not challenge the opinion expressed in this summary or that a court would not sustain such a challenge. Nevertheless, Simpson Thacher & Bartlett LLP has advised us that they believe that, if challenged, the opinion expressed in this summary would be sustained by a court with jurisdiction in a properly presented case.

        You should consult your own tax advisor with respect to the tax consequences to you of the purchase, ownership and disposition of the preferred securities, including the tax consequences under state, local, foreign, and other tax laws. For a discussion of the possible redemption of the preferred securities upon the occurrence of a tax event see "Description of the Preferred Securities—Special Event Redemption."

Classification of the Trust

        We intend to take the position that the trust will be classified as a grantor trust for United States federal income tax purposes and not as an association taxable as a corporation. As a condition to the issuance of the junior subordinated debt securities, Simpson Thacher & Bartlett LLP will deliver an opinion that under current law and assuming full compliance with the terms of the trust's amended and restated declaration, and based upon certain facts and assumptions contained in such opinion, the trust will be classified as a grantor trust for United States federal income tax purposes. As a result, for United States federal income tax purposes, you generally will be treated as owning an undivided beneficial ownership interest in the junior subordinated debt securities. Thus, you will be required to include in your gross income your pro rata share of the interest income or original issue discount ("OID") that is paid or accrued on the junior subordinated debt securities. See "—Interest Income and Original Issue Discount."

Classification of the Junior Subordinated Debt Securities

        We intend to take the position that the junior subordinated debt securities will be classified as our indebtedness for all United States tax purposes. We, the trust and you (by your acceptance of a beneficial ownership interest in a preferred security) will agree to treat the junior subordinated debt securities as indebtedness for all United States tax purposes. The remainder of this discussion assumes that the junior subordinated debt securities will be classified as our indebtedness.

Interest Income and Original Issue Discount

        We anticipate that the junior subordinated debt securities will not be issued with an issue price that is less than their stated redemption price at maturity. In this case, subject to the discussion below,

30

the junior subordinated debt securities will not be subject to the special OID rules described below, at least upon initial issuance, so that you will generally be taxed on the stated interest on the junior subordinated debt securities as ordinary income at the time it is paid or accrued in accordance with your regular method of tax accounting.

        If, however, we exercise our right to defer payments of interest on the junior subordinated debt securities, the junior subordinated debt securities will become OID instruments at such time. In such case, you will be subject to the special OID rules described below. Once the junior subordinated debt securities become OID instruments, they will be taxed as OID instruments for as long as they remain outstanding.

        Under the OID economic accrual rules, the following occurs:

  •
  regardless of your method of accounting, you would accrue an amount of interest income each year that approximates the stated interest payments called for under the terms of the junior subordinated debt securities using the constant-yield-to-maturity method of accrual described in section 1272 of the Code;

  •
  the actual cash payments of interest you receive on the junior subordinated debt securities would not be reported separately as taxable income;

  •
  any amount of OID included in your gross income (whether or not during a deferral period) with respect to the preferred securities will increase your tax basis in such preferred securities; and

  •
  the amount of distributions that you receive in respect of such accrued OID will reduce your tax basis in such preferred securities.

        The Treasury regulations dealing with OID and the deferral of interest payments have not yet been addressed in any rulings or other interpretations by the IRS. It is possible that the IRS could assert that the junior subordinated debt securities were issued initially with OID merely because of our right to defer interest payments. If the IRS were successful in this regard, you would be subject to the special OID rules described above, regardless of whether we exercise our option to defer payments of interest on such junior subordinated debt securities.

        Because the junior subordinated debt securities are treated as debt for tax purposes, any income you recognize with respect to the preferred securities will not be eligible for the corporate dividends-received deduction or taxation for individuals at long-term capital gain rates as qualified dividend income.

Distribution of Junior Subordinated Debt Securities or Cash upon Liquidation of the Trust

        As described under the caption "Description of the Preferred Securities—Distribution of the Junior Subordinated Debt Securities," the junior subordinated debt securities held by the trust may be distributed to you in exchange for your preferred securities when the trust is liquidated. Under current law, except as described below, this type of distribution from a grantor trust would not be taxable. Upon such a distribution, you will receive your pro rata share of the junior subordinated debt securities previously held indirectly through the trust. Your holding period and aggregate tax basis in the junior subordinated debt securities will equal the holding period and aggregate tax basis that you had in your preferred securities before the distribution.

        We also have the option to redeem the junior subordinated debt securities and distribute the resulting cash in liquidation of the trust. This redemption would be taxable as described below in "—Sales of Preferred Securities." Further, in other circumstances described under "Description of the Preferred Securities—Special Event Redemption," we may redeem the junior subordinated debt

31

securities and distribute cash in liquidation of the trust. This redemption would also be taxable as described below in "—Sales of Preferred Securities."

        If you receive junior subordinated debt securities in exchange for your preferred securities, you would accrue interest in respect of the junior subordinated debt securities received from the trust in the manner described above under "—Interest Income and Original Issue Discount."

        If, contrary to our intended position that the trust will be classified as a grantor trust, the trust is treated instead as an association taxable as a corporation, a tax event will occur. If we elect to distribute the junior subordinated debt securities to you at this time, or to redeem the securities and distribute the resulting cash, the distribution or the redemption and distribution, would constitute a taxable event to the trust and to you.

Sales of Preferred Securities

        If you sell or redeem your preferred securities or receive cash upon redemption of the junior subordinated debt securities, you will recognize gain or loss equal to the difference between:

  •
  your amount realized on the sale or redemption of the preferred securities or junior subordinated debt securities (less an amount equal to any accrued but unpaid qualified stated interest that you did not previously include in income, which will be taxable as such); and

  •
  your adjusted tax basis in your preferred securities or junior subordinated debt securities sold or redeemed.

        Your gain or loss will be a capital loss, provided that you hold the preferred securities or junior subordinated debt securities as a capital asset. The gain or loss will generally be a long-term capital gain or loss if you have held your preferred securities or junior subordinated debt securities for more than one year. Long-term capital gains of individuals derived with respect to capital assets held for more than one year are taxed at a maximum rate of 15% for taxable years beginning on or before December 31, 2008, after which the maximum rate will increase to 20% absent Congressional action. The deductibility of capital losses is subject to limitations.

Consequences to Non-United States Holders

        The following discussion only applies to you if you are a non-United States holder. As discussed above, the preferred securities will be treated by the parties as evidence of indirect undivided beneficial ownership interests in the junior subordinated debt securities. See above under "—Classification of the Trust" in this section.

        Special rules may apply to some non-United States holders, such as "controlled foreign corporations," and "passive foreign investment companies," that are subject to special treatment under the Code. These entities should consult their own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

        United States Federal Withholding Tax.    The 30% United States federal withholding tax will not apply to any payment by us or any paying agent of principal or, under the "portfolio interest" exception, interest (including OID) on the preferred securities (or the junior subordinated debt securities) provided that:

  •
  interest paid on the preferred securities (or the junior subordinated debt securities) is not effectively connected with your conduct of a trade or business in the United States;

  •
  you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and the United States Treasury regulations;

32

  •
  you are not a controlled foreign corporation that is related to us through stock ownership;

  •
  you are not a bank whose receipt of interest on the preferred securities (or the junior subordinated debt securities) is described in section 881(c)(3)(A) of the Code; and

  •
  (a) you provide your name and address on an IRS Form W-8BEN (or other applicable form), and certify, under penalty of perjury, that you are not a United States person, or (b) if you hold your preferred securities (or junior subordinated debt securities) through certain foreign intermediaries, you satisfy the certification requirements of applicable United States Treasury regulations.

Special certification rules apply to certain non-United States holders that are pass-through entities rather than individuals or corporations. If you cannot satisfy the requirements described above, payments of premium, if any, and interest (including OID), made to you will be subject to the 30% United States federal withholding tax, unless you provide us or our paying agent, as the case may be, with a properly executed

  •
  IRS Form W-8BEN (or other applicable form) claiming an exemption from, or reduction in, withholding under the benefit of an applicable income tax treaty, or

  •
  IRS Form W-8ECI (or other applicable form) stating that interest paid on the preferred security (or junior subordinated debt security) is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

        Except as discussed below, the 30% United States federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement or other disposition of the preferred securities (or junior subordinated debt securities).

        United States Federal Income Tax.    If you are engaged in a trade or business in the United States and interest on the preferred securities (or the junior subordinated debt securities) is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), you will be subject to United States federal income tax on that interest on a net income basis in the same manner as if you were a United States person as defined under the Code. However, you will not be subject to the withholding described above, as long as you provide a properly executed Form W-8ECI as described above. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with the conduct by you of a trade or business in the United States. For this purpose, interest on preferred securities (or junior subordinated debt securities) will be included in earnings and profits.

        You will generally not be subject to United States federal income tax on any gain you realize upon the disposition of a preferred security (or a junior subordinated debt security) unless:

  •
  the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), or

  •
  you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

        United States Federal Estate Tax.    Your estate will not be subject to United States federal estate tax on the preferred securities (or the junior subordinated debt securities) beneficially owned by you at the time of your death, provided that any payment to you on the preferred securities (or the junior subordinated debt securities) would be eligible for exemption from the 30% United States federal

33

withholding tax under the "portfolio interest" exception described above without regard to the statement requirement described above.

Information Reporting and Backup Withholding

        United States Holders.    In general, information reporting requirements will apply to payments of income on the preferred securities (or junior subordinated debt securities) and to the proceeds of sale of preferred securities (or junior subordinated debt securities) made to you (unless you are an exempt recipient such as a corporation). A backup withholding tax may apply to such payments if you fail to provide a taxpayer identification number, a certification of exempt status, or fail to report in full interest income.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

        Non-United States Holders.    Generally, we must report to the IRS and to you the amount of interest paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

        In general, you will not be subject to backup withholding with respect to payments that we make to you provided that we do not have actual knowledge or reason to know that you are a United States person, as defined under the Code, and you have provided the statement described above in the fifth bullet point under "—United States Federal Withholding Tax."

        You will be subject to information reporting and, depending on the circumstances, backup withholding with respect to the proceeds of the sale of preferred securities (or junior subordinated debt securities) made within the United States or conducted through certain United States related financial intermediaries, unless the payor receives the statement described above and does not have actual knowledge or reason to know that you are a United States person, as defined under the Code, or you otherwise establish an exemption.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

Tax Shelter Regulations

        Under issued regulations, taxpayers engaging in certain transactions, including loss transactions above a threshold, may be required to include tax shelter disclosure information with their annual United States federal income tax return. The IRS has provided an exception from this disclosure requirement for losses arising from cash investments, but this exception does not apply to investments in flow-through entities. Holders should consult their tax advisors about whether the limitation applicable to flow-through entities would apply to their investment in the trust.

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PLAN OF DISTRIBUTION

        We may offer the preferred securities in one or more of the following ways from time to time:

  •
  to or through underwriters or dealers;

  •
  by ourselves directly;

  •
  through agents; or

  •
  through a combination of any of these methods of sale.

Any such underwriters, dealers or agents may include Lehman Brothers Inc. or our other affiliates.

        The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to prevailing market prices; or

  •
  at negotiated prices.

        The prospectus supplement or supplements relating to a particular offering of preferred securities will set forth the terms of such offering, including:

  •
  the securities offered;

  •
  the price of the securities;

  •
  the name or names of any underwriters, dealers or agents;

  •
  the purchase price of the preferred securities and the proceeds to us from such sale;

  •
  any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation, which in the aggregate will not exceed 8 percent of the gross proceeds of the offering;

  •
  the initial public offering price;

  •
  any discounts or concessions to be allowed or reallowed or paid to dealers; and

  •
  any securities exchanges on which such preferred securities may be listed.

        Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        We will bear all costs, fees and expenses incurred in connection with the registration of the offering of securities under this prospectus.

Underwriting

        If underwriters are used in an offering of preferred securities, such preferred securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, either on a firm commitment basis or best-efforts basis, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in the prospectus supplement or supplements, the underwriters will not be obligated to purchase preferred securities unless specified conditions are satisfied, and if the underwriters do purchase any preferred securities, they will purchase all preferred securities. Underwriters may receive compensation in the form of discounts, concessions or commissions. The applicable prospectus supplement or supplements will include any required information about underwriting compensation we pay to

35

underwriters and any discounts, concessions underwriters allow to participating dealers, in connection with an offering of preferred securities.

Stabilization, Short Positions and Penalty Bids

        The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the preferred securities, in accordance with Regulation M under the Securities Exchange Act of 1934, as amended:

  •
  Over-allotment involves sales by the underwriter of preferred securities in excess of the number of preferred securities the underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of preferred securities over-allotted by the underwriter is not greater than the number of preferred securities that they may purchase in the over-allotment option granted by us. In a naked short position, the number of preferred securities involved is greater than the number of preferred securities in the over-allotment option, if any. The underwriter may close out any short position by exercising its over-allotment option and/or purchasing preferred securities in the open market.

  •
  Stabilizing transactions permit bids to purchase any preferred security so long as the stabilizing bids do not exceed a specified maximum.

  •
  Syndicate covering transactions involve purchases of preferred securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of preferred securities to close out the short position, the underwriter will consider, among other things, the price of preferred securities available for purchase in the open market as compared to the price at which they may purchase preferred securities through the over-allotment option, if any. If the underwriter sells more preferred securities than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying preferred securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the preferred securities in the open market after pricing that could adversely affect investors who purchase in the offering.

  •
  Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when preferred securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

        These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the preferred securities or preventing or retarding a decline in the market price of the preferred securities. As a result, the price of the preferred securities may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

        Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the preferred securities. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Dealers, Agents and Direct Sales

        If dealers are utilized in the sale of preferred securities, we will sell such preferred securities to the dealers as principals. The dealers may then resell such preferred securities to the public at varying

36

prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement or supplements relating to that transaction.

        Preferred securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. Any agent involved in the offer or sale of the preferred securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement or supplements relating to that offering. Unless otherwise indicated in such prospectus supplement or supplements, any such agent will be acting on a best efforts basis for the period of its appointment.

        If so indicated in the applicable prospectus supplement or supplements, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase preferred securities from us at the public offering price set forth in such prospectus supplement or supplements pursuant to delayed delivery contracts or other purchase contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement or supplements and the prospectus supplement or supplements will set forth the name and commission payable to the agents, underwriters or dealers for solicitation of such contracts.

        Any underwriter, dealer or agent who participates in the distribution of an offering of securities may be considered by the SEC to be an "underwriter" under the Securities Act. Any discounts or commissions received by an underwriter, dealer or agent on the sale or resale of securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act.

Other Relationships with Underwriters

        Lehman Brothers Inc., our principal U.S. broker-dealer subsidiary, is a member of the National Association of Securities Dealers, Inc. and may participate in distributions of the preferred securities. Accordingly, offerings of preferred securities in which Lehman Brothers Inc. or any other U.S. broker- dealer subsidiary participates will conform to the requirements set forth in Rule 2720 of the Conduct Rules of the NASD. Furthermore, any underwriters offering the preferred securities will not confirm sales to any accounts over which they exercise discretionary authority without the prior written approval of the customer. In addition, offerings of preferred securities will be conducted in compliance with Rule 2810 of the Conduct Rules of the NASD, as applicable.

        Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business including acting as indenture trustee, issuing agent, paying agent, registrar or other agent of ours for the preferred securities.

Indemnification

        We have agreed to indemnify underwriters, dealers and agents, as applicable, against liabilities relating to any offering of the securities, including liabilities under the Securities Act, or to contribute to payments that the underwriters, dealers or agents may be required to make relating to these liabilities.

Market-Making

        Each series of preferred securities will be a new issue of securities and will have no established trading market. Any underwriters to whom preferred securities are sold for public offering and sale may make a market in such preferred securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The preferred securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the preferred securities.

37

        This prospectus together with any applicable prospectus supplement or supplements may also be used by Lehman Brothers Inc. and our other affiliates in connection with offers and sales of the preferred securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Such affiliates may act as principals or agents in such transactions, and may receive compensation in the form of discounts or commissions. Such affiliates have no obligation to make a market in any of the preferred securities and may discontinue any market-making activities at any time without notice, in their sole discretion.

Electronic Distribution

        This prospectus and the accompanying prospectus supplement or supplements may be made available in electronic format on the Internet sites of, or through online services maintained by, the underwriter, dealer, agent and/or selling group members participating in connection with any offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, dealer, agent or selling group member, prospective investors may be allowed to place orders online. The underwriter, dealer or agent may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter, dealer or agent on the same basis as other allocations.

        Other than the prospectus and accompanying prospectus supplement or supplements in electronic format, the information on the underwriter's, dealer's, agent's or any selling group member's web site and any information contained in any other web site maintained by the underwriter, dealer, agent or any selling group member is not part of this prospectus, the prospectus supplement or supplements or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters, dealers, agents or any selling group member in its capacity as underwriter, dealer, agent or selling group member and should not be relied upon by investors.

38

CERTAIN ERISA CONSIDERATIONS

        Each fiduciary of an employee benefit plan subject to Title I of ERISA, a plan described in Section 4975 of the Code (including an individual retirement arrangement and a Keogh plan), a plan subject to provisions under applicable federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, "Similar Laws"), and any entity whose underlying assets include "plan assets" by reason of any such employee benefit plan's or plan's investment in such entity (each, a "Plan") should consider the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code (and any applicable Similar Laws) in the context of the Plan's particular circumstances before authorizing an investment in the preferred securities. Accordingly, such a fiduciary should consider, among other factors, that each Plan investing in the preferred securities will be deemed to have represented that the Plans's purchase and holding of the preferred securities will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws. Plan fiduciaries should also consider whether the Plan's investment in the preferred securities would satisfy the prudence and diversification requirements of ERISA and any applicable Similar Laws and would be consistent with the documents and instruments governing their Plan.

        ERISA and the Code prohibit Plans that are subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such ERISA Plan. A violation of these "prohibited transaction" rules may result in an excise tax, penalty or other liabilities under ERISA and/or Section 4975 of the Code for such persons, or in the case of an individual retirement account the occurrence of a prohibited transaction involving the individual who established the individual retirement account, or his or her beneficiaries, would cause the individual retirement account to lose its tax-exempt status, unless exemptive relief is available under an applicable statutory or administrative exemption. Plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA or Section 4975(g)(2) of the Code) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to Similar Laws.

        Under a regulation (the "Plan Assets Regulation") issued by the United States Department of Labor (the "DOL"), the assets of the trust would be deemed to be "plan assets" of an ERISA Plan for purposes of ERISA and Section 4975 of the Code if assets of an ERISA Plan were used to acquire an equity interest in the trust and no exception were applicable under the Plan Assets Regulation. An "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Under one such exception contained in the Plan Assets Regulation, the assets of the trust would not be deemed to be "plan assets" of investing ERISA Plans if, immediately after the most recent acquisition of any equity interest in the trust, less than 25% of the value of each class of equity interests in the trust were held by employee benefit plans, whether or not subject to ERISA or Section 4975 of the Code (including governmental, church and foreign plans), and entities whose underlying assets are deemed to include "plan assets" under the Plan Assets Regulation (collectively, "Benefit Plan Investors"). No assurance can be given that the value of the preferred securities held by Benefit Plan Investors will be less than 25% of the total value of such preferred securities at the completion of the initial offering of the preferred securities or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception. All of the common securities will be purchased and held by us.

39

        It is possible that the preferred securities may qualify as "publicly-offered securities" under the Plan Assets Regulation. "Publicly-offered securities" within the meaning of the Plan Assets Regulation are:

  •
  widely held (i.e., owned by more than 100 investors independent of Holdings and of each other);

  •
  freely transferable; and

  •
  (i) sold as part of an offering pursuant to an effective registration statement under the Securities Act of 1933 and then timely registered under Section 12 of the Securities Exchange Act of 1934 or (ii) part of a class of securities that is registered under Section 12 of the Securities Exchange Act of 1934.

        If the preferred securities are "publicly-offered securities," the underlying assets of the trust would not be deemed to be "plan assets" of investing Plans. The underwriters expect:

  •
  that the preferred securities will be held by at least 100 independent investors at the conclusion of the offering of the preferred securities;

  •
  that there will be no restrictions imposed on the transfer of the preferred securities; and

  •
  that the preferred securities will be sold as part of an offering pursuant to an effective registration statement under the Securities Act of 1933 and then will be timely registered under the Securities Exchange Act of 1934.

        There can be no assurance that this or any of the other exceptions set forth in the Plan Assets Regulation will apply to the preferred securities, and, as a result, under the terms of the Plan Assets Regulation, an investing ERISA Plan's assets could be considered to include an undivided interest in the assets held by the trust (including the subordinated debentures), and transactions by the trust could be subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and Section 4975 of the Code.

        Regardless of whether the assets of the trust are deemed to be "plan assets" of ERISA Plans investing in the trust, as discussed above, the acquisition and holding of the preferred securities with assets of an ERISA Plan could itself result in a prohibited transaction. The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase and/or holding of the preferred securities by an ERISA Plan. These class exemptions are:

  •
  PTCE 96-23 (for certain transactions determined by "in-house asset managers");

  •
  PTCE 95-60 (for certain transactions involving insurance company general accounts);

  •
  PTCE 91-38 (for certain transactions involving bank collective investment funds);

  •
  PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts); and

  •
  PTCE 84-14 (for certain transactions determined by independent "qualified professional asset managers").

        Such class exemptions may not, however, apply to all of the transactions that could be deemed prohibited transactions in connection with an ERISA Plan's investment in the preferred securities.

        Because of ERISA's prohibitions and those of Section 4975 of the Code, discussed above, the preferred securities, or any interest therein, should not be purchased or held by any ERISA Plan or any person investing assets of any ERISA Plan, unless such purchase and holding is covered by the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 (or some other applicable class or individual exemption).

40

        Each purchaser and holder of the preferred securities or any interest therein will be deemed to have represented by its purchase and holding thereof that either:

  •
  it is not a Plan and no part of the assets to be used by it to purchase and/or hold such preferred securities or any interest therein constitutes assets of any Plan; or

  •
  it is itself a Plan, or is purchasing or holding the preferred securites or an interest therein on behalf of or with the assets of one or more Plans, and each such purchase and holding of such securities either (i) satisfies the requirements of, and is entitled to full exemptive relief under, PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 (or some other applicable class or individual exemption) or (ii) the purchase and holding of the preferred securities will not constitute a non-exempt prohibited transaction under ERISA or the Code or a violation under any applicable Similar Law.

        Although, as noted above, governmental plans, certain church plans and non-U.S. plans are not subject to ERISA, including the prohibited transaction provisions thereof, or of Section 4975 of the Code, laws governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction provisions similar to those under ERISA and Section 4975 of the Code discussed above, as well as other legal restrictions under applicable laws. Accordingly, fiduciaries of Plans not subject to ERISA or Section 4975 of the Code, in consultation with their advisors, should consider the impact of their respective laws on their investment in preferred securities, and the considerations discussed above, to the extent applicable.

        Due to the complexity of the fiduciary responsibility and prohibited transaction rules described above and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the preferred securities on behalf of or with "plan assets" of any Plan consult with their counsel, prior to any such purchase, with respect to the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether any exemption would be applicable and determine on their own whether all conditions of such exemption or exemptions have been satisfied such that the acquisition and holding of preferred securities by or on behalf of the Plan are entitled to full exemption relief thereunder.

41

WHERE YOU CAN FIND MORE INFORMATION

        As required by the Securities Act of 1933 (the "Securities Act"), we filed a registration statement relating to the securities offered by this prospectus with the Securities and Exchange Commission. This prospectus is a part of that registration statement, which includes additional information.

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at
100 F Street, N.E. Washington, D.C., 20549. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

        Our common stock, par value $0.10 per share, is listed on the New York Stock Exchange, Inc. and the Pacific Exchange, Inc. under the symbol "LEH." You may inspect reports, proxy statements and other information concerning us and our consolidated subsidiaries at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, and the Pacific Exchange, Inc., 115 Sansome Street, San Francisco, California 94104.

        The SEC allows us to "incorporate by reference" the information it files with the SEC, which means that it can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file after the date of this registration statement and prior to the effectiveness of this registration statement shall be deemed incorporated by reference into this prospectus and information that we file later with the SEC will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement or supplements. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (other than information in the documents or filings that is deemed to have been furnished and not filed):

  •
  Annual Report on Form 10-K for the year ended November 30, 2005;

  •
  Quarterly Report on Form 10-Q for the quarter ended February 28, 2006; and

  •
  Current Reports on Form 8-K filed with the SEC on February 21, 2006, February 24, 2006, March 3, 2006, March 10, 2006 (two Form 8-K filings), March 15, 2006, March 16, 2006, March 24, 2006, March 28, 2006, March 31, 2006 (two Form 8-K filings), April 4, 2006, April 25, 2006, May 3, 2006 and May 24, 2006.

        All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and (2) the date our affiliates stop offering securities pursuant to this prospectus shall be incorporated by reference in this prospectus from the date of filing of such documents.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

    Controller's Office
    Lehman Brothers Holdings Inc.
    745 Seventh Avenue
    New York, New York 10019
    (212) 526-7000

42

LEGAL MATTERS

        Barrett S. DiPaolo, Associate General Counsel of Lehman Brothers Holdings, has rendered an opinion to us regarding the validity of the guarantee to be offered by us by this prospectus. Richards, Layton & Finger, P.A., Wilmington, Delaware, has rendered an opinion to us and the trusts regarding the validity of the preferred securities to be offered by the trusts and related matters. Simpson Thacher & Bartlett LLP, New York, New York, has rendered an opinion to us regarding certain United States federal income tax consequences regarding the preferred securities offered by this prospectus. Simpson Thacher & Bartlett LLP, or counsel to be identified in the applicable prospectus supplement or supplements, will act as legal counsel to the underwriters. Simpson Thacher & Bartlett LLP has from time to time acted as counsel for us and our subsidiaries and may do so in the future.

EXPERTS

        The consolidated financial statements and financial statement schedule of Lehman Brothers Holdings Inc. appearing in Lehman Brothers Holdings Inc.'s Annual Report (Form 10-K) for the year ended November 30, 2005, and management's assessment of the effectiveness of internal control over financial reporting as of November 30, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated by reference herein. Such consolidated financial statements and management's assessment are, and audited consolidated financial statements and management's assessment of internal control over financial reporting to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such consolidated financial statements and management's assessments to the extent covered by consents filed with the Securities and Exchange Commission, given on the authority of such firm as experts in accounting and auditing.

        With respect to the unaudited consolidated interim financial information of Lehman Brothers Holdings Inc. for the three-month periods ended February 28, 2006 and February 28, 2005, incorporated by reference in this prospectus, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated April 10, 2006 included in Lehman Brothers Holdings Inc.'s quarterly report on Form 10-Q for the quarter ended February 28, 2006, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the "Act") for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Act.

43

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses Of Issuance And Distribution

        The following are the estimated expenses to be incurred and paid by the Registrants in connection with the offerings described in this Registration Statement (other than underwriting discounts and commissions).

SEC registration fee	$	*
NASD fee		75,500
Rating Agency fees		1,000,000
Exchange listing fees		250,000
Legal fees and expenses		500,000
Accounting fees and expenses		200,000
Transfer Agent and Trustees fees and expenses		650,000
Blue Sky qualification fees and expenses		15,000
Printing and engraving fees and expenses		600,000
Miscellaneous fees and expenses		404,500

Total	$	*

*
Deferred in reliance upon Rules 456(b) and 457(r).

Item 15. Indemnification of Directors and Officers

        Lehman Brothers is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending, or completed legal action, suit, or proceedings, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided that such officer or director acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe such person's conduct was illegal, provided that, in an action by or in the right of a corporation, a corporation may indemnify only for expenses and no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation in the performance of such person's duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, Lehman Brothers must indemnify such person against the expenses which such officer or director actually and reasonably incurred.

        Lehman Brothers' certificate of incorporation provides that the liability of Lehman Brothers' directors to Lehman Brothers or to Lehman Brothers' stockholders for monetary damages for breach of fiduciary duty will be eliminated to the fullest extent permissible under Delaware law except for (a) breaches of duty of loyalty to Lehman Brothers or its stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions or (d) for any transaction from which the director derives an improper personal benefit.

        The effect of these provisions is to eliminate the rights of Lehman Brothers and its stockholders to recover monetary damages against a director for breach of fiduciary duty of care as a director

(including breaches resulting from negligent or grossly negligent behavior) except in certain limited situations. These provisions do not limit or eliminate the rights of Lehman Brothers or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's fiduciary duty of care. In addition, these provisions do not alter the liability of directors under federal securities law.

        Lehman Brothers' by-laws provide that Lehman Brothers will indemnify each present and former director or officer of Lehman Brothers to the full extent and in the manner permitted by Delaware law.

        Lehman Brothers has purchased liability insurance for its officers and directors as permitted by Section 145 of the General Corporation Law of the State of Delaware.

        The Declaration of each Trust also provides that Lehman Brothers Holdings will indemnify, to the full extent permitted by law, any Regular Trustee, affiliate of any Regular Trustee or any officers, directors, shareholders, members, partners, employees, representatives or agents of any Regular Trustee or any affiliate thereof; or any officer, employee or agent of such Trust or its affiliates (each, a "Debenture Issuer Indemnified Person") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such Trust) by reason of the fact that he is or was a Debenture Issuer Indemnified Person against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Debenture Issuer Indemnified Person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of such Trust, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. The Declaration of each Trust also provides that Lehman Brothers Holdings shall indemnify, to the full extent permitted by law, any Debenture Issuer Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Trust to procure a judgment in its favor by reason of the fact that he is or was a Debenture Issuer Indemnified Person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such Debenture Issuer Indemnified Person shall have been adjudged to be liable to the Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper. The Declaration of each Trust further provides that expenses (including attorneys' fees) incurred by a Debenture Issuer Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in the immediately preceding two sentences shall be paid by Lehman Brothers Holdings in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Debenture Issuer Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by Lehman Brothers Holdings as authorized in the Declaration.

        Any underwriting agreement or agency agreement with respect to an offering of securities registered hereunder will provide for indemnification of Lehman Brothers Holdings and its officers and directors and the Trustees who signed this Registration Statement by the underwriters or agents, as the case may be, against certain liabilities including liabilities under the Securities Act of 1933 (the "Act").

Item 16. Exhibits

        The Exhibit Index beginning on page E-1 is hereby incorporated by reference.

Item 17. Undertakings

	Each of the undersigned Registrants hereby undertakes:
a)	1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
		i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

		ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

		iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

		provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Lehman Brothers Holdings pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.
	2)
		That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
	3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
	4)	That, for the purpose of determining liability under the Act to any purchaser:

		i) Each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.
	5)	That, for the purpose of determining liability of the Registrants under the Act to any purchaser in the initial distribution of the securities:

The undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:
i) Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;
ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants;

iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or its securities provided by or on behalf of the undersigned Registrants; and
iv) Any other communication that is an offer in the offering made by the undersigned Registrants to the purchaser.
b)
That, for purposes of determining any liability under the Act, each filing of Lehman Brothers Holdings' annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
c)
Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions described under Item 15 above, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Lehman Brothers Holdings Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on May 30, 2006.

LEHMAN BROTHERS HOLDINGS INC.
By:	/s/ BARRETT S. DIPAOLO Barrett S. DiPaolo Vice President

POWER OF ATTORNEY

        Know all men by these presents, that the undersigned directors and officers of Lehman Brothers Holdings Inc., a Delaware corporation, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549, under the provisions of the Securities Act of 1933, hereby constitute and appoint Thomas A. Russo, Jeffrey A. Welikson, Barrett S. DiPaolo, Karen B. Corrigan and James J. Killerlane, and each of them, the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments, to the registration statement, including a prospectus or an amended prospectus therein and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Dated: May 30, 2006

Signature	Title

/s/ RICHARD S. FULD, JR. Richard S. Fuld, Jr.	Chairman of the Board of Directors and Chief Executive Officer (principal executive officer)
/s/ CHRISTOPHER M. O'MEARA Christopher M. O'Meara	Chief Financial Officer, Controller and Executive Vice President (principal financial and accounting officer)
/s/ MICHAEL L. AINSLIE Michael L. Ainslie	Director
/s/ JOHN F. AKERS John F. Akers	Director
/s/ ROGER S. BERLIND Roger S. Berlind	Director
/s/ THOMAS H. CRUIKSHANK Thomas H. Cruikshank	Director
/s/ MARSHA JOHNSON EVANS Marsha Johnson Evans	Director
/s/ SIR CHRISTOPHER GENT Sir Christopher Gent	Director
/s/ ROLAND A. HERNANDEZ Roland A. Hernandez	Director
/s/ HENRY KAUFMAN Henry Kaufman	Director
/s/ JOHN D. MACOMBER John D. Macomber	Director

        Pursuant to the requirements of the Securities Act of 1933, Lehman Brothers Holdings Capital Trust VII, Lehman Brothers Holdings Capital Trust VIII, Lehman Brothers Holdings Capital Trust IX, Lehman Brothers Holdings Capital Trust X, Lehman Brothers Holdings Capital Trust XI and Lehman Brothers Holdings Capital Trust XII each certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on May 30, 2006.

LEHMAN BROTHERS HOLDINGS CAPITAL TRUST VII
By:	/s/ JEFFREY A. WELIKSON Jeffrey A. Welikson Trustee
By:	/s/ BARRETT S. DIPAOLO Barrett S. DiPaolo Trustee
LEHMAN BROTHERS HOLDINGS CAPITAL TRUST VIII
By:	/s/ JEFFREY A. WELIKSON Jeffrey A. Welikson Trustee
By:	/s/ BARRETT S. DIPAOLO Barrett S. DiPaolo Trustee
LEHMAN BROTHERS HOLDINGS CAPITAL TRUST IX
By:	/s/ JEFFREY A. WELIKSON Jeffrey A. Welikson Trustee
By:	/s/ BARRETT S. DIPAOLO Barrett S. DiPaolo Trustee

LEHMAN BROTHERS HOLDINGS CAPITAL TRUST X
By:	/s/ JEFFREY A. WELIKSON Jeffrey A. Welikson Trustee
By:	/s/ BARRETT S. DIPAOLO Barrett S. DiPaolo Trustee
LEHMAN BROTHERS HOLDINGS CAPITAL TRUST XI
By:	/s/ JEFFREY A. WELIKSON Jeffrey A. Welikson Trustee
By:	/s/ BARRETT S. DIPAOLO Barrett S. DiPaolo Trustee
LEHMAN BROTHERS HOLDINGS CAPITAL TRUST XII
By:	/s/ JEFFREY A. WELIKSON Jeffrey A. Welikson Trustee
By:	/s/ BARRETT S. DIPAOLO Barrett S. DiPaolo Trustee
*By:	/s/ JAMES J. KILLERLANE James J. Killerlane Trustee

EXHIBIT INDEX

1.01	Form of underwriting agreement for debt securities*
1.02	Form of underwriting agreement (including delayed delivery contract) for debt securities, warrants, purchase contracts and units*
1.03	Form of underwriting agreement for preferred stock*
1.04	Form of underwriting agreement for depositary shares
1.05	Form of underwriting agreement for common stock*
1.06	Form of underwriting agreement for trust preferred securities*
1.07	Form of Distribution Agreement for Medium Term Notes of Lehman Brothers Holdings Inc. — Filed herewith
1.08	Form of Distribution Agreement for Lehman Notes of Lehman Brothers Holdings Inc. — Filed herewith
4.01
Standard multiple series indenture provisions with respect to the senior and subordinated debt securities
— Incorporated by reference to Exhibit 4(a) of Post-Effective Amendment No. 1 to Registration Statement (No. 33-16141) filed with the SEC on November 16, 1987
4.02
Indenture with respect to the senior debt securities
— Incorporated by reference to Exhibit 4(b) of Post-Effective Amendment No. 1 to Registration Statement (No. 33-16141) filed with the SEC on November 16, 1987
4.03	First supplemental indenture with respect to the senior debt securities — Incorporated by reference to Exhibit 4(m) of Registration Statement (No. 33-25797) filed with the SEC on November 25, 1988
4.04	Second supplemental indenture with respect to the senior debt securities — Incorporated by reference to Exhibit 4(e) of Registration Statement (No. 33-49062) filed with the SEC on June 30, 1992
4.05	Third supplemental indenture with respect to the senior debt securities — Incorporated by reference to Exhibit 4(f) of Registration Statement (No. 33-46146) filed with the SEC on March 10, 1992
4.06	Fourth supplemental indenture with respect to the senior debt securities — Incorporated by reference to Exhibit 4(f) of Form 8-A filed with the SEC on October 7, 1993
4.07
Fifth supplemental indenture with respect to the senior debt securities
— Incorporated by reference to Exhibit 4(h) of Post-Effective Amendment No. 1 to Registration Statement (No. 33-56615) filed with the SEC on August 24, 1995
4.08	Sixth supplemental indenture with respect to the senior debt securities — Incorporated by reference to Exhibit 4(h) of S-3 Registration Statement (No. 333-38227) filed with the SEC on October 17, 1997

4.09	Form of senior debt security—fixed rate note — Incorporated by reference to Exhibit 4.09 of S-3 Registration Statement (No. 333-60474) filed with the SEC on May 9, 2001
4.10	Form of senior debt security—variable rate note — Incorporated by reference to Exhibit 4.10 of S-3 Registration Statement (No. 333-60474) filed with the SEC on May 9, 2001
4.11	Form of senior debt security—zero coupon note — Incorporated by reference to Exhibit 4.1 of Current Report on Form 8-K filed with the SEC on April 27, 1988
4.12	Form of senior debt security—index note — Incorporated by reference to Exhibit 4.12 of S-3 Registration Statement (No. 333-61878) filed with the SEC on May 30, 2001
4.13	Form of senior debt security—medium-term note (fixed rate) — Filed herewith
4.14	Form of senior debt security—medium-term note (floating rate) — Filed herewith
4.15	Senior debt security—medium term note—(Lehman Notes—master note) — Filed herewith
4.16	Form of senior debt security—medium term note (Synthetic Convertibles) — Filed herewith
4.17	Form of senior debt security—medium term note (YEELDS) — Filed herewith
4.18	Form of senior debt security—medium term note (RANGERS) — Filed herewith
4.19	Form of senior debt security—medium term note (RANGERS Plus) — Filed herewith
4.20	Form of senior debt security—medium-term note (indexed)*
4.21	Indenture with respect to the subordinated debt securities — Incorporated by reference to Exhibit 2 of Form 8-A filed with the SEC on February 8, 1996
4.22	First supplemental indenture with respect to the subordinated debt securities — Incorporated by reference to Exhibit 3 of Form 8-A filed with the SEC on February 8, 1996
4.23	Second supplemental indenture with respect to the subordinated debt securities — Incorporated by reference to Exhibit 4.1 of Form 8-K filed with the SEC on January 27, 1999
4.24	Third supplemental indenture with respect to the subordinated debt securities — Incorporated by reference to Exhibit 4.1 of Form 8-K filed with the SEC on April 20, 1999
4.25	Fourth supplemental indenture with respect to the subordinated debt securities — Incorporated by reference to Exhibit 4.01 of Form 8-K filed with the SEC on March 17, 2003

4.26	Fifth supplemental indenture with respect to the subordinated debt securities — Incorporated by reference to Exhibit 4.01 of Form 8-K filed with the SEC on October 31, 2003
4.27	Sixth supplemental indenture with respect to the subordinated debt securities — Incorporated by reference to Exhibit 4.01 of Form 8-K filed with the SEC on April 22, 2004
4.28	Seventh supplemental indenture with respect to the subordinated debt securities — Incorporated by reference to Exhibit 4.01 of Form 8-K filed with the SEC on January 18, 2005
4.29	Form of subordinated debt security — Incorporated by reference to Exhibit 4.17 of S-3 Registration Statement (No. 333-60474) filed with the SEC on May 9, 2001
4.30	Form of subordinated debt security to be issued to each trust — Incorporated by reference to Exhibit 4.18 of S-3 Registration Statement (No. 333-60474) filed with the SEC on May 9, 2001
4.31	Certificate(s) of designations with respect to the offered preferred stock*
4.32
Form of deposit agreement with respect to the depositary shares (including the form of depositary receipt to be issued thereunder)
— Incorporated by reference to Exhibit 4.20 of S-3 Registration Statement (No. 333-60474) filed with the SEC on May 9, 2001
4.33	Form of Warrant Agreement, including form of warrant.*
4.34	Form of Prepaid Unit Agreement, including form of prepaid unit certificate.*
4.35	Form of Non-Prepaid Unit Agreement.*
4.36	Form of Prepaid Purchase Contract.*
4.37	Form of Non-Prepaid Purchase Contract.*
4.38
Specimen of certificate representing Lehman Brothers Holdings Inc.'s common stock, par value $0.10 per share
— Incorporated by reference to Exhibit 4.9 of S-4 Registration Statement (No. 333-108025) filed with the SEC on September 17, 2003
4.39	Certificate of Trust of Lehman Brothers Holdings Capital Trust VII — Incorporated by reference to Exhibit 4.34 of S-3 Registration Statement (No. 333-12106) filed with the SEC on December 8, 2004
4.40	Certificate of Trust of Lehman Brothers Holdings Capital Trust VIII — Incorporated by reference to Exhibit 4.35 of S-3 Registration Statement (No. 333-12106) filed with the SEC on December 8, 2004
4.41	Certificate of Trust of Lehman Brothers Holdings Capital Trust IX — Incorporated by reference to Exhibit 4.36 of S-3 Registration Statement (No. 333-12106) filed with the SEC on December 8, 2004
4.42	Certificate of Trust of Lehman Brothers Holdings Capital Trust X — Incorporated by reference to Exhibit 4.37 of S-3 Registration Statement (No. 333-12106) filed with the SEC on December 8, 2004

4.43	Certificate of Trust of Lehman Brothers Holdings Capital Trust XI — Incorporated by reference to Exhibit 4.38 of S-3 Registration Statement (No. 333-12106) filed with the SEC on December 8, 2004
4.44	Certificate of Trust of Lehman Brothers Holdings Capital Trust XII — Incorporated by reference to Exhibit 4.39 of S-3 Registration Statement (No. 333-12106) filed with the SEC on May 17, 2005
4.45	Declaration of Trust of Lehman Brothers Holdings Capital Trust VII — Incorporated by reference to Exhibit 4.40 of S-3 Registration Statement (No. 333-12106) filed with the SEC on December 8, 2004
4.46	Declaration of Trust of Lehman Brothers Holdings Capital Trust VIII — Incorporated by reference to Exhibit 4.41 of S-3 Registration Statement (No. 333-12106) filed with the SEC on December 8, 2004
4.47	Declaration of Trust of Lehman Brothers Holdings Capital Trust IX — Incorporated by reference to Exhibit 4.42 of S-3 Registration Statement (No. 333-12106) filed with the SEC on December 8, 2004
4.48	Declaration of Trust of Lehman Brothers Holdings Capital Trust X — Incorporated by reference to Exhibit 4.43 of S-3 Registration Statement (No. 333-12106) filed with the SEC on December 8, 2004
4.49	Declaration of Trust of Lehman Brothers Holdings Capital Trust XI — Incorporated by reference to Exhibit 4.44 of S-3 Registration Statement (No. 333-12106) filed with the SEC on December 8, 2004
4.50	Declaration of Trust of Lehman Brothers Holdings Capital Trust XII — Incorporated by reference to Exhibit 4.45 of S-3 Registration Statement (No. 333-12106) filed with the SEC on May 17, 2005
4.51
Form of Amended and Restated Declaration of Trust for each trust (including the forms of preferred security and common security to be issued thereunder)
— Incorporated by reference to Exhbit 4.31 of S-3 Registration Statement (No. 333-60474) filed with the SEC on May 9, 2001
4.52	Form of Guarantee with respect to the preferred securities of each trust — Incorporated by reference to Exhibit 4.32 of S-3 Registration Statement (No. 333-60474) filed with the SEC on May 9, 2001
4.53
Restated Certificate of Incorporation of Lehman Brothers Holdings dated May 27, 1994
— Incorporated by reference to Exhibit 3.1 to Transition Report on Form 10-K for the eleven months ended November 30, 1994
4.54	Certificate of Designations with respect to the 5.94% Cumulative Preferred Stock, Series C — Incorporated by reference to Exhibit 4.1 of Current Report on Form 8-K filed with the SEC on May 13, 1998
4.55	Certificate of Designations with respect to the 5.67% Cumulative Preferred Stock, Series D — Incorporated by reference to Exhibit 4.2 of Current Report on Form 8-K filed with the SEC on July 23, 1998

4.56
Certificate of Designations with respect to the Fixed/Adjustable Rate Cumulative Preferred Stock, Series E
— Incorporated by reference to Exhibit 4.2 of Current Report on Form 8-K filed with the SEC on March 30, 2000
4.57
Certificate of Amendment of the Restated Certificate of Incorporation of Lehman Brothers Holdings dated April 9, 2001
— Incorporated by reference to Exhibit 3.5 of Quarterly Report on Form 10-Q filed with the SEC on April 16, 2001
4.58
Certificate of Designations with respect to the 6.50% Cumulative Preferred Stock, Series F
— Incorporated by reference to Exhibit 4.01 of Current Report on Form 8-K filed with the SEC on August 26, 2003
4.59
Certificate of Designations with respect to the Floating Rate Cumulative Preferred Stock, Series G
— Incorporated by reference to Exhibit 4.1 of Current Report on Form 8-K filed with the SEC on January 30, 2004
4.60	Certificate of Increase of the Registrant's Floating Rate Cumulative Preferred Stock, Series G — Incorporated by reference to Exhibit 4.1 of Form 8-K filed with the SEC on August 16, 2004
4.61
Certificate of Amendment of the Restated Certificate of Incorporation of Lehman Brothers Holdings dated April 5, 2006
— Incorporated by reference to Exhibit 3.08 of Quarterly Report on Form 10-Q filed with the SEC on April 10, 2006
4.62	Amended and Restated By-Laws of Lehman Brothers Holdings, amended as of April 5, 2006 — Incorporated by reference to Exhibit 3.09 of Quarterly Report on Form 10-Q filed with the SEC on April 10, 2006
5.01
Opinion and consent of Barrett S. DiPaolo, Associate General Counsel of Lehman Brothers Holdings, as to the validity of the debt securities, warrants, purchase contracts, preferred stock, depositary shares, common stock, units, and guarantees being registered
— Filed herewith
5.02	Opinion and consent of Richards, Layton & Finger, P.A., as to the validity of the trust preferred securities being registered — Filed herewith
8.01	Opinion and consent of Simpson Thacher & Bartlett LLP regarding certain tax matters — Filed herewith
12.01
Computation in support of ratio of earnings to fixed charges
— Incorporated by reference to Exhibit 12.01 of Annual Report on Form 10-K for the fiscal year ended November 30, 2005 and Exhibit 12.01 of Quarterly Report on Form 10-Q filed with the SEC on April 10, 2006
12.02
Computation in support of ratio of earnings to combined fixed charges and preferred stock dividends
— Incorporated by reference to Exhibit 12.01 of Annual Report on Form 10-K for the fiscal year ended November 30, 2005 and Exhibit 12.01 of Quarterly Report on Form 10-Q filed with the SEC on April 10, 2006

15.01	Letter re unaudited interim financial information — Filed herewith
23.01	Consent of Barrett S. DiPaolo, Associate General Counsel of Lehman Brothers Holdings — Included in Exhibit 5.01 above
23.02	Consent of Richards, Layton & Finger, P.A. — Included in Exhibit 5.02 above
23.03	Consent of Ernst & Young LLP — Filed herewith
23.04	Consent of Simpson Thacher & Bartlett LLP — Included in Exhibit 8.01 above
24.01	Powers of attorney — Included on signature pages to the Registration Statement
25.1
Form T-1 statement of eligibility and qualification under the Trust Indenture Act of 1939 (a "Form T-1") of Citibank, N.A. as trustee under the indenture with respect to the senior debt securities
— Filed herewith
25.2	Form T-1 of JPMorgan Chase Bank, N.A. ("JPM Chase") as trustee under the indenture with respect to the subordinated debt securities — Filed herewith
25.3	Form T-1 of JPM Chase as trustee under the declaration of trust of Lehman Brothers Holdings Capital Trust VII — Filed herewith
25.4	Form T-1 of JPM Chase as trustee under the declaration of trust of Lehman Brothers Holdings Capital Trust VIII — Filed herewith
25.5	Form T-1 of JPM Chase as trustee under the declaration of trust of Lehman Brothers Holdings Capital Trust IX — Filed herewith
25.6	Form T-1 of JPM Chase as trustee under the declaration of trust of Lehman Brothers Holdings Capital Trust X — Filed herewith
25.7	Form T-1 of JPM Chase as trustee under the declaration of trust of Lehman Brothers Holdings Capital Trust XI — Filed herewith
25.8	Form T-1 of JPM Chase as trustee under the declaration of trust of Lehman Brothers Holdings Capital Trust XII — Filed herewith
25.9	Form T-1 of JPM Chase as trustee under the guarantee for the benefit of holders of trust preferred securities of Lehman Brothers Holdings Capital Trust VII — Filed herewith

25.10	Form T-1 of JPM Chase as trustee under the guarantee for the benefit of holders of trust preferred securities of Lehman Brothers Holdings Capital Trust VIII — Filed herewith
25.11	Form T-1 of JPM Chase as trustee under the guarantee for the benefit of holders of trust preferred securities of Lehman Brothers Holdings Capital Trust IX — Filed herewith
25.12	Form T-1 of JPM Chase as trustee under the guarantee for the benefit of holders of trust preferred securities of Lehman Brothers Holdings Capital Trust X — Filed herewith
25.13	Form T-1 of JPM Chase as trustee under the guarantee for the benefit of holders of trust preferred securities of Lehman Brothers Holdings Capital Trust XI — Filed herewith
25.14	Form T-1 of JPM Chase as trustee under the guarantee for the benefit of holders of trust preferred securities of Lehman Brothers Holdings Capital Trust XII — Filed herewith
*
To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

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INTRODUCTORY NOTE

PROSPECTUS SUMMARY
Lehman Brothers Holdings Inc.
The Securities We May Offer
GENERAL INFORMATION
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
RATIOS OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF WARRANTS
DESCRIPTION OF PURCHASE CONTRACTS
DESCRIPTION OF PREFERRED STOCK
DESCRIPTION OF DEPOSITARY SHARES
DESCRIPTION OF COMMON STOCK
DESCRIPTION OF UNITS
FORM, EXCHANGE AND TRANSFER
BOOK-ENTRY PROCEDURES AND SETTLEMENT
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
PLAN OF DISTRIBUTION
CERTAIN ERISA CONSIDERATIONS
WHERE YOU CAN FIND MORE INFORMATION
LEGAL MATTERS
EXPERTS

SUMMARY INFORMATION-Q&A
RISK FACTORS
GENERAL INFORMATION
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
THE TRUSTS
USE OF PROCEEDS
RATIOS OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
DESCRIPTION OF THE PREFERRED SECURITIES
DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES
DESCRIPTION OF THE GUARANTEE
EFFECT OF OBLIGATIONS UNDER THE JUNIOR SUBORDINATED DEBT SECURITIES AND THE GUARANTEE
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
PLAN OF DISTRIBUTION
CERTAIN ERISA CONSIDERATIONS
WHERE YOU CAN FIND MORE INFORMATION
LEGAL MATTERS
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses Of Issuance And Distribution
  Item 15. Indemnification of Directors and Officers
  Item 16. Exhibits
  Item 17. Undertakings
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX